UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party Other Than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pfizer Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Proxy Statement for

2014 Annual Meeting
of Shareholders

2013 Financial Report1

[1]The 2013 Financial Report is not included in this filing. The portions of the 2013 Financial Report that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) were filed, and the other portions of the 2013 Financial Report were furnished, solely for the information of the SEC on Exhibit 13 to the 2013 Form 10-K. The 2013 Financial Report is contained in Appendix A to the Proxy Statement being mailed to our shareholders beginning on or about March 13, 2014. The Letter to Shareholders and Corporate and Shareholder Information contained in the materials being mailed to our shareholders beginning on or about March 13, 2014 are not included in this filing.

VOTING

Shareholders will vote on the following items at the Annual Meeting:

£	election of Directors;

£	ratification of the selection of our independent registered public accounting firm;

£	advisory approval of our executive compensation program;

£	approval of the Pfizer Inc. 2014 Stock Plan; and

£	three shareholder proposals, if presented at the Meeting.

Shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ATTENDANCE

To be admitted to the Annual Meeting, you must present either an admission ticket or proof of ownership of Pfizer stock, along with a form of government-issued photo identification. If you are a shareholder of record, your admission ticket is attached to your proxy card or the “Notice of Internet Availability of Proxy Materials” referred to below. If your shares are held in the name of a broker, bank or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting. For further details, please see “What do I need to do to attend the Annual Meeting?” on page 1.

NOTICE AND ACCESS; ELECTRONIC DELIVERY OF PROXY MATERIALS

We are distributing our proxy materials to certain shareholders via the Internet under the “Notice and Access” rules of the Securities and Exchange Commission. This approach saves natural resources and reduces printing and mailing costs while providing a timely and convenient way to access the materials and vote. On March 13, 2014, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

Shareholders who receive hard copies of the Annual Meeting materials can still help us reduce costs and conserve resources by opting to receive future proxy materials electronically. Shareholders of record may enroll at any time by going to www.computershare-na.com/green.

Beneficial owners should contact their broker, bank or other holder of record regarding the availability of this service. We encourage all of our shareholders to consider this option to reduce costs and help to conserve natural resources.

PFIZER’S ANNUAL REVIEW AVAILABLE ONLINE

Pfizer is working hard to be a green company, therefore, the Company’s Annual Review is available online at www.pfizer.com/annual. Hard copies of the report are no longer produced. Pfizer’s 2013 Annual Review discusses many dimensions of our performance—including financial, social and environmental—in one review.

HOUSEHOLDING

If you and other Pfizer shareholders living in your household receive hard copies of your annual meeting materials, you may choose to receive only one copy of future materials. Please see “What is ‘householding’ and how does it affect me?” on page 3.

Proxy Statement Summary

Here are highlights of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

PFIZER 2013 HIGHLIGHTS

BUSINESS PERFORMANCE

In 2013, we achieved solid results for patients, consumers, and shareholders by maintaining our focus on developing new therapies, driving growth and delivering value. Our performance in 2013 is rooted in priorities and strategies we put in place three years ago to address research and development (R&D) productivity and create greater shareholder value. The actions we take and business decisions we make across every market continue to be guided by four strategic imperatives:

£	Improving the performance of our innovative core;

£	Making the right capital allocation decisions;

£	Earning greater respect from society; and

£	Creating a culture of ownership among our colleagues.

During the year we advanced each imperative. We continued to focus our research on the therapeutic areas that we believe have the greatest scientific and commercial potential: inflammation and immunology, cardiovascular and metabolic, neuroscience and pain, oncology, vaccines, rare diseases and biosimilars. Also in 2013, we met or exceeded every element of our financial guidance, yielded year-over-year operational savings in R&D and other areas through effective expense discipline, and took steps to create significant value for shareholders, including generating significant value through the separation of Zoetis, our animal health business, returning nearly $23 billion to shareholders in share repurchases and dividends and, in December 2013, announcing an 8% increase in our quarterly dividend for the first quarter of 2014. To sharpen our focus on maximizing growth, we started 2014 with a new commercial operating structure with three global, commercial businesses: the Global Innovative Pharmaceutical business, the Global Established Pharmaceutical business and the Vaccines, Oncology and Consumer Healthcare business.

In addition, we were recognized for a wide range of corporate responsibility programs, including our collaboration with the International Trachoma Initiative, and commitment to making our medicines widely available through a series of patient access programs and through our commitment to supply up to an additional 260 million doses of Prevenar 13 to the GAVI Alliance (formerly the Global Alliance for Vaccines and Immunization). We also advanced our imperative to create and sustain a culture of “ownership,” where all colleagues are energized and engaged in the future of the company.

2013 was another outstanding year for our company, our shareholders and the patients we serve. We finished the year strongly, and we are making clear progress towards achieving our mission of becoming the premier, innovative biopharmaceutical company.

FINANCIAL PERFORMANCE

The following table contains key financial data for each of the last three fiscal years, including data as of each year end.

Three-Year Summary(a)
Millions (except per common share data)	2013	2012	2011
Revenues(b)	$51,584	$54,657	$61,035
Income from continuing operations(b)	11,410	9,021	7,860
Total assets	172,101	185,798	188,002
Long-term obligations(b), (c)	72,115	74,934	75,914
Earnings per common share—basic:
Income from continuing operations attributable to Pfizer Inc. common shareholders	$1.67	$1.21	$1.00
Discontinued operations—net of tax(d)	1.56	0.75	0.28
Net income attributable to Pfizer Inc. common shareholders	$3.23	$1.96	$1.28
Earnings per common share—diluted:
Income from continuing operations attributable to Pfizer Inc. common shareholders	$1.65	$1.20	$0.99
Discontinued operations—net of tax(d)	1.54	0.74	0.28
Net income attributable to Pfizer Inc. common shareholders	$3.19	$1.94	$1.27
Cash dividends declared per common share	$0.96	$0.88	$0.80

(a)	Reflects the acquisition of King Pharmaceuticals, Inc. on January 31, 2011.
(b)	All amounts reflect the June 24, 2013 disposition of Zoetis and its presentation as a discontinued operation in all periods presented.
(c)	Defined as Long-term debt, Pension benefit obligations, net, Postretirement benefit obligations, net, Noncurrent deferred tax liabilities, Other taxes payable and Other noncurrent liabilities.
(d)	Includes (i) the Animal Health (Zoetis) business through June 24, 2013, the date of disposal, (ii) the Nutrition business through November 30, 2012, the date of disposal and (iii) the Capsugel business through August 1, 2011, the date of disposal.

Detailed information on our financial and operational performance can be found in the 2013 Financial Report.

For additional information about Pfizer, please view our 2013 Financial Report (see Appendix A) and our 2013 Annual Review at www.pfizer.com/annual. Please note that neither our 2013 Financial Report nor our 2013 Annual Review is a part of our proxy solicitation materials.

2014 PROXY STATEMENT	I

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

Pfizer seeks to maintain and enhance its record of excellence in corporate governance by continually refining its corporate governance policies, procedures and practices to align with evolving practices, issues raised by our shareholders and other stakeholders and otherwise as circumstances warrant.

We also place great value on shareholder outreach, and engage regularly with our investors to gain insights into the governance issues about which they care most. We aim to seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business and also to ensure that our corporate governance practices remain industry-leading from their perspectives.

CORPORATE GOVERNANCE FACTS

Board and Other Governance Information
Majority Voting for Directors	Yes
Annual Election of All Directors	Yes
Diverse Board	Yes
Annual Board and Committee Self-Evaluations	Yes
Separate Chairman & CEO	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present at Every Regular Board Meeting	Yes
Annual Independent Director Evaluation of Chairman and CEO, including His Interactions with Board	Yes
Code of Business Conduct and Ethics for Directors	Yes
Board-Level Regulatory and Compliance Committee	Yes
Size of Board	12
Number of Independent Directors	11
Average Age of Directors*	63.5
Average Director Tenure (in years)	8
Annual Equity Grant to Directors	Yes
Disclosure Committee for Financial Reporting	Yes
Shareholder Rights and Accountability
Annual Advisory Approval of Executive Compensation	Yes
Shareholder Ability to Call Special Meetings (20% Threshold)	Yes
Policy Prohibiting Use of Corporate Funds for Direct Independent Expenditures in Federal and State Elections	Yes
Rigorous Process and Expanded Disclosure Related to Corporate Political Expenditures	Yes

* As of April 24, 2014

EXECUTIVE COMPENSATION PHILOSOPHY, GOALS AND PRINCIPLES

Pfizer’s compensation philosophy, which is set by the Compensation Committee of the Board, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. To achieve these objectives:

•	We position total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of company market capitalization and complexity.

•	We align annual short-term incentive awards with annual operating, financial and strategic objectives based on our performance on total revenue, adjusted diluted earnings per share (EPS) and cash flow from operations, as well as Business Unit/Function and individual performance.

•	Our long-term incentive awards are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

•	A significant portion of the total compensation opportunity for each of our executives (including the Named Executive Officers, or NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators because we use this comparison in setting target levels of compensation and awards granted.

We compensate our executives using the following elements:

Element	Type/Description
Long-Term Incentive Compensation (100% Equity) (each of which represents 25% of the total annual grant value)	Restricted Stock Units 5-Year Total Shareholder Return Units 7-Year Total Shareholder Return Units Performance Share Awards
Salary	Fixed amount of cash compensation for performing day-to-day responsibilities
Annual Short-Term Incentive Compensation	Provides the opportunity for competitively-based annual incentive cash awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year
Retirement	Pension Plan Supplemental Pension Plan Savings Plan Retirement Savings Contribution Supplemental Savings Plan
Other	Perquisites

II	2014 PROXY STATEMENT

PROXY STATEMENT SUMMARY

SHAREHOLDER VOTING MATTERS

SUMMARY OF SHAREHOLDER VOTING MATTERS

Voting Matter	Board Vote Recommendation	See Page Number for more information
Item 1—Election of Directors	FOR each nominee	27
Item 2—Ratification of Independent Registered Public Accounting Firm	FOR	34
Item 3—Advisory Approval of Executive Compensation	FOR	37
Item 4—Approval of the Pfizer Inc. 2014 Stock Plan	FOR	39
Shareholder Proposals:
Item 5—Political Contributions Policy	AGAINST	47
Item 6—Lobbying Activities	AGAINST	50
Item 7—Action by Written Consent	AGAINST	52

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of the following 12 Directors. All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 28.

Name	Age*	Director	Position	Principal	Independent	Committee Memberships					Other Current
		Since		Skills		AC	CC	CGC	RCC	STC	Public Boards
Dennis A. Ausiello, M.D.	68	2006	Director, Center for Assessment Technology and Continuous Health, Physician-in-Chief, Emeritus, Massachusetts General Hospital and Jackson Distinguished Professor, Harvard Medical School	Academic, Medicine	Yes	M		M	M	C	1
W. Don Cornwell	66	1997	Former Chairman and CEO, Granite Broadcasting	Business Leadership, Finance	Yes	C	M		M	M	2
Frances D. Fergusson, Ph.D.	69	2009	President Emeritus, Vassar College	Academic, Healthcare	Yes		M		C	M	1
Helen H. Hobbs, M.D.	61	2011	Investigator, Howard Hughes Medical Institute and Professor, University of Texas Southwestern Medical Center	Academic, Science/R&D	Yes			M		M	—
Constance J. Horner	72	1993	Former Assistant to the President of the United States and Director of Presidential Personnel	Leadership Development, Public Policy	Yes			M	M	M	2
James M. Kilts	66	2007	Founding Partner, Centerview Capital	Business Leadership, International	Yes		C			M	3
George A. Lorch	72	2000	Chairman Emeritus, Armstrong Holdings	Business Operations, International	Lead Independent Director						4
Shantanu Narayen	50	2013	President and Chief Executive Officer, Adobe Systems	Business Operations, Information Technology	Yes			M		M	1
Suzanne Nora Johnson	56	2007	Retired Vice Chairman, Goldman Sachs Group	Finance, Business Leadership	Yes	M	M			M	3
Ian C. Read	60	2010	Chairman & CEO, Pfizer	Pharma, Business Leadership	No						1
Stephen W. Sanger	68	2009	Former Chairman & CEO, General Mills	Business Operations, Development Leadership	Yes	M		C		M	1
Marc Tessier-Lavigne, Ph.D.	54	2011	President, Rockefeller University; former EVP and Chief Scientific Officer, Genentech	Science, Business Operations	Yes				M	M	2

*	Age is at date of the 2014 Annual Meeting.

AC:	Audit Committee	RCC:	Regulatory and Compliance Committee	C:	Chair
CC:	Compensation Committee	STC:	Science and Technology Committee	M:	Member
CGC:	Corporate Governance Committee

2014 PROXY STATEMENT	III

Pfizer Inc. 235 East 42nd Street New York, New York 10017-5755

NOTICE OF 2014 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE 8:30 a.m., Eastern Daylight Time, on Thursday, April 24, 2014

PLACE Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, +1 (973) 379-0100

WEBCAST

A live audio webcast of our Annual Meeting will be available on our website, www.pfizer.com, starting at 8:30 a.m., Eastern Daylight Time, on Thursday, April 24, 2014. A replay will be available on our website through the first week of May 2014.

ITEMS OF BUSINESS

•	To elect 12 members of the Board of Directors named in the Proxy Statement, each for a term of one year.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

•	To conduct an advisory vote to approve our executive compensation.

•	To approve the Pfizer Inc. 2014 Stock Plan.

•	To consider certain shareholder proposals, if presented at the Meeting; see the Table of Contents for further information.

•	To transact any other business that properly comes before the Meeting and any adjournment or postponement of the Meeting.

RECORD DATE

You can vote if you were a shareholder of record at the close of business on February 26, 2014.

MATERIALS TO REVIEW

This booklet contains our Notice of 2014 Annual Meeting and Proxy Statement. Our 2013 Financial Report is included as Appendix A to this Notice of Annual Meeting and Proxy Statement and is followed by certain Corporate and Shareholder Information. Neither Appendix A, nor the Corporate and Shareholder Information, nor the accompanying Letter to Shareholders, is a part of our proxy solicitation materials.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under “How do I vote?” under “Annual Meeting Information—Questions and Answers about the Annual Meeting and Voting.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2014

This Notice of Annual Meeting and Proxy Statement and the 2013 Financial Report and Corporate and Shareholder Information are available on our website at www.pfizer.com/annualmeeting.

Except as stated otherwise, information on our website is not a part of this Proxy Statement.

Atiba D. Adams

Corporate Secretary

March 13, 2014

2014 PROXY STATEMENT

Pfizer Inc. 235 East 42nd Street New York, New York 10017-5755

Annual Meeting Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND VOTING

WHY DID I RECEIVE THESE PROXY MATERIALS?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc., a Delaware corporation, of proxies to be voted at our 2014 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. The Meeting will take place on April 24, 2014, beginning at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel in Short Hills, New Jersey.

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. Seating will be limited.

The Hilton Short Hills Hotel is accessible to disabled persons, and upon request we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below under the question “What do I need to do to attend the Annual Meeting?” For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

This Notice of Annual Meeting and Proxy Statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 13, 2014.

WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

Admission to the Annual Meeting is limited to shareholders as of the close of business on February 26, 2014 and one immediate family member; one individual designated as a shareholder’s authorized proxy holder; or one representative designated in writing to present a shareholder proposal properly brought before the Meeting. In each case, the individual must have an admission ticket or proof of ownership of Pfizer stock, as well as a valid government-issued photo identification, to be admitted to the Meeting.

Admission Ticket or Proof of Ownership

If you hold your shares in your name as a shareholder of record, you will need an admission ticket or proof of ownership of Pfizer stock. An admission ticket is attached to your proxy card or to the Notice of Internet Availability of Proxy Materials. If you plan to attend the Meeting, please vote your shares but keep the admission ticket and bring it with you to the Meeting.

If you misplace your admission ticket, we will verify your ownership onsite at the Annual Meeting venue.

If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting.

A shareholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. An admission ticket must be requested by the shareholder but will be issued in the name of the authorized representative. Any individual holding an admission ticket that is not issued in his/her name will not be admitted to the Annual Meeting. To request an admission ticket, contact Pfizer Shareholder Services, 235 East 42nd Street, New York, NY 10017-5755.

Proponent of Shareholder Proposal

The proponent of a shareholder proposal included in this Proxy Statement should notify the Company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

WILL THE ANNUAL MEETING BE WEBCAST?

Yes, our Annual Meeting will be audio webcast live on April 24, 2014. You are invited to visit www.pfizer.com at 8:30 a.m., Eastern Daylight Time, on April 24, 2014, to access the webcast. Registration for the webcast is required and will be available beginning on April 21, 2014. A replay will be available on our website through the first week of May 2014.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of Pfizer common stock at the close of business on February 26, 2014 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. As of that date, there were 6,393,528,966 shares of the Company’s

2014 PROXY STATEMENT	1

ANNUAL MEETING INFORMATION

common stock outstanding and entitled to vote. In addition, shares of the Company’s preferred stock having votes equivalent to 2,088,392 shares of common stock were held by one of the Company’s employee benefit plan trusts. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting. Shares of common stock and shares of preferred stock vote together as a single class on the matters covered in this Proxy Statement.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Pfizer’s transfer agent, Computershare, you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Pfizer.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

HOW DO I VOTE?

You may vote using any of the following methods:

By mail

Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

If you are a shareholder of record and you do not have the prepaid envelope, please mail your completed proxy card to Pfizer Inc., c/o Proxy Services, Computershare, P.O. Box 43101, Providence, RI 02940.

By telephone or on the Internet

Pfizer has established telephone and Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

If you are located outside the United States, Puerto Rico and Canada, see your proxy card for additional instructions.

The website for Internet voting is www.investorvote.com/pfe. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day until 7:30 a.m., Eastern Daylight Time, on April 24, 2014.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.

In person at the Annual Meeting

Shareholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

Your vote is important. You can save us the expense of a second mailing by voting promptly.

WHAT CAN I DO IF I CHANGE MY MIND AFTER I VOTE?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	giving written notice to the Corporate Secretary of the Company;

•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

WHAT SHARES ARE INCLUDED ON THE PROXY CARD?

If you are a shareholder of record, you will receive only one proxy card for all the shares you hold of record:

•	in certificate form;

•	in book-entry form; and

•	in book-entry form in the Computershare Investment Plan.

2	2014 PROXY STATEMENT

ANNUAL MEETING INFORMATION

If you are a Pfizer employee, you will receive a proxy or voting instruction card for all the Pfizer shares you hold:

•	in a Pfizer and/or Wyeth savings plan; and/or

•	in a Grantor Trust for deferred stock received by certain legacy Wyeth employees in connection with the Wyeth acquisition.

Your proxy card will serve as a voting instruction card for the applicable savings plan and/or Grantor Trust.

If you do not vote your shares or specify your voting instructions on your proxy or voting instruction card, the administrator of the applicable savings plan, and/or the trustee of a Grantor Trust, as the case may be, will vote your shares in accordance with the terms of your plan and/or Grantor Trust. To allow sufficient time for voting by the administrator of the applicable savings plan and/or the trustee of a Grantor Trust, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on April 22, 2014.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan’s administrator, as applicable.

If you are a beneficial owner, you will receive voting instructions from your broker, bank or other holder of record.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure, approved by the Securities and Exchange Commission (SEC), called “householding.” Under this procedure, shareholders of record who have the same address and last name and receive hard copies of the Annual Meeting materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2013 Financial Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Pfizer shareholders living in your household do not have the same last name, you may also request to receive only one copy of future proxy statements and financial reports.

Householding conserves natural resources and reduces our distribution costs. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold Pfizer stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent, Computershare in writing: P.O. Box 30170, College Station, TX 77842-3170; or by telephone: in the U.S., Puerto Rico and Canada, + 1 (800) 733-9393, and outside the U.S., Puerto Rico and Canada, + 1 (781) 575-4591.

Alternatively, if you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents or prefer to discontinue your participation in householding, please contact Computershare as indicated above and a separate copy will be sent to you promptly.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

WHY DID I RECEIVE A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” BUT NO PROXY MATERIALS?

We distribute our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 13, 2014, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

CAN I ACCESS THE PROXY MATERIALS AND THE 2013 FINANCIAL REPORT ON THE INTERNET?

This Notice of Annual Meeting and Proxy Statement and the 2013 Financial Report are available on our website at www.pfizer.com/annualmeeting. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.investorvote.com/pfe, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.computershare-na.com/green and following the enrollment instructions.

Beneficial Owners: You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.

IS THERE A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Corporate Secretary of the Company.

2014 PROXY STATEMENT	3

ANNUAL MEETING INFORMATION

WHAT IS A BROKER NON-VOTE?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of KPMG as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors, the advisory approval of executive compensation, the Pfizer Inc. 2014 Stock Plan or on any shareholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

WHAT IS A QUORUM FOR THE ANNUAL MEETING?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

WHAT ARE THE VOTING REQUIREMENTS TO ELECT THE DIRECTORS AND TO APPROVE EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of
	Votes Cast	No
Ratification of KPMG	Majority of
	Votes Cast	Yes
Advisory Approval of Executive Compensation	Majority of Votes Cast	No
Pfizer Inc. 2014 Stock Plan	Majority of
	Votes Cast	No
Shareholder Proposals	Majority of
	Votes Cast	No

Except in the case of the proposal to approve the Pfizer Inc. 2014 Stock Plan, if you abstain from voting or there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast under our By-laws. With respect to the proposal to approve the Pfizer Inc. 2014 Stock Plan, which is subject to New York Stock Exchange shareholder approval rules, broker non-votes will not affect the outcome of such vote, because broker non-votes are not considered votes cast; however, abstentions are counted as votes cast and therefore will have the effect of a vote against the proposal.

Election of Directors; Majority Vote Policy

Under our By-laws and our Corporate Governance Principles, Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of Directors at the Annual Meeting. This means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a Director nominee. Any nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In a contested election, the required vote would be a plurality of votes cast. Full details of this Policy are set forth in our Corporate Governance Principles (see Annex 1 to this Proxy Statement).

Ratification of KPMG

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.

Advisory Approval of Executive Compensation

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.

Approval of the Pfizer Inc. 2014 Stock Plan

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve the Pfizer Inc. 2014 Stock Plan. This proposal is also subject to New York Stock Exchange shareholder approval rules. Broker non-votes are not counted as votes “for” or “against” the Pfizer Inc. 2014 Stock Plan; however, abstentions are counted as votes cast and therefore will have the effect of a vote “against” the proposal.

Shareholder Proposals

Under our By-laws, the votes cast “for” must exceed the votes cast “against” to approve a shareholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the shareholder proposal.

4	2014 PROXY STATEMENT

ANNUAL MEETING INFORMATION

HOW WILL MY SHARES BE VOTED AT THE ANNUAL MEETING?

At the Meeting, the Proxy Committee appointed by the Board of Directors (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year;

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•	FOR the approval of the Pfizer Inc. 2014 Stock Plan; and

•	AGAINST each shareholder proposal.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement (see “Other Business”).

If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the Proxy Committee appointed by the Board of Directors will have the discretion to vote for you on such matters.

WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

Pfizer will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by our Directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We have hired Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to distribute and solicit proxies. We will pay Morrow a fee of $35,000, plus reasonable expenses, for these services.

WHO WILL COUNT THE VOTES?

Representatives of our transfer agent, Computershare, will tabulate the votes and act as inspectors of election.

2014 PROXY STATEMENT	5

Governance of the Company

OVERVIEW

The following sections provide an overview of Pfizer’s corporate governance structure and processes, including the independence and other criteria we use in selecting Director nominees; our Board leadership structure; and certain responsibilities and activities of the Board of Directors and its Committees. We also discuss how shareholders and other stakeholders can communicate with our Directors.

Our governance structure and processes are based upon a number of key governance documents, including our Corporate Governance Principles. The Principles, which are included as Annex 1 to this Proxy Statement, govern the operation of the Board of Directors and its Committees and guide the Board and our Executive Leadership Team in the execution of their responsibilities. The Principles are reviewed at least annually and are updated periodically in response to changing regulatory requirements, evolving practices, issues raised by our shareholders and other stakeholders and otherwise as circumstances warrant.

Our Corporate Governance Principles and the following Board policies and other materials relating to corporate governance at Pfizer are published on our website at www.pfizer.com/about/leadership_and_structure/meet_board.jsp and

www.pfizer.com/about/corporate_governance/corporate_governance.jsp:

•	Board of Directors—Background and Experience

•	Board Committees—Current Members and Charters

•	Director Qualification Standards

•	Pfizer Policies on Business Conduct and Ethics

•	Code of Business Conduct and Ethics for Members of the Board of Directors

•	Board Policy on Pension Benefits for Executives

•	Review of Related Person Transactions

•	Policy on Prohibition of Pledging of Pfizer Stock

•	Policy—Criteria for Selection of Compensation Committee Consultant

•	Contacting our Board of Directors

•	By-laws

•	Restated Certificate of Incorporation

•	Corporate Governance FAQs

We will provide copies of any of these items without charge upon written request to our Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755. The information on our website is not a part of this Proxy Statement.

GOVERNANCE INFORMATION

CRITERIA FOR BOARD MEMBERSHIP

The Corporate Governance Committee focuses on Board succession planning on a continuous basis. In performing this function, the Committee is responsible for recruiting and recommending to the full Board of Directors nominees for election as Directors. The goal of the Committee is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of

The goal of the Corporate Governance Committee is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors.

6	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

experience, expertise, skills, specialized knowledge and other qualifications and attributes of the individual Directors. Important general criteria for Board membership include the following:

•	Members of the Board should be individuals of high integrity and independence, with substantial accomplishments, and should have prior or current associations with institutions noted for their excellence.

•	Members of the Board should have demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment.

•	The composition of the Board should reflect the benefits of diversity as to gender, ethnic background and experience.

In addition, the Committee considers on an ongoing basis the background, experience and skills of the individual Directors that are important to the Company’s current and future needs, including experience and skills in the following areas:

•	business and operations leadership;

•	finance and accounting;

•	medicine, science or research and development;

•	government and public policy;

•	healthcare and related fields (including pharmaceuticals);

•	international business;

•	academics;

•	leadership and management development; and

•	technology.

The satisfaction of these criteria is implemented and assessed through ongoing evaluations of Directors and nominees by the Corporate Governance Committee and the Board, as well as annual Board and Committee self-evaluations. Based upon these activities and their review of the current composition of the Board, the Committee and the Board believe that these criteria have been satisfied.

BOARD OF DIRECTORS COMPOSITION

SELECTION OF CANDIDATES

In recruiting and selecting Board candidates, the Corporate Governance Committee takes into account the size of the Board and considers a “skills matrix” indicating whether a particular Board member or candidate possesses one or more of the above “skill sets,” as well as whether those skills and/or other attributes qualify him or her for service on a particular Committee. The Committee also considers a wide range of additional factors, including each Director’s and candidate’s projected retirement date, to assist

On an ongoing basis, the Corporate Governance Committee considers potential Director candidates identified on its own initiative as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and other resources (including individuals seeking to join the Board).

2014 PROXY STATEMENT	7

GOVERNANCE OF THE COMPANY

in Board succession planning; other positions the Director or candidate holds, including other boards of directors on which he or she serves; and the independence of each Director and candidate, to ensure that a substantial majority of the Board is independent (see “Director Independence” below).

On an ongoing basis, the Committee considers potential Director candidates identified on its own initiative as well as candidates referred or recommended to it by other Directors, members of management, search firms, shareholders and other resources (including individuals seeking to join the Board). Shareholders who wish to recommend candidates may contact the Committee in the manner described in “Communications with Directors.” All candidates are required to meet the criteria outlined above, as well as those discussed under “Director Independence” below and in our Corporate Governance Principles and other governing documents, as applicable, as determined by the Committee in its sole discretion. Shareholder nominations must be made according to the procedures required under our By-laws and described in this Proxy Statement under the heading “Requirements for Submitting Proxy Proposals and Nominating Directors.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Committee in the same manner as the Committee’s nominees.

The Committee and the Board believe that each of the nominees for election at the Annual Meeting brings a strong and unique set of attributes, experiences and skills. We believe the Board as a whole has an optimal balance of experience, leadership, competencies, qualifications and skills in areas of importance to our Company.

Under “Item 1—Election of Directors—Nominees for Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills viewed as particularly meaningful in providing value to the Board, our Company and our shareholders. See also “Proxy Statement Summary—Our Director Nominees” for a listing of the principal skills for our Director nominees.

DIRECTOR INDEPENDENCE

Our Board of Directors has adopted Director Qualification Standards to evaluate and determine Director independence. Our Standards meet and in some respects exceed the independence requirements of the NYSE. To qualify as independent under our Standards, a non-employee Director must be determined to have no material relationship with the Company other than as a Director. The Standards also contain strict guidelines for Directors and their immediate families regarding employment or affiliation with the Company or its independent registered public accounting firm; prohibitions against Audit Committee members having any direct or indirect financial relationship with the Company; and restrictions on both commercial and not-for-profit relationships between non-employee Directors and the Company. Directors may not receive personal loans or extensions of credit from the Company, must deal at arm’s length with the Company and its subsidiaries, and must disclose any circumstance that might be perceived as a conflict of interest. Our Director Qualification Standards can be found on our website at www.pfizer.com/about/corporate_governance/director_qualification_standards.jsp.

With the assistance of legal counsel to the Company, the Corporate Governance Committee has reviewed the applicable legal and NYSE standards for Board and Committee member independence, as well as our Director Qualification Standards. A summary of the answers to annual questionnaires completed by each of the Directors and a report of transactions with Director-affiliated entities are also made available to the Committee. On the basis of this review, the Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the Committee’s report and the supporting information.

The Board has affirmatively determined that all of our current Directors (other than Mr. Read) are independent of the Company and its management and meet the Company’s criteria for independence. The independent Directors are Drs. Dennis A. Ausiello, Frances D. Fergusson, Helen H. Hobbs and Marc Tessier-Lavigne; Ms. Constance J. Horner and Ms. Suzanne Nora Johnson; and Messrs. W. Don Cornwell, James M. Kilts, George A. Lorch, Shantanu Narayen and Stephen W. Sanger. The Board previously determined that each of Messrs. M. Anthony Burns, William H. Gray, III and John P. Mascotte, each of whom served as a Director during a portion of 2013, was independent during the time he was a

Aside from our CEO, all of our Directors are independent of the Company and its management.

To qualify as independent under our Standards, a non-employee Director must be determined to have no material relationship with the Company other than as a Director.

8	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Director. The Board has determined that Mr. Ian C. Read is not independent because of his employment as the Company’s current CEO.

In making these determinations, the Board considered that in the ordinary course of business, relationships and transactions may occur between the Company and its subsidiaries on the one hand and entities with which some of our Directors are or have been affiliated on the other. Under Pfizer’s Director Qualification Standards, certain relationships and transactions are not considered to be material transactions that would impair a Director’s independence, including the following:

•	the Director is an employee, or an immediate family member of the Director is an executive officer, of another company that does business with Pfizer, and our annual sales to or purchases from the other company in each of the last three fiscal years amounted to less than 1% of the annual revenues of the other company; and

•	the Director or an immediate family member of the Director is an executive officer of another company, and our indebtedness to the other company or its indebtedness to Pfizer amounts to less than 1% of the total consolidated assets of the other company.

In 2013, there was no indebtedness between Pfizer and any entity of which a Director or an immediate family member of a Director was an executive officer.

Drs. Ausiello, Hobbs and Tessier-Lavigne are employed at medical or academic institutions with which Pfizer engages in ordinary course of business transactions, and Mr. Narayen is the chief executive officer of Adobe, a company with which Pfizer engages in ordinary business transactions. We reviewed our transactions with each of these entities and found that these transactions were made in the ordinary course of business and were below the levels set forth in our Director Qualification Standards (1% of the annual revenues of these entities in each of the last three years).

Under our Director Qualification Standards, contributions to not-for-profit entities in which a Director of the Company, or a Director’s spouse, serves as an executive officer, amounting to less than 2% of that organization’s latest publicly available total revenues (or $1,000,000, whichever is greater), will not serve as a bar to the Director’s independence. None of our Directors or their spouses is an executive officer of a not-for-profit organization to which Pfizer contributes. Nonetheless, a summary of charitable contributions to not-for-profit organizations with which our Directors or their spouses are affiliated was made available to the Committee. None of the contributions approached the levels set forth in our Director Qualification Standards.

BOARD LEADERSHIP STRUCTURE

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management and a highly engaged and high-functioning Board. Based on its experience, considerable engagement with shareholders, and an assessment of research on this issue, the Board understands that there are a variety of viewpoints concerning a board’s optimal leadership structure; that available empirical data concerning the impact of board leadership on shareholder value is inconclusive; and, accordingly, that there is no single, generally accepted approach to board leadership in the U.S. Given the dynamic and competitive environment in which we operate, the Board believes that the right leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors do not view any particular structure as preferred and consider the Board’s leadership structure on at least an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for Board leadership and effective oversight of management by the Board.

Based upon these considerations, and following thorough reviews by the Corporate Governance Committee, the independent Directors reconsidered the Board’s leadership structure and determined in December 2013 to maintain the current leadership structure, with Mr. Read as Chairman. These determinations were based on the independent Directors’ strong belief that Mr. Read has extensive experience in and knowledge of the research-based biopharmaceutical industry; continues to demonstrate the leadership and vision necessary to lead the Board and the Company in our challenging industry and

The independent Directors believe that Mr. Read, Pfizer’s Chairman and CEO, has extensive experience in and knowledge of the research-based biopharmaceutical industry and continues to demonstrate the leadership and vision necessary to lead the Board and the Company in our challenging industry and macroeconomic environments.

2014 PROXY STATEMENT	9

GOVERNANCE OF THE COMPANY

macroeconomic environments; has a fundamentally investor-driven viewpoint; and exercises leadership that has generated strong operational performance; and that he also serves as Chairman and CEO at the pleasure of the Board. The independent Directors also believe that this unified structure provides our Company with strong and consistent leadership and that, given the significant regulatory and market environment in which we operate, having one clear leader in both roles, with deep industry expertise and Company knowledge provides decisive and effective leadership internally and externally.

The independent Directors have also selected George A. Lorch to serve as Lead Independent Director—a position that, at Pfizer, entails significant responsibility for independent Board leadership. Mr. Lorch served as Non-Executive Chairman of the Board from December 2010 to December 2011 and continues to exercise his strong leadership skills in his role as Lead Independent Director. In addition, in his role as Lead Independent Director, Mr. Lorch has engaged in several robust discussions with institutional investors on matters related to public policy and Pfizer’s Board leadership structure. We believe our shareholders were appreciative of the opportunity to discuss these matters with Mr. Lorch.

In considering its leadership structure, the independent Directors have taken a number of factors into account. The Board—which consists entirely of independent Directors other than Mr. Read—exercises a strong, independent oversight function. This oversight function is enhanced by the fact that our Audit, Compensation, Corporate Governance, Regulatory and Compliance and Science and Technology Committees are comprised entirely of independent Directors. Further, a number of Board and Committee processes and procedures provide substantial independent oversight of our Chief Executive Officer’s performance, including regular executive sessions of the independent Directors, an annual evaluation of our Chief Executive Officer’s performance against pre-determined goals, and a separate evaluation introduced in 2012 that, among other things, assesses the CEO’s interactions with the Board in his role as Chairman.

In addition, the independent Directors have considered shareholder feedback on the subject of Board leadership, including discussions with institutional investors who have expressed interest in the Board’s rationale for combining the roles of Chairman and CEO. In general, these investors acknowledge that the independent members of the Board are in the best position to determine the optimal Board structure, although some investors have asked about the strength of board independence under a non-independent chair structure. In circumstances where the positions of Chairman and CEO are combined, investors believe it is imperative that the Board have independent leadership by appointing a strong Lead Independent Director with a clearly defined role and responsibilities. The Company’s Corporate Governance Principles align with investor preferences and require the appointment of a Lead Independent Director if the positions of Chairman and CEO are held by the same individual. The independent Directors believe that Mr. Lorch demonstrates strong leadership in that position.

The independent Directors remain committed to evaluating our Board leadership structure at least annually. Under the Company’s By-laws and Corporate Governance Principles, the Board can and will change its leadership structure if it determines that doing so is appropriate and in the best interest of Pfizer and its shareholders. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Our independent Directors have considered shareholder feedback on the subject of Board leadership, including discussions with institutional investors who have expressed interest in the Board’s rationale for combining the roles of Chairman and CEO.

10	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

LEAD INDEPENDENT DIRECTOR

The position of Lead Independent Director at Pfizer comes with a clear mandate and significant authority and responsibilities under a Board-approved Charter, which was most recently updated and enhanced in December 2013. These responsibilities and authority include the following:

£	presiding at executive sessions of the independent Directors and at other Board meetings at which the Chairman and CEO is not present;

£	while not a chair or member of any Committee given the Lead Independent Director role, attending meetings of the various Committees regularly;

£	calling meetings of the independent Directors;

£	leading the evaluation by the independent Directors of the CEO’s effectiveness as Chairman and CEO, including an annual evaluation of his/her interactions with the Directors and ability to provide leadership and direction to the full Board;

£	serving as liaison between the independent Directors and the Chairman;

£	approving information sent to the Board, including the quality, quantity and timeliness of such information;

£	approving meeting agendas;

£	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules, to assure that there is sufficient time for discussion of all agenda items;

£	authorizing the retention of outside advisors and consultants who report directly to the Board;

£	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries when appropriate; and

£	if requested by shareholders or other stakeholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The Charter of the Lead Independent Director can be found on our website at www.pfizer.com/files/about/lead_independent_director.pdf.

EXECUTIVE SESSIONS

Executive sessions of the independent Directors (i.e., all Directors other than Mr. Read) generally take place at every regular Board meeting. At these executive sessions, the independent Directors review, among other things, the criteria upon which the performance of the Chief Executive Officer and other senior managers is evaluated, the performance of the Chief Executive Officer against those criteria, and the compensation of the Chief Executive Officer and other senior managers.

THE BOARD’S ROLE IN RISK OVERSIGHT

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board believes that its leadership structure, described above, supports the risk oversight function of the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its Committees, as follows:

•	The Audit Committee has primary responsibility for overseeing the Company’s Enterprise Risk Management, or “ERM,” program. The Company’s Chief Internal Auditor, who reports to the Committee, facilitates the ERM program, in coordination with the Company’s Legal Division and

Our Lead Independent Director has a clear mandate, as well as significant authority and responsibilities, including leading the evaluation by the independent Directors of the CEO’s effectiveness as Chairman and CEO.

2014 PROXY STATEMENT	11

GOVERNANCE OF THE COMPANY

Compliance Division, to complement the Company’s strategic and operating planning process. The Committee’s meeting agendas throughout the year include discussions of individual risk areas, as well as an annual summary of the ERM process. For additional information, see “Board and Committee Information—The Audit Committee” and “Item 2—Ratification of Independent Registered Public Accounting Firm—Audit Committee Report” later in this Proxy Statement.

•	The Regulatory and Compliance Committee has primary responsibility for overseeing and reviewing risks associated with the Company’s healthcare law compliance programs and the status of compliance with related laws, regulations and internal procedures. The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the risks associated with our compensation policies and practices for sales and marketing personnel and the alignment of compensation practices with the Company’s compliance standards. For additional information, see “Board and Committee Information—The Regulatory and Compliance Committee” later in this Proxy Statement.

•	The Board’s other Committees—Compensation, Corporate Governance, and Science and Technology—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally.

•	The Board of Directors is kept informed of its Committees’ risk oversight and other activities through reports of the Committee Chairmen to the full Board. These reports are presented at every regular Board meeting and include discussions of Committee agenda topics, including matters involving risk oversight.

•	The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our research and development activities. In addition, the Board receives regular reports from the members of our Executive Leadership Team, or “ELT”—the heads of our principal business and corporate functions—that include discussions of the risks involved in their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

CODES OF CONDUCT AND ETHICS

The full texts of both the Summary of Pfizer Policies on Business Conduct and the Code of Business Conduct and Ethics for Members of the Board of Directors are posted on our website at www.pfizer.com/about/corporate_compliance/code_of_conduct.jsp and www.pfizer.com/about/corporate_governance/directors_code.jsp, respectively. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards affecting our Chief Executive Officer, Chief Financial Officer and Controller on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules.

PFIZER POLICIES ON BUSINESS ETHICS AND CONDUCT

All of our employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are required to abide by Pfizer’s policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. Pfizer’s policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues to foster good business conduct, and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment practices, conflicts of interest, intellectual property and the protection of confidential information, and require strict adherence to laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of Pfizer’s policies on business conduct. As required by the Sarbanes-Oxley Act of 2002, our Audit Committee has procedures to receive, retain and treat complaints received regarding accounting,

The Audit Committee has primary responsibility for overseeing the Company’s Enterprise Risk Management program.

The Regulatory and Compliance Committee has primary responsibility for overseeing and reviewing risks associated with the Company’s healthcare law compliance programs and the status of compliance with related laws, regulations and internal procedures.

All of our employees are required to abide by Pfizer’s policies on business conduct, which form the foundation of a comprehensive process that includes compliance with corporate policies and procedures, an open relationship among colleagues, and a high level of integrity.

12	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

CODE OF CONDUCT FOR DIRECTORS

Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors. This Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. This Code covers all areas of professional conduct relating to service on the Pfizer Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with applicable laws and regulations, and oversight of ethics and compliance by employees of the Company. Under the Corporate Integrity Agreement Pfizer entered into in 2009 (discussed under “Board and Committee Information—The Regulatory and Compliance Committee” below), our Board members also have certain obligations with respect to our Summary of Pfizer Policies on Business Conduct, including annually certifying that they have received and reviewed the Summary.

COMMUNICATIONS WITH DIRECTORS

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director and the Audit Committee Chair, by writing to the Corporate Secretary, Pfizer Inc., 235 East 42nd Street, New York, New York 10017-5755 or by e-mail via Pfizer’s website at www.pfizer.com/about/corporate_governance/corporate_governance.jsp.

Shareholder communications are distributed to the Board, or to any individual Director or Directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded or redirected, as appropriate, such as business solicitations or advertisements, junk mail and mass mailings, new product suggestions, product complaints, product inquiries, resumes and other forms of job inquiries, spam and surveys. In addition, material that is unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any Director upon his or her request.

SHAREHOLDER OUTREACH

Shareholder outreach is a long-standing cornerstone of our governance profile. Because of this, we engage regularly with our global investors to gain valuable insights into the governance issues about which they care most. We aim to seek a collaborative and mutually beneficial approach to issues of importance to investors that affect our business, and also to ensure that our corporate governance practices remain industry-leading from their perspectives.

Throughout 2013, we engaged in discussions with institutional investors based in the United States and the United Kingdom representing approximately 30% of our outstanding shares. These investors expressed appreciation for our outreach efforts. The feedback received was summarized and presented to the Corporate Governance Committee and full Board.

Our agenda centered on board composition, executive compensation, written consent, corporate political spending and other matters. Investors were keenly interested in board composition and board succession planning, the discussions of which generally related to skill sets relative to our industry, director evaluations, refreshment policies and leadership structure. In general, investors have minimal concerns about our Board and individual directors, or with our Board policies. With respect to our Board’s leadership structure, a majority of our U.S. investors appear to have little or no concerns, with most evaluating this issue by assessing our strong counterbalancing structure of a robust Lead Independent Director in connection with the Company’s operating performance. In contrast, our investors in the U.K., where the roles of Chair and CEO are held by two separate individuals at a vast majority of companies, generally prefer that companies separate the two roles.

Our Directors are required to comply with a Code of Business Conduct and Ethics for Members of the Board of Directors.

Shareholders and other interested parties may communicate with any of our Directors, including the Lead Independent Director or the Audit Committee Chair.

2014 PROXY STATEMENT	13

GOVERNANCE OF THE COMPANY

On the topic of executive compensation, our investors continue to support our current philosophy and program, seeing it as well-structured and aligning with performance. We also discussed the usefulness of including pay ratios (comparing CEO total annual compensation to that of the company’s median employee) prior to that disclosure being required. Most shareholders consulted expressed uncertainty about the usefulness of this information in their assessment of the Compensation Committee’s compensation decisions. See “Item 3—Advisory Approval of Executive Compensation” and “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

In addition, we discussed the desirability of providing shareholders with the ability to act by written consent. As a matter of policy, some investors support written consent proposals under any circumstances; however, there is general consensus among Pfizer shareholders that the ability to call special meetings under our existing By-laws is sufficient and preferable in some circumstances. Moreover, the ability to call special meetings affords investors a formal and more equitable opportunity, including notice and disclosure to all shareholders, to conduct matters than enabling a limited group of shareholders to act by written consent. See “Item 7—Shareholder Proposal regarding Action by Written Consent.”

We also discussed the potential benefits and risks of giving shareholders the ability to nominate Directors without having to resort to a proxy contest, and the terms on which such “proxy access” might be provided. Investors continue to mostly evaluate resolutions on a case-by-case basis, and to formulate their respective internal voting policies on proxy access.

Investor feedback concerning our political contributions disclosures and rigorous internal approval process (involving government affairs leaders and oversight by the Corporate Governance Committee) remains positive. A minority of investors indicated an interest in viewing additional disclosures involving Pfizer’s association with trade associations, and its lobbying expenditures and priorities. See “Item 6—Shareholder Proposal regarding Lobbying Activities.”

In addition to speaking with our institutional investors, we also are highly responsive to our retail shareholders. In 2013, Pfizer responded to over 1,000 written communications received by our Board of Directors mailboxes on a variety of topics, including product comments and shareholder services inquiries. Shareholder sentiment from these smaller, but valuable shareholders is also regularly shared with the Board.

PUBLIC POLICY ENGAGEMENT AND POLITICAL PARTICIPATION

Engaging in Public Policy

In the highly regulated and competitive pharmaceutical industry, it is fundamental to our business that we engage on public policy issues such as barriers to access, counterfeit medicines, illegal drug importation and challenges to our intellectual property protection that may affect our ability to meet patient needs and enhance shareholder value. Because we have extensive knowledge about healthcare and many ideas about improving its efficiency, as well as a global perspective on public health, disease prevention and health education and wellness, we regularly work with policy makers to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.

To broaden our engagement efforts, we are also a member of several industry and trade groups, including the Pharmaceutical Research and Manufacturers of America, the National Association of Manufacturers, the Biotechnology Industry Association, the U.S. Chamber of Commerce and the Business Roundtable. These organizations along with the others to which we belong represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business and service to patients. Our support of these organizations is evaluated based on their expertise in healthcare policy/advocacy and issues that impact the life sciences industry. In addition, we require that these organizations support key issues of importance to Pfizer, including advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights and access to care. In addition to their positions on healthcare policy issues, these organizations may engage in activities pertaining to a myriad of issues. At times we may not share the views promoted by these industry and trade groups and/or members on certain issues, but we are able to voice our concerns, as appropriate, through our colleagues who serve on the

Shareholder outreach is a long-standing cornerstone of our governance profile.

Throughout 2013, we engaged in discussions with institutional investors based in the U.S. and the U.K. representing approximately 30% of our outstanding shares on a variety of matters of interest to both parties.

We also are highly responsive to our retail shareholders. In 2013, Pfizer responded to over 1,000 written communications received by our Board of Directors mailboxes. Shareholder sentiment from these retail shareholders is also regularly shared with the Board.

14	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

boards and committees of these groups. We also believe that our participation in an organization can provide opportunities to positively influence how they operate.

Corporate Political Contributions

Our Company complies fully with all federal, state, and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $100,000 or more from Pfizer annually, report the portion of Pfizer dues or payments used for expenditures or contributions that, if made directly by Pfizer, would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. All corporate political contributions are published semiannually in the Political Action Committee (PAC) and Corporate Political Contributions report in compliance with Pfizer corporate policy. Every two years, at the end of each federal election cycle, the report is audited by Bond Bebee, a certified public accounting and advisory firm.

To ensure its corporate governance program remains industry leading, Pfizer regularly discusses its political contributions reporting practices with investors and other stakeholders to ensure that its disclosures meet their needs. Shareholder engagement has helped the Company expand its level of disclosure and create or modify corporate policies related to political expenditures in recent years.

Independent Expenditures

Our Company does not make direct independent expenditures. We adopted a strict policy precluding Pfizer from making direct “independent expenditures” in connection with any federal or state election. This action formalized a process that was underway for many years at Pfizer and was adopted in response to shareholders’ concerns about corporate political spending in the wake of Citizens United.

Policies and Procedures for Approval/Oversight of Corporate and PAC Political Expenditures

All corporate and PAC political spending decisions undergo a rigorous review process conducted by the PAC Steering Committee comprised of colleagues from various divisions throughout the Company to ensure that each contribution we make is done to advance our business objectives, and is not based on the political preferences or views of any individual colleague within Pfizer.

The PAC Steering Committee evaluates candidates to whom we contribute on the basis of their views on issues that impact not only Pfizer but our patients as well. The Committee also takes note of whether Pfizer facilities or colleagues reside in a candidate’s district or state. All PAC and corporate contribution requests are shared with the Pfizer Political Contributions Policy Committee (PCPC), chaired by the Executive Vice President, Corporate Affairs and composed of senior leaders from different divisions in the organization.

The Corporate Governance Committee of the Board of Directors is responsible for maintaining an informed status on public policy and corporate political spending practices through periodic discussions and reviews of the Company’s PAC and Corporate Political Contributions reports.

Federal and State Lobbying Activity

We file quarterly reports of our federal lobbying activity in compliance with the Honest Leadership and Open Government Act of 2007. In addition to Pfizer’s federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Pfizer is a member. These reports are available to the public at: http://soprweb.senate.gov/index.cfm?event=selectfields.

With regard to Pfizer’s state lobbying activity, Pfizer complies with state registration and reporting requirements in all the states where Pfizer is currently active.

Our Company does not make direct independent expenditures. We adopted a strict policy precluding Pfizer from making direct “independent expenditures” in connection with any federal or state election.

2014 PROXY STATEMENT	15

GOVERNANCE OF THE COMPANY

BOARD AND COMMITTEE INFORMATION

During 2013, the Board of Directors met six times. Each of our incumbent Directors attended at least 80% of the meetings of the Board and the Board Committees on which he or she served that were held during the time he or she was a Director in 2013.

All Board members standing for re-election are expected to attend the Annual Meeting unless an emergency prevents them from doing so. All the Directors then in office attended our 2013 Annual Meeting, except Mr. Kilts (who had a family emergency) and Mr. Mascotte (who was not standing for re-election).

The table below provides membership and meeting information for each of the standing Board Committees for 2013.

Name	Audit	Compensation	Corporate Governance	Regulatory and Compliance	Science and Technology
Dr. Ausiello	M		M	M	C
Mr. Burns(a)	M		M		M
Mr. Cornwell	C	M		M	M
Dr. Fergusson		M		C	M
Mr. Gray(b)			C		M
Dr. Hobbs			M		M
Ms. Horner			M	M	M
Mr. Kilts		C			M
Mr. Lorch(c)
Mr. Mascotte(d)			M	M	M
Mr. Narayen(e)			M		M
Ms. Nora Johnson	M	M			M
Mr. Read
Mr. Sanger(f)	M		C		M
Dr. Tessier-Lavigne				M	M
2013 Meetings	13	8	5	6	3

C:	Chair	M: Member
(a)	Mr. Burns retired from the Board and as a member of the Audit Committee, the Corporate Governance Committee and the Science and Technology Committee, effective December 19, 2013.
(b)	Mr. Gray served as a Director, Chair of the Corporate Governance Committee and as a member of the Science and Technology Committee until the date of his passing on July 1, 2013.
(c)	Mr. Lorch, as Lead Independent Director, frequently attends meetings of Board Committees. However, he is not a member of any Committee, in order to focus on his leadership role.
(d)	Mr. Mascotte retired from the Board and as a member of the Corporate Governance Committee, the Regulatory and Compliance Committee and the Science and Technology Committee effective at the 2013 Annual Meeting of Shareholders.
(e)	Mr. Narayen was elected to the Board and as a member of the Corporate Governance Committee and the Science and Technology Committee, effective September 27, 2013.
(f)	Mr. Sanger became Chair of the Corporate Governance Committee effective September 9, 2013.

THE CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee is composed entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under the terms of its Charter, the Committee oversees the practices, policies and procedures of the Board and its Committees. This includes developing criteria for Board membership and recommending and recruiting Director candidates. The Committee also assesses Director and candidate independence, considers possible conflicts of interest of Board members and senior executives, reviews related person transactions, and monitors the functions of the various Committees of the Board.

The Committee advises on the structure of Board meetings, recommends matters for consideration by the Board and also advises on and recommends Director compensation, which is approved by the full Board. The Committee is directly responsible for overseeing the self-evaluations of the Board and its Committees, reviewing our Director Qualification Standards, and establishing Director retirement policies. The Committee also assists management by reviewing the functions and outside activities of senior executives. Finally, the Committee reviews certain public policy issues, including the Company’s political spending policies and practices, as well as its bi-annual detailed disclosures of political spending.

The Board of Directors has determined that each of the members of the Corporate Governance Committee is independent, as defined by the rules of the NYSE, as well as under our Director Qualification Standards.

The Corporate Governance Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/corporate_governance_committee.jsp.

16	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Corporate Governance Committee Report

The Corporate Governance Committee seeks to maintain and enhance Pfizer’s record of excellence in corporate governance by continually refining Pfizer’s corporate governance policies, procedures and practices. The following are examples of how we worked to achieve these objectives in 2013.

•	Board and Committee Matters: During 2013, the Committee assessed Director independence and qualifications to serve on various Committees; enhanced and conducted a comprehensive self-evaluation process for the Board and its Committees and implemented changes in response to the evaluation; reviewed and, where appropriate, recommended changes to other governing documents, including our By-Laws, Committee Charters and Corporate Governance Principles; and continued to review the functioning of the Board and Committees in developing areas. Changes to the Board self-evaluation process in 2013 included the implementation of the decision to conduct the evaluation in house (rather than through a third party) and the addition of several new topics to the evaluation. Among other changes to the Corporate Governance Principles, the Committee recommended that the Board consider certain refreshment mechanisms, including the rotation of Committee assignments and Committee Chairs.

•	Board Leadership Structure: The Committee conducted its robust annual review of the Board’s leadership structure, resulting in determinations to retain the current leadership structure and to enhance the Lead Independent Director Charter to further expand the authority of this important position. See “Board Leadership Structure” and “Lead Independent Director.”

•	Corporate Responsibility and Public Policy: Under its Charter, the Committee is responsible for maintaining an informed status on Company issues related to public policy, social responsibility, and philanthropy, and for monitoring emerging issues potentially affecting the reputation of the pharmaceutical industry and Pfizer specifically. The Charter also requires that the Committee stay informed of Pfizer’s public policy and corporate political spending practices, which it does through periodic discussions and reviews of the Company’s bi-annual Political Action Committee and Corporate Political Contributions Report. In 2013, the Committee reviewed Pfizer’s PAC and Corporate Political Contributions Report prior to its publication. Further, the Committee participated in discussions concerning Pfizer’s continued membership in and contributions to certain industry and trade groups. Because it is a topic of interest among certain of our shareholders and other stakeholders, a summary discussion of public policy engagement and political participation has been included in this Proxy Statement. See “Governance of the Company—Governance Information—Public Policy Engagement and Political Participation.”

•	Recruitment and Assessment of New Directors: In 2013, the Committee continued an ongoing Board succession planning process to assess candidates for election as Directors, based upon a “skills matrix.” Resulting from this process, in September 2013, the Committee recommended and the Board elected Mr. Shantanu Narayen as a Director and a member of the Corporate Governance and Science and Technology Committees. Among other qualifications, Mr. Narayen brings leadership and technology experience to the Board. The Committee considered the election of Mr. Narayen as a Director upon recommendation by a non-management Director and evaluation by a third-party search firm. The Committee also reviewed unsolicited requests to join the Board.

•	Leadership Planning: During 2013, the Committee reviewed emergency succession scenarios and approved and recommended to the Board new executive appointments for its consideration.

•	Legislative and Regulatory Developments: The Committee continued to monitor and evaluate corporate governance and executive compensation developments, including SEC rules and NYSE listing standards.

•	Shareholder Engagement: The Committee engaged in ongoing reviews of shareholder and stakeholder communications at each of its meetings, including proposals submitted by shareholders for inclusion in this Proxy Statement. In addition, the Company expanded its engagement in 2013, with corporate governance outreach extending around the U.S. and the U.K. This engagement included direct involvement by the Committee’s Chairman in discussions with shareholder proponents.

In 2013, the Corporate Governance Committee worked on numerous matters, including enhancing and conducting a comprehensive self-evaluation process for the Board and its Committees and implementing changes in response to the evaluation and recommending that the Board consider certain refreshment mechanisms, including the rotation of Committee assignments and Committee chairs.

In 2013, the Corporate Governance Committee recommended and the Board elected Mr. Shantanu Narayen as a Director. Among other qualifications, Mr. Narayen brings leadership and technology experience to the Board.

2014 PROXY STATEMENT	17

GOVERNANCE OF THE COMPANY

•	Other Matters: The Committee executed its responsibilities under the Company’s Related Person Transaction Approval Policy and reviewed service by Directors and senior management on other boards of directors.

The Committee wishes to acknowledge the hard work and dedication of its former Chairman Bill Gray, who passed away in July and is greatly missed, having made a number of significant contributions to Pfizer’s strong governance profile over the years.

The Corporate Governance Committee

Dennis A. Ausiello	Helen H. Hobbs	Constance J. Horner

Shantanu Narayen	Stephen W. Sanger, Chair

THE REGULATORY AND COMPLIANCE COMMITTEE

The Regulatory and Compliance Committee is composed entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Committee is primarily responsible for assisting the Board of Directors with overseeing and reviewing the Company’s healthcare-related regulatory and compliance issues, including its compliance programs and the status of compliance with related laws, regulations, internal procedures, and the Company’s Corporate Integrity Agreement (CIA) discussed below. Management has primary responsibility for the operation of the Company’s compliance program and for implementing the requirements of the CIA. The Committee consults with management and evaluates various information and reports on compliance-related activities and matters. The Committee is also responsible for overseeing the integration and implementation of the Company’s compliance programs in acquired entities.

The Committee, in consultation with the Compensation Committee, is responsible for discussing with management the alignment of compensation practices for sales and marketing personnel with the Company’s compliance standards, and is expected to make recommendations to the Compensation Committee on the extent, if any, to which incentive-based compensation of any executive, senior manager, compliance personnel and/or attorney involved in any significant misconduct resulting in certain government or regulatory action, or other person with direct supervision over such employee, should be reduced, canceled or recovered.

In connection with the resolution of certain U.S. government investigations concerning various products, Pfizer entered into the CIA in 2009 with the Office of the Inspector General of the U.S. Department of Health and Human Services (OIG). In the CIA, Pfizer agreed to take certain actions to promote compliance with federal healthcare program and U.S. Food and Drug Administration (FDA) requirements. The Committee, based on agreement with the OIG, has assumed the Audit Committee’s responsibilities under the CIA. The CIA obligations related to the Committee include the following (i) the Committee must meet at least quarterly to review and oversee Pfizer’s compliance program; (ii) the Committee must adopt resolutions each year summarizing its review and oversight of the Company’s compliance program and its compliance with federal healthcare program requirements, FDA requirements and the obligations of the CIA and concluding that, to the best of its knowledge, Pfizer has adopted an effective compliance program to meet those requirements and obligations; and (iii) Pfizer must promptly report any changes in the composition of the Committee or any actions or changes that would affect the Committee’s ability to perform the duties necessary to meet the obligations of the CIA. The CIA is effective through 2014.

The Regulatory and Compliance Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/regulatory_compliance_committee.jsp.

The Regulatory and Compliance Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues.

18	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Regulatory and Compliance Committee Report

The Regulatory and Compliance Committee assists the Board of Directors with the oversight of significant healthcare-related regulatory and compliance issues. Under the terms of its charter, the Committee receives reports regarding Pfizer’s compliance program and oversees compliance with the requirements of the Company’s CIA. Management has primary responsibility for the operation of the Company’s compliance program and for implementing the requirements of the Company’s CIA.

In 2013, the Regulatory and Compliance Committee received reports and discussed with management, including the Chief Compliance and Risk Officer, healthcare-related regulatory and compliance risks and related compliance program initiatives and functions. Among the matters considered by the Committee were (i) potential healthcare-related regulatory or compliance risks in connection with the development, manufacture and marketing of Pfizer products, and efforts to mitigate those risks; (ii) government investigations and other legal proceedings involving the Company; (iii) internal investigations of potential healthcare-related compliance or regulatory matters; (iv) results of internal audits conducted in areas within the Committee’s oversight; (v) the Company’s responses to FDA Warning Letters and other regulatory communications; (vi) the integration of acquired companies into the Company’s compliance program; (vii) the Company’s anti-retaliation policies and procedures, and the retaliation claims received by the Company; (viii) the Company’s compensation practices for sales and marketing personnel; and (ix) external reviews of Pfizer policies and practices for compliance with federal healthcare laws and regulations.

In its activities, the Committee considered potential risks and steps the Company has taken to mitigate risk in areas within the Committee’s oversight. With respect to the CIA, the Committee monitored the status of the Company’s compliance with CIA requirements.

The Regulatory and Compliance Committee

Dennis A. Ausiello	W. Don Cornwell	Frances D. Fergusson, Chair

Constance J. Horner	Marc Tessier-Lavigne

THE AUDIT COMMITTEE

The Audit Committee is composed entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Audit Committee is responsible for reviewing, with the independent registered public accounting firm, Internal Audit and management, the adequacy and effectiveness of internal controls over financial reporting. The Committee also reviews and consults with management, Internal Audit and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases, and the accounting principles applied. In addition, the Committee reviews reports from management relating to the status of compliance with laws, regulations and internal procedures.

The Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

In addition, the Committee is responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management. Further information about the

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. In 2013, the Audit Committee met 13 times.

2014 PROXY STATEMENT	19

GOVERNANCE OF THE COMPANY

role of the Audit Committee in risk assessment and risk management is included in the section entitled “Governance Information—The Board’s Role in Risk Oversight.”

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls and auditing matters. Further details of the role of the Audit Committee, as well as the Audit Committee Report, may be found in “Item 2—Ratification of Independent Registered Public Accounting Firm” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the rules of the SEC and the NYSE, as well as independent under our Director Qualification Standards. The Board of Directors also has determined that each of Ms. Nora Johnson and Messrs. Cornwell and Sanger is an “audit committee financial expert” for purposes of the SEC’s rules.

The Audit Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/audit_committee.jsp.

THE COMPENSATION COMMITTEE

The Compensation Committee is composed entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. The Committee determines and oversees the execution of the Company’s executive compensation philosophy and oversees the administration of the Company’s executive compensation programs. Its responsibilities also include overseeing Pfizer’s compensation and benefit plans and policies, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Named Executive Officers identified in the 2013 Summary Compensation Table. See “Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Committee’s role, processes and activities in overseeing executive compensation. See also “Compensation Committee Report” later in this Proxy Statement.

The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by SEC rules, NYSE listing standards and Pfizer’s Director Qualification Standards. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined in Section 162(m) of the Internal Revenue Code.

The Compensation Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/compensation_committee.jsp. The Compensation Committee Report appears under “Executive Compensation” later in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. During 2013 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

The Compensation Committee determines and oversees the execution of the Company’s executive compensation philosophy and oversees the administration of our executive compensation programs.

20	2014 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

THE SCIENCE AND TECHNOLOGY COMMITTEE

The Science and Technology Committee is composed entirely of independent Directors and is governed by a Board-approved Charter stating its responsibilities. Under its Charter, the Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in the Company’s pharmaceutical research and development (R&D) and technology initiatives. This includes monitoring progress of the Company’s R&D pipeline, and evaluating the quality and direction of the Company’s R&D programs and the Company’s approach to acquiring and maintaining key scientific technologies. The Committee also identifies emerging issues, assesses the performance of R&D leaders, and evaluates the sufficiency of review by external scientific experts. The Science and Technology Committee Charter is available on our website at www.pfizer.com/about/corporate_governance/science_technology_committee.jsp.

The Science and Technology Committee is responsible for periodically examining management’s strategic direction of and investment in our pharmaceutical research and development and technology initiatives.

2014 PROXY STATEMENT	21

Compensation of Non-Employee Directors

Except as described below, our non-employee Directors receive cash compensation, as well as equity compensation in the form of Pfizer stock units. Each of these components is described below. The 2013 compensation of our non-employee Directors is shown in the 2013 Director Compensation Table below. Mr. Read does not receive any compensation for his service as a Director or as Chairman.

NON-EMPLOYEE DIRECTOR COMPENSATION

In 2013, compensation for our non-employee Directors (other than Dr. Ausiello discussed below) consisted of the following:

Position	Cash Retainers	Pfizer Stock Units*
Board Member	$137,500	$137,500
Chair of each Board Committee	$ 30,000
Lead Independent Director	$ 50,000

*	Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (Unit Award Plan), each Director receives Pfizer stock units with a value of $137,500 upon election at each Annual Meeting of Shareholders, provided the Director continues to serve as a Director following the Meeting. Units are not payable until the Director ceases to be a member of the Board, at or after which time they are paid in cash or in shares of Pfizer stock at the Director’s election. A new Director also receives Pfizer stock units in that amount when first elected to the Board.

The Board, on the recommendation of the Corporate Governance Committee, has adopted stock ownership guidelines requiring each non-employee Director to own $550,000 worth of Pfizer stock. For purposes of satisfying this requirement, a Director’s holdings include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan. A Director has five years from the date of (a) his or her first election as a Director; or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement. None of our Directors has pledged Pfizer stock as collateral for personal loans or other obligations. In addition, in early 2013 the Board of Directors adopted a policy prohibiting Directors from pledging Pfizer stock, and we also maintain a policy that prohibits Directors from engaging in activities considered hedging of our common stock.

Under his employer’s policy applicable to his previous position as the Chief of Medicine, Dr. Ausiello was subject to limitations on the amount of compensation he could receive from the Company; however, during 2013 he stepped down from that position and as such those limitations ceased to apply. In addition, pursuant to that policy, Dr. Ausiello was not permitted to receive any equity compensation for serving as a Director. As a result, in 2013, Dr. Ausiello received the customary cash fees for his Board and Committee service, but the dollar value of his annual equity award was credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. Commencing in 2014, Dr. Ausiello is no longer subject to these limitations on receipt of equity compensation.

Messrs. Gray, Mascotte and Narayen were paid a prorated portion of the cash retainer for the period they served as Directors in 2013.

DEFERRED COMPENSATION

Non-employee Directors may defer all or a part of their annual cash retainers under the Unit Award Plan until they cease to be members of the Board. At a Director’s election, the fees held in the Director’s account may be credited either with Pfizer stock units or with interest at the rate of return of an intermediate treasury index. The numbers of Pfizer stock units are calculated by dividing the amount of the deferred fee by the closing price of our common stock on the last business day of the fiscal quarter in which the fee is earned. If fees are deferred as Pfizer stock units, the number of stock units in a Director’s account is increased by crediting additional stock units based on the value of any dividends on the common stock. When a Director ceases to be a member of the Board, the amount attributable to stock units held in his or her account is paid in cash or in Pfizer stock, at the Director’s election. The amount of any cash payment is determined by multiplying the number of Pfizer stock units in the account by the closing price of our common stock on the last business day before the payment date.

The Board, on the recommendation of the Corporate Governance Committee, has adopted stock ownership guidelines requiring each non-employee Director to own $550,000 worth of Pfizer stock.

22	2014 PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS

LEGACY WARNER-LAMBERT EQUITY COMPENSATION PLAN

As a result of our merger with Warner-Lambert, all stock options and restricted stock awards under the Warner-Lambert Company 1996 Stock Plan outstanding as of June 19, 2000 became immediately exercisable or vested. Under this plan, the directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert common stock equivalent account (the Equivalent Account). The Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert directors who joined our Board after the merger and who were Pfizer Directors during 2013—Messrs. Gray and Lorch—had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this plan. Dividend equivalents received under this plan are reinvested. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock equivalent units. The entire balance of Mr. Gray’s units deferred under this plan were paid out in accordance with his elections in 2013. Mr. Lorch’s units will be payable in Pfizer common stock in accordance with his election. These units are described in footnote 2 to the table under “Securities Ownership.”

MATCHING GIFT PROGRAMS

Our non-employee Directors may participate in Pfizer’s matching gift programs, which are available to all employees. Under these programs, the Pfizer Foundation (Pfizer’s philanthropic affiliate) will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per year; contributions to religious and certain other types of non-profit organizations, as well as to individuals and others in need, are not eligible and are not matched. In addition, the Pfizer Foundation will match contributions made to the United Way Campaign, up to a maximum of $15,000 per year. The matching contributions made by the Pfizer Foundation with respect to our non-employee Directors are included in the 2013 Director Compensation Table below and described in footnote 2 to the Table. As indicated above, these matching contributions do not reflect all of the charitable contributions made by our Directors.

2013 DIRECTOR COMPENSATION TABLE

The following table shows 2013 compensation for our non-employee Directors.

Name	Fees Earned Or Paid In Cash ($)	Equity/ Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Dr. Ausiello(3)	305,000	-	8,900	313,900
Mr. Burns(4)	137,500	137,500	15,000	290,000
Mr. Cornwell	167,500	137,500	15,000	320,000
Dr. Fergusson	167,500	137,500	14,950	319,950
Mr. Gray(4)	83,750	137,500	64,385	285,635
Dr. Hobbs	137,500	137,500	2,905	277,905
Ms. Horner	137,500	137,500	6,200	281,200
Mr. Kilts	167,500	137,500	2,500	307,500
Mr. Lorch	187,500	137,500	1,250	326,250
Mr. Mascotte(4)	34,375	-	15,000	49,375
Mr. Narayen(4)	34,375	137,500	-	171,875
Ms. Nora Johnson	137,500	137,500	15,000	290,000
Mr. Sanger	147,500	137,500	15,000	300,000
Dr. Tessier-Lavigne	137,500	137,500	-	275,000

(1)	Represents stock units awarded in 2013 to Directors who were re-elected at the 2013 Annual Meeting of Shareholders (other than Dr. Ausiello, as discussed below). The number of units granted was determined by dividing the grant date value of the award, $137,500, by $30.26, the closing price of the Company’s common stock on April 25, 2013. In the case of Mr. Narayen, represents stock units awarded on September 27, 2013 upon his election as a Director, determined by dividing the grant date value of the award, $137,500, by $28.88, the closing price of the Company’s common stock on September 27, 2013. At the end of 2013, the aggregate number of stock units (including dividend equivalents) held by each current non-employee Director was as follows: Dr. Ausiello, 21,000; Mr. Cornwell, 93,294; Dr. Fergusson, 29,910; Dr. Hobbs, 23,016; Ms. Horner, 128,819; Mr. Kilts, 87,587; Mr. Lorch, 91,347; Mr. Narayen, 5,920; Ms. Nora Johnson, 37,507; Mr. Sanger, 70,073; and Dr. Tessier-Lavigne, 18,228. See Note 3.

(2)	The amounts in this column represent: (a) charitable contributions made in 2013 under our matching gift programs (see “Matching Gift Programs” above), as follows: Dr. Ausiello, $8,900; Mr. Burns, $15,000; Mr. Cornwell, $15,000; Dr. Fergusson, $14,950; Mr. Gray, $15,000; Dr. Hobbs, $2,905; Ms. Horner, $6,200; Mr. Kilts, $2,500; Mr. Lorch, $1,250; Mr. Mascotte, $15,000; Ms. Nora Johnson, $15,000; and Mr. Sanger, $15,000; and (b) for Mr. Gray, above-market interest of $769 on the deferred cash balance under a legacy Warner-Lambert equity compensation plan, paid at the prime rate plus 2%, and the incremental cost to the Company of personal use of the Company aircraft by Mr. Gray’s family upon his passing, in the amount of $48,616. As indicated above under “Matching Gift Programs,” certain charitable contributions by our Directors are not eligible for matching contributions under the programs, and the amounts in the above table therefore may not reflect all such contributions made by our Directors.

(3)	In 2013, Dr. Ausiello’s employer prohibited him from receiving any equity compensation for serving as a Director. For 2013, he received $167,500 in cash compensation, and an additional $137,500 was credited to a deferred cash account to be paid (with an interest equivalent) following his termination of service as a Director. See “Non-Employee Director Compensation.”

(4)	Mr. Burns retired as a Director effective on December 19, 2013, Mr. Gray passed away on July 1, 2013, Mr. Mascotte retired as a Director effective at the 2013 Annual Meeting of Shareholders and Mr. Narayen was elected as a Director effective on September 27, 2013.

2014 PROXY STATEMENT	23

Securities Ownership

The table below shows the number of shares of our common stock beneficially owned as of the close of business on January 31, 2014 by each of our Directors and each Named Executive Officer listed in the 2013 Summary Compensation Table, as well as the number of shares beneficially owned by all of our current Directors and executive officers as a group. Together, these individuals beneficially own less than one percent (1%) of our common stock outstanding. The table and footnotes also include information about stock options, stock appreciation rights in the form of total shareholder return units (TSRUs), stock units, restricted stock, restricted stock units and deferred performance-related share awards credited to the accounts of our Directors and executive officers under various compensation and benefit plans.

	Number of Shares or Units				Options Exercisable
Beneficial Owners	Common Stock		Stock Units		Within 60 Days
Dennis A. Ausiello	2,362	(1)	21,000	(2)
Olivier Brandicourt+	142,634	(3)	119,167	(4)	278,000
W. Don Cornwell	1,759	(1)	93,294	(2)
Frank A. D’Amelio	167,540	(3)	196,607	(4)	292,000
Mikael Dolsten	160,486	(3)	160,419	(4)
Frances D. Fergusson			29,910	(2)
Geno J. Germano	130,664	(1)(3)	113,122	(4)
Helen H. Hobbs			23,016	(2)
Constance J. Horner	16,997		128,819	(2)
James M. Kilts	2,259	(1)	87,587	(2)
George A. Lorch	24,126		91,347	(2)
Shantanu Narayen			5,920	(2)
Suzanne Nora Johnson	10,000		37,507	(2)
Ian C. Read	700,262	(3)(5)	609,139	(4)	415,000
Stephen W. Sanger	1,085	(1)	70,073	(2)
Amy W. Schulman	106,868	(1)(3)	128,807	(4)
Marc Tessier-Lavigne	104		18,228	(2)
John Young	16,192	(3)	46,938	(4)	124,100
All Directors and Executive Officers as a group (24)	1,514,976		2,245,636		1,217,875

+ Ownership is as of October 31, 2013 for Dr. Brandicourt.

(1)	Includes the following shares held in the names of family members: Dr. Ausiello, 2,362 shares; Mr. Cornwell, 300 shares; Mr. Germano, 1,587 shares; Mr. Kilts, 2,259 shares; Mr. Sanger, 1,085 shares; and Ms. Schulman, 300 shares. Dr. Ausiello, Messrs. Cornwell, Germano, and Kilts and Ms. Schulman disclaim beneficial ownership of such shares.

(2)	Represents units (each equivalent to a share of Pfizer common stock) awarded under our Director compensation program (see “Compensation of Non-Employee Directors” above). This number also includes the following units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert 1996 Stock Plan: Mr. Lorch, 16,335 units. See “Compensation of Non-Employee Directors—Legacy Warner-Lambert Equity Compensation Plan” above.

(3)	Includes shares credited under the Pfizer Savings Plan and/or deferred shares relating to previously vested awards under the Company’s share award programs. These plans are described later in this Proxy Statement. Also includes 1,279 shares in the Pfizer Share Ownership Plan for Mr. Young.

(4)	In the case of Messrs. D’Amelio, Germano, Read and Young and Dr. Dolsten, includes units (each equivalent to a share of Pfizer common stock) to be settled in cash following the officer’s separation from service, held under the Pfizer Supplemental Savings Plan, and for Mr. Germano also includes 4,146 units held under the Wyeth Supplemental Employee Savings Plan. The Pfizer Supplemental Savings Plan is described later in this Proxy Statement. Also includes the following restricted stock units (each equivalent to a share of Pfizer common stock): Dr. Brandicourt, 102,001; Mr. D’Amelio, 164,823; Dr. Dolsten, 155,004; Mr. Germano, 104,691; Mr. Read, 452,570; Ms. Schulman, 120,807; and Mr. Young, 44,815. These units are unvested, except that in the case of Mr. Read, in view of his age and years of service with Pfizer, a prorated portion of the units would vest upon retirement and, in the case of Dr. Brandicourt, a pro rata portion was forfeited in connection with his separation from employment and the remainder either vested or continues to vest. See “2013 Outstanding Equity Award at Fiscal Year-End Table.” This column does not include the following stock appreciation rights in the form of TSRUs: Dr. Brandicourt, 1,123,929 (a portion of which was forfeited in connection with his separation from employment and the remainder of which vested and will settle on the original settlement dates); Mr. D’Amelio, 1,657,374; Dr. Dolsten, 1,297,161; Mr. Germano, 998,527; Mr. Read, 4,609,853; Ms. Schulman, 1,132,947; and Mr. Young, 528,893. See “2013 Outstanding Equity Awards at Fiscal Year-End” and “Estimated Benefits upon Termination” for a discussion of the vesting of restricted stock units and TSRUs.

(5)	Includes 61,609 shares held in a Grantor Retained Annuity Trust.

24	2014 PROXY STATEMENT

SECURITIES OWNERSHIP

BENEFICIAL OWNERS

Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, as of December 31, 2013, the only person known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name and Address of Beneficial Owner(1)	Shares of Pfizer Common Stock(1)	Percent of Class
BlackRock, Inc.	421,857,070	6.5%
40 East 52nd Street
New York, NY 10022

(1) This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 10, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and certain of our officers to file reports of holdings and transactions in Pfizer equity with the SEC and the NYSE. Based on our records and other information, we believe that in 2013 our Directors and our officers who were subject to Section 16(a) met all applicable filing requirements, except as follows: Upon becoming subject to Section 16 in December 2010, Olivier Brandicourt, who was then President and General Manager of Pfizer Primary Care, filed a Form 3 with the SEC on a timely basis that inadvertently failed to include 37,623 shares of Pfizer common stock held in a brokerage account. Promptly after being informed of the omission, Dr. Brandicourt filed an amendment to the Form 3 reporting the correct number of shares directly owned.

2014 PROXY STATEMENT	25

Related Person Transactions; Indemnification; and Legal Proceedings

RELATED PERSON TRANSACTION APPROVAL POLICY

The Company has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. Under the Policy, Company management determines whether a transaction requires review by the Committee, and transactions requiring review are referred to the Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee decides whether or not to approve such transactions and approves only those transactions that are deemed to be in the best interests of the Company. If the Company becomes aware of an existing transaction with a related person that has not been approved under this Policy, the matter is referred to the Committee. The Committee then evaluates all options available, including ratification, revision or termination of such transaction.

TRANSACTIONS WITH RELATED PERSONS

We have no related person transactions to report.

INDEMNIFICATION

We indemnify our Directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

LEGAL PROCEEDINGS

In February 2013, a shareholder derivative action was filed in the Supreme Court of the State of New York, County of New York, against certain current and former officers and directors of Pfizer. Pfizer is named as a nominal defendant. The complaint alleges that the individual defendants breached their fiduciary duties to the Company as the result of, among other things, inadequate oversight of compliance by Pfizer subsidiaries in various countries outside the U.S. with the U.S. Foreign Corrupt Practices Act. The plaintiff seeks damages in unspecified amounts and other unspecified relief on behalf of Pfizer.

The Company has adopted a Related Person Transaction Approval Policy that is administered by the Corporate Governance Committee. The Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

26	2014 PROXY STATEMENT

Proposals Requiring Your Vote

ITEM 1 – ELECTION OF DIRECTORS

Twelve members of our Board are standing for re-election, to hold office until the next Annual Meeting of Shareholders. A majority of the votes cast is required for the election of Directors in an uncontested election (which is the case for the election of Directors at the 2014 Annual Meeting). A majority of the votes cast means that the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee. Our Corporate Governance Principles contain detailed procedures to be followed in the event that one or more Directors do not receive a majority of the votes cast “for” his or her election at the Annual Meeting.

Each nominee elected as a Director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Under Pfizer’s Corporate Governance Principles, a Director is generally required to retire when he or she reaches age 73 or at the first Annual Meeting of Shareholders following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems a waiver to be in the best interests of the Company.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies may be voted by the Proxy Committee for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The Proxy Committee appointed by the Board of Directors intends to vote for the election of each of these nominees, unless you indicate otherwise when you vote.

The following pages contain biographical and other information about the nominees, including each nominee’s age at the date of the Annual Meeting. Each nominee’s other current public company directorships, if any, are shown beneath the nominee’s photograph as well as in the biographical information; former and non-public company directorships, if any, are noted only in the nominee’s biographical information. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Corporate Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, most of our Directors serve or have served on boards and board committees (including, in many cases, as committee chairs) of other public companies, which we believe provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Your Board of Directors recommends a vote FOR the election of each of these nominees as Directors.

2014 PROXY STATEMENT	27

Director Since: 2006

Board Committees:

Audit, Corporate Governance, Regulatory and Compliance, and Science and Technology (Chair)

Other Current Public Boards:

Alnylam Pharmaceuticals, Inc.

Nominees for Directors

Dennis A. Ausiello, 68

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Director, Center for Assessment Technology and Continuous Health (CATCH). Physician-in-Chief, Emeritus at Massachusetts General Hospital and Chief of Medicine at Massachusetts General Hospital from 1996 until April 2013. Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School. President of the Association of American Physicians in 2006. Member of the Institute of Medicine of the National Academies of Science and a Fellow of the American Academy of Arts and Sciences. Director of Alnylam Pharmaceuticals, TARIS BioMedical, Inc. and several non-profit organizations. Member of scientific advisory boards of Bind Therapeutics and Blend Therapeutics. Our Director since 2006. Chair of our Science and Technology Committee and member of our Audit Committee, our Corporate Governance Committee, and our Regulatory and Compliance Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Dr. Ausiello’s experience and training as a practicing physician (Board certified in nephrology), a scientist and a nationally recognized leader in academic medicine enable him to bring valuable insights to the Board, including through his understanding of the scientific nature of our business and the ability to assist us in prioritizing opportunities for drug development. In addition, Dr. Ausiello oversaw a large research portfolio and an extensive research and education budget at Massachusetts General Hospital, giving him a critical perspective on drug discovery and development and providing a fundamental understanding of the potential pathways contributing to disease. Through his past experience as the Chief of Medicine at Massachusetts General Hospital, Dr. Ausiello also brings leadership, oversight and finance experience to the Board.

Director Since: 1997

Board Committees:

Audit (Chair), Compensation, Regulatory and Compliance, and Science and Technology

Other Current Public Boards:

American International Group, Inc. and Avon Products, Inc.

W. Don Cornwell, 66

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009 and Vice Chairman until December 2009. Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. Director of American International Group, Inc. and Avon Products, Inc. Director of the Wallace Foundation from 2002 until 2012. Trustee of Big Brothers/Sisters of New York. Our Director since 1997. Chair of our Audit Committee and member of our Compensation Committee, our Regulatory and Compliance Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Through Mr. Cornwell’s 38-year career as an entrepreneur driving the growth of a consumer-focused media company, an executive in the investment banking industry and a director of several significant consumer product and healthcare companies, he has valuable business, leadership and management experience and brings important perspectives on the issues facing our Company. Mr. Cornwell founded and built Granite, a consumer-focused media company, through acquisitions and operating growth, enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service and leadership on the audit, finance and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

28	2014 PROXY STATEMENT

NOMINEES FOR DIRECTORS

Frances D. Fergusson, 69

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President Emeritus of Vassar College since 2006 and President from 1986 to 2006. Served on the Mayo Clinic Board for 14 years, the last four years as its Chairman, and as President of the Board of Overseers of Harvard University from 2007 through 2008. Director of Wyeth from 2005 until 2009. Director of Mattel, Inc. She serves as a Trustee on the executive committees of the Getty Trust, The School of American Ballet and Second Stage Theatre and as a director of The John and Mable Ringling Museum of Art Foundation, Inc. Our Director since 2009. Chair of our Regulatory and Compliance Committee and a member of our Compensation Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Dr. Fergusson has strong leadership skills, having served as President of Vassar College for 20 years and, during her tenure, developing a long-term financial plan and strengthening the College’s financial position. She has also headed strategic planning projects at Vassar and other organizations. Dr. Fergusson’s service on the boards of not-for-profit organizations, including the Mayo Clinic (which she chaired from 1988 to 2002), enables her to bring to the Board experience and knowledge of healthcare from alternate perspectives.

Director Since: 2009

Board Committees:

Compensation, Regulatory and Compliance (Chair), and Science and Technology

Other Current Public Boards:

Mattel, Inc.

Helen H. Hobbs, 61

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Investigator of the Howard Hughes Medical Institute since 2002, a Professor of Internal Medicine and Molecular Genetics and Director of the McDermott Center for Human Growth and Development at the University of Texas Southwestern Medical Center. In 2007, Dr. Hobbs was elected to the National Academy of Sciences and received the Distinguished Scientist Award from the American Heart Association. Dr. Hobbs was elected to the Institute of Medicine in 2004 and the American Academy of Arts and Sciences in 2006. She is a member of the American Society of Clinical Investigation and the Association of American Physicians. Director of the Dallas Heart Study. She received the International Society of Atherosclerosis Prize in 2012. In 2005 she became the first recipient of the Clinical Scientist Award from the American Heart Association and was awarded Germany’s Heinrich Wieland Prize. Our Director since 2011. Member of our Corporate Governance Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Dr. Hobbs’ background reflects significant achievements in academia and medicine. She has served as a faculty member at the University of Texas Southwestern Medical Center for more than 20 years, and is a leading geneticist in the arena of metabolism and heart disease, areas in which Pfizer has significant investments and experience. Pfizer benefits from her experience, expertise and achievements in both medicine and science.

Director Since: 2011

Board Committees:

Corporate Governance and Science and Technology

Other Current Public Boards:

None

2014 PROXY STATEMENT	29

NOMINEES FOR DIRECTORS

Director Since: 1993

Board Committees:

Corporate Governance, Regulatory and Compliance, and Science and Technology

Other Current Public Boards:

Ingersoll-Rand plc and Prudential Financial, Inc.

Constance J. Horner, 72

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Guest Scholar from 1993 until 2005 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government, foreign policy and the social sciences. Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from 1991 to 1993. Deputy Secretary, U.S. Department of Health and Human Services, from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Director of Ingersoll-Rand plc and Prudential Financial, Inc.; Fellow, National Academy of Public Administration; and Member of the Board of Trustees of the Prudential Foundation. Our Director since 1993 and Lead Independent Director from 2007 until December 2010. Member of our Corporate Governance Committee, our Regulatory and Compliance Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Ms. Horner is well-versed in federal health and health financing policy as well as talent management as a result of her service as the head of the U.S. Office of Personnel Management, which, among other responsibilities, designs and administers the health insurance program for federal employees and retirees and manages policies and programs for the recruitment, training and compensation of the federal workforce; her chairmanship of a White House Competitiveness Council task force making recommendations to improve the drug approval process; and her service as Deputy Secretary of the U.S. Department of Health and Human Services, where she had responsibility for the Food and Drug Administration, the National Institutes of Health, the Public Health Service and the Health Care Financing Administration (now the Center for Medicare and Medicaid Services), lending insight into how the federal government makes health policies that affect Pfizer’s ability to create products and get them to the people who need them. In addition, Ms. Horner’s government experience positions her to provide oversight to our Company in government relations, including regulatory areas.

Director Since: 2007

Board Committees:

Compensation (Chair), and Science and Technology

Other Current Public Boards:

Meadwestvaco Corporation, MetLife, Inc. and Nielsen Holdings N.V.

James M. Kilts, 66

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Founding Partner, Centerview Capital, a private equity firm, since 2006. Vice Chairman, The Procter & Gamble Company, from 2005 to 2006. Chairman and Chief Executive Officer, The Gillette Company, from 2001 to 2005 and President, The Gillette Company, from 2003 to 2005. President and Chief Executive Officer, Nabisco Group Holdings Corporation, from 1998 until its acquisition in 2000. Chairman of the Nielsen Company B.V. Supervisory Board and Non-Executive Director and Chairman (until December 31, 2013) of the Board of Nielsen Holdings N.V., Director of Meadwestvaco Corporation and MetLife, Inc., Trustee of Knox College and the University of Chicago, and a member of the Board of Overseers of Weill Cornell Medical College. Our Director since 2007. Chair of our Compensation Committee and member of our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Mr. Kilts’ tenure as CEO of Gillette and Nabisco and as Vice Chairman of Procter & Gamble provides valuable business, leadership and management experience, including expertise in cost management, creating value and resource allocation. In addition, Mr. Kilts’ knowledge of consumer businesses has given him insights on reaching consumers and on the importance of innovation—both important aspects of Pfizer’s business. Through his service on the board of MetLife, an insurance company, Mr. Kilts can offer a view of healthcare from another perspective, and through Mr. Kilts’ service on various compensation committees, including ours, he has a strong understanding of executive compensation and related areas.

30	2014 PROXY STATEMENT

NOMINEES FOR DIRECTORS

George A. Lorch, 72

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman Emeritus of Armstrong Holdings, Inc., a global manufacturer of flooring and ceiling materials, since 2000, having served as Chairman and Chief Executive Officer and in other executive capacities with Armstrong Holdings, Inc. and its predecessor, Armstrong World Industries, Inc., from 1993 to 2000. Director of Autoliv, Inc., Masonite International, Inc., and WPX Energy, Inc., and also a Director of HSBC Finance Corporation and HSBC North America Holding Company, wholly owned subsidiaries of HSBC LLC (Mr. Lorch announced his intention to retire in April 2014). Director of Williams Companies, Inc. from 2001 until 2011. Our Director since 2000 and Chairman of the Board from December 2010 to December 2011. Lead Independent Director since December 2011.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Mr. Lorch’s service as CEO of Armstrong Holdings provides valuable business, leadership and management experience, including expertise leading a large organization with global operations, giving him a keen understanding of the issues facing a multinational business such as Pfizer’s. In addition, Mr. Lorch has significant experience with manufacturing, marketing and branding, all important areas for Pfizer. Mr. Lorch’s experience on the board of directors of Autoliv, a non-U.S.-based public company, enables him to bring global perspectives and experience to the Board, including best practices gained from other countries. Moreover, his service on various compensation committees (including ours, until December 2010) has given him a strong understanding of executive compensation and related areas. Mr. Lorch is currently chair of the nominating/governance committee of other public companies.

Director Since: 2000

Lead Independent Director

Other Current Public Boards:

Autoliv, Inc., HSBC Finance Corporation (retiring April 2014), Masonite International, Inc. and WPX Energy, Inc.

Shantanu Narayen, 50

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President and Chief Executive Officer and Director of Adobe Systems Incorporated, a producer of creative and digital marketing software. Prior to his appointment as CEO in December of 2007, Mr. Narayen held various leadership roles at Adobe, including President and Chief Operating Officer, Executive Vice President of Worldwide Products, and Senior Vice President of Worldwide Product Development. Director of Dell Inc. from 2009 until October 2013 and Director of Metavante Technologies Inc. from 2007 until 2009. He serves as President of the Board of Adobe Foundation, which funds philanthropic initiatives around the world. He is a member of the U.S. President’s Management Advisory Board, established in 2010 to provide advice on how to implement best business practices. Our Director since 2013. Member of our Corporate Governance Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Mr. Narayen’s experience as President and CEO of Adobe Systems brings strong leadership and management skills and his past roles in worldwide product development provide valuable global operations experience. His past experience as a director on other public boards provides a broad perspective on issues facing public companies and governance matters. Mr. Narayen also brings a strong technology background to Pfizer’s Board as well as a diversity of experience that benefits Pfizer.

Director Since: 2013

Board Committees:

Corporate Governance and Science and Technology

Other Current Public Boards:

Adobe Systems Incorporated

2014 PROXY STATEMENT	31

NOMINEES FOR DIRECTORS

Director Since: 2007

Board Committees:

Audit, Compensation, and Science and Technology

Other Current Public Boards:

American International Group, Inc., Intuit Inc. and VISA Inc.

Suzanne Nora Johnson, 56

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Retired Vice Chairman, Goldman Sachs Group, Inc., since 2007. During her 21-year tenure with Goldman Sachs, she served in various leadership roles, including Chair of the Global Markets Institute, Head of Global Research, and Head of Global Health Care. Director of American International Group, Inc., Intuit Inc. and VISA Inc. Member of the Board of Governors of the American Red Cross, Vice Chair, Board of Trustees of The Brookings Institution, Co-Chairman of the Board of Trustees of the Carnegie Institution of Washington and member of the Board of Trustees of the University of Southern California. Our Director since 2007. Member of our Audit Committee, our Compensation Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Ms. Nora Johnson’s careers in law and investment banking, including serving in various leadership roles at Goldman Sachs, provide valuable business experience and critical insights on the roles of the law, finance and strategic transactions to our business. In addition, Ms. Nora Johnson’s extensive knowledge of healthcare through her role in healthcare investment banking and her involvement with not-for-profit organizations, such as in scientific research (The Carnegie Institution), healthcare policy (RAND Corporation and The Brookings Institution), and healthcare services (the American Red Cross), provide touchstones of public opinion and exposure to diverse, global points of view. Ms. Nora Johnson also brings financial expertise to the Board, providing an understanding of financial statements, corporate finance, accounting and capital markets.

Director Since: 2010

Other Current Public Boards:

Kimberly-Clark Corporation

Ian C. Read, 60

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of the Board and Chief Executive Officer of Pfizer since December 2011. President and Chief Executive Officer from December 2010. Previously, he served as Senior Vice President and Group President of the Worldwide Biopharmaceutical Businesses, which he led from 2006 through December 2010. In that role, he oversaw five global business units—Primary Care, Specialty Care, Oncology, Established Products and Emerging Markets. Mr. Read began his career with Pfizer in 1978 as an operational auditor. He worked in Latin America through 1995, holding positions including Chief Financial Officer, Pfizer Mexico, and Country Manager, Pfizer Brazil. In 1996, he was appointed President of Pfizer’s International Pharmaceuticals Group, with responsibility for Latin America and Canada. He became Executive Vice President, Europe, in 2000, was named a Corporate Vice President in 2001, and assumed responsibility for Canada, in addition to Europe, in 2002. Mr. Read later became accountable for operations in both the Africa/Middle East region and Latin America as well. Director of Kimberly-Clark Corporation. Mr. Read serves on the Boards of Pharmaceutical Research and Manufacturers of America (PhRMA) and the Partnership of New York City. Member of the President’s Export Council and U.S.-China Business Council. Our Director since December 2010.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Mr. Read brings over 30 years of business, operating and leadership experience to the Board. His extensive knowledge of the biopharmaceutical industry in general, and Pfizer’s worldwide biopharmaceutical business in particular, provides crucial insight to our Board on the Company’s strategic planning and operations. Mr. Read provides an essential link between management and the Board on management’s business perspectives, and the combination of his knowledge of the business and his leadership skills make his role as Chairman and CEO optimal at this time. Further, his experience as a member of another public company board provides him with an enhanced perspective on issues applicable to public companies.

32	2014 PROXY STATEMENT

NOMINEES FOR DIRECTORS

Stephen W. Sanger, 68

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

Chairman of General Mills, Inc., a packaged food producer and distributor, from 1995 until his retirement in 2008 and its Chief Executive Officer from 1995 to 2007. Former Chairman of the Grocery Manufacturers of America. Recipient of the Woodrow Wilson Award for Public Service in 2009. Chaired the Fiscal Policy Committee of the Business Roundtable and served as a director of Catalyst. Director of Wells Fargo & Company. Director of Target Corporation from 1996 until 2013. Our Director since 2009. Chair of our Corporate Governance Committee and a member of our Audit Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

With more than 12 years’ experience as Chairman and CEO of General Mills, Mr. Sanger has valuable business, leadership and management experience, including experience in acquisitions through the purchase of Pillsbury, creating one of the world’s largest food companies. As CEO of General Mills, Mr. Sanger improved sales and market position, developed innovative ideas and streamlined operations, expertise which benefits Pfizer. In addition, Mr. Sanger has experience leading a company whose products are subject to FDA regulation, lending insight into the regulated nature of our consumer business.

Director Since: 2009

Board Committees:

Audit, Corporate Governance (Chair), and Science and Technology

Other Current Public Boards:

Wells Fargo & Company

Marc Tessier-Lavigne, 54

POSITION, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE:

President of The Rockefeller University since March 2011, Carson Family Professor and head of the Laboratory of Brain Development at The Rockefeller University. Between 2003 and 2011, held positions of increasing responsibility at Genentech, a leading biopharmaceutical company, where he became Executive Vice President, Research, and Chief Scientific Officer. Susan B. Ford Professor in the School of Humanities and Sciences, and Professor of Biological Sciences and of Neurology and Neurological Sciences at Stanford University from 2001 to 2003, and a faculty member at the University of California, San Francisco from 1991 to 2001. In addition, Dr. Tessier-Lavigne was a Howard Hughes Medical Institute Investigator from 1994 to 2003. Director of Regeneron Pharmaceuticals, Inc., Agios Pharmaceuticals Inc. and Juno Therapeutics, Inc. Member of the National Academy of Sciences and its Institute of Medicine, and a Fellow of the Royal Society (U.K.), the Royal Society of Canada, the Academy of Medical Sciences (U.K.) and the American Association for the Advancement of Science. Director of the Rockefeller Archive Center and Federal Reserve Bank of New York and also serves on various scientific boards. Our Director since 2011. Member of our Regulatory and Compliance Committee and our Science and Technology Committee.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:

Dr. Tessier-Lavigne’s background reflects significant achievements in a wide variety of disciplines. His business experience includes a senior management role at Genentech, demonstrating his understanding of the role of science in business; his achievements and credentials in science and medicine reflect significant medical and scientific knowledge; and his previous and current roles in academia provide an understanding of the role of research in the pharmaceutical industry. Pfizer benefits from his experience and expertise in these and other areas.

Director Since: 2011

Board Committees:

Regulatory and Compliance and Science and Technology

Other Current Public Boards:

Agios Pharmaceuticals Inc., and Regeneron Pharmaceuticals, Inc.

2014 PROXY STATEMENT	33

ITEM 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To execute this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected, and the Board of Directors has ratified the selection of, KPMG LLP (KPMG) to serve as our independent registered public accounting firm for 2014. Pfizer’s auditors have been KPMG and its predecessor firm, Peat, Marwick, Mitchell & Co., since 1987. Prior to that, Pfizer’s auditors were Main Hurdman (until its acquisition by Peat, Marwick, Mitchell & Co. in 1987) and its predecessors. In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify the selection of KPMG as our independent registered public accounting firm for 2014. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. See “Governance of the Company—Board and Committee Information—The Audit Committee” for additional information on the selection of the independent registered public accounting firm. The Proxy Committee appointed by the Board of Directors intends to vote for the ratification of KPMG as our independent registered public accounting firm for 2014 unless you indicate otherwise when you vote.

Representatives of KPMG will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Your Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2014.

34	2014 PROXY STATEMENT

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT AND NON-AUDIT FEES

The following table shows the fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and December 31, 2012, and fees billed for other services rendered by KPMG during those periods.

	2013	2012
Audit fees:(1)	$27,391,000	$44,005,000
Audit-related fees:(2)	1,356,000	1,181,000
Tax fees:(3)	3,267,200	5,081,000
All other fees:(4)	0	0
Total	$32,014,200	$50,267,000

(1)	Audit fees were principally for audit work performed on the consolidated financial statements and internal control over financial reporting, as well as statutory audits. The decrease in audit fees in 2013 versus 2012 relates primarily to additional audit fees incurred in connection with the strategic reviews of our Nutrition and Animal Health businesses in 2012.

(2)	Audit-related fees were principally for the audits of employee benefit plans.

(3)	Tax fees were principally for services related to tax compliance and reporting and analysis services.

(4)	KPMG did not provide any “other services” during the period.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (PCAOB) regarding auditor independence, the Audit Committee has responsibility for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

1.	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.	Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; and tax compliance and reporting.

4.	All other services are those services not captured in the audit, audit-related or tax categories. The Company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2014 PROXY STATEMENT	35

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as, when applicable, alternative accounting treatments. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee has discussed with the independent registered public accounting firm matters required to be discussed under applicable PCAOB standards.

In addition, the Committee has reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management. As part of that review, the Committee has received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Committee has discussed the independent registered public accounting firm’s independence from the Company.

The Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

As part of its responsibilities for oversight of the Company’s Enterprise Risk Management process, the Committee has reviewed and discussed Company policies with respect to risk assessment and risk management, including discussions of individual risk areas, as well as an annual summary of the overall process.

The Committee has discussed with the Company’s Internal Audit Department and independent registered public accounting firm the overall scope of and plans for their respective audits. The Committee meets with the Chief Internal Auditor, Chief Compliance and Risk Officer, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC. The Committee has selected, and the Board of Directors has ratified, the selection of the Company’s independent registered public accounting firm for 2014.

The Audit Committee

Dennis A. Ausiello	W. Don Cornwell, Chair

Suzanne Nora Johnson	Stephen W. Sanger

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

36	2014 PROXY STATEMENT

ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

2013 ADVISORY VOTE ON EXECUTIVE COMPENSATION; SHAREHOLDER OUTREACH

At the 2013 Annual Meeting, Pfizer’s executive compensation program was approved, on an advisory basis, by 95.6% of the votes cast. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee in 2012 and early 2013.

This view was reinforced further in discussions with institutional investors both in connection with and following the 2013 Annual Meeting. Consistent with Pfizer’s long-standing reputation for investor engagement, our shareholder outreach resulted in discussions with both U.S. and U.K.- based investors representing approximately 30% of our outstanding shares. This robust outreach reflects Pfizer’s commitment to keep attuned with shareholders on key issues of importance to them, and to seek regular feedback on our compensation program and practices notwithstanding favorable advisory votes on executive compensation in prior years.

During our 2013 outreach, investor feedback was strongly positive. In particular, investors indicated support for our:

•	Performance Alignment. Investors commented that our program is appropriately linked to performance.

•	Level of Disclosure. A number of investors noted that our compensation disclosure remains robust and comprehensive, and were appreciative of our efforts to highlight, simplify and summarize relevant information through the use of graphics and an executive summary.

We also received specific feedback from investors on how we could continue to enhance our program. These suggestions included:

•	Performance Based Long-Term Incentives. A few investors suggested increasing the focus on performance based long-term incentives or modifying the performance share awards to further strengthen the link between pay and performance.

•	Equity Granting Practices. Some investors discussed the potential benefits of modifying the existing share ownership requirements and further aligning pay with performance into retirement.

The Compensation Committee and full Board were kept apprised of investor feedback gathered during our discussions.

Based on this feedback and marketplace trends, the Compensation Committee made two key changes to our compensation program. Effective with the 2014 long-term incentive award grants, the terms of the Performance Share Awards (PSAs) and Restricted Stock Units (RSUs) were modified to provide for continued vesting in accordance with the original grant term following retirement, rather than vest pro-rata upon retirement. This change will further strengthen the connection with pay for long-term performance into retirement. In addition, in 2013 we expanded the Performance Portfolio Share awards program to additional business units and countries to improve the alignment of long-term grant value with the achievement of R&D performance goals supporting the pipeline. The Compensation Committee also reviewed the PSA payout matrix to ensure that the matrix appropriately ties pay with performance and is consistent with competitive practice.

We elicited feedback on the benefits of including additional disclosures on “realized” and/or “realizable” pay in our proxy statement. We also obtained shareholder views on the usefulness of including pay ratios (comparing CEO total annual compensation to that of the Company’s median employee) prior to such disclosure being required. Investor views remain mixed on both topics, with the majority expressing concerns about the usefulness of inconsistent (across companies) disclosure of “realized” and/or “realizable” pay information. Most shareholders consulted also expressed uncertainty about the usefulness of pay ratio disclosures in their assessment of the Compensation Committee’s compensation decisions.

The Compensation Committee, after consideration of the feedback from shareholders, 2013 voting results, and advice from its independent advisor, concluded that our executive compensation program achieves the goals of our executive compensation philosophy and has the support of an overwhelming majority of our shareholders. Therefore, the Compensation Committee has reaffirmed the elements of Pfizer’s executive compensation plan and policies, with the modifications as described above.

OUR EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

A significant portion of the total compensation opportunity for each of our executives is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators with consideration of company

2014 PROXY STATEMENT	37

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value or level of awards granted.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

•	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;

•	aligning annual incentive awards with annual operating financial and strategic objectives; and

•	rewarding absolute and relative performance in total shareholder return through long-term equity incentive awards.

We apply our compensation philosophy, goals and principles as follows:

•	We closely align our executive compensation structure with the median compensation of both a peer group of U.S.-based pharmaceutical companies and of general industry comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors. Within the executive compensation structure, each element of total direct compensation is similarly aligned, including our salary midpoints and target annual short-term and long-term incentive award values. An executive’s pay may be higher or lower than the targeted structure depending primarily on corporate, Business Unit/Function, and individual performance; experience and advancement potential; and internal equity.

•	Our annual incentive program utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: revenue, adjusted diluted earnings per share, and cash flow. The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level. Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, Business Unit/Function and individual performance.

•	Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

•	Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term equity incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our NEOs.

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout the Compensation Discussion & Analysis (CD&A). In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

Shareholders are urged to read the CD&A and other information in the “Executive Compensation” section of this Proxy Statement. The Compensation Committee and the Board of Directors believe that the information provided in that section demonstrates that our executive compensation program aligns our executives’ compensation with Pfizer’s short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. Accordingly, the following resolution will be submitted for a shareholder vote at the 2014 Annual Meeting:

“RESOLVED, that the shareholders of Pfizer Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. Consistent with Pfizer’s record of shareholder responsiveness, the Compensation Committee will consider shareholders’ concerns and take them into account in future determinations concerning our executive compensation program. The Proxy Committee appointed by the Board of Directors intends to vote for the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as stated in the above resolution, unless you indicate otherwise when you vote.

Your Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers, as stated in the above resolution.

38	2014 PROXY STATEMENT

ITEM 4 – APPROVAL OF THE PFIZER INC. 2014 STOCK PLAN

On February 27, 2014, upon the recommendation of the Compensation Committee, the Board approved the Pfizer Inc. 2014 Stock Plan (the 2014 Plan), subject to shareholder approval at the 2014 Annual Meeting. The 2014 Plan will replace and supersede the 2004 Stock Plan, as amended and restated (the 2004 Plan). The 2004 Plan is the only Pfizer compensation plan under which equity-based compensation may currently be awarded to our executives and other employees. If the 2014 Plan is approved by our shareholders, the 2014 Plan will become effective on April 24, 2014 (the Effective Date). The 2014 Plan will terminate on April 24, 2024, unless terminated earlier by the Board or the Compensation Committee, but awards granted prior to such date may extend beyond that date. If the 2014 Plan is not approved by our shareholders, no awards will be made under the 2014 Plan, but we will not have enough shares to grant equity awards in the next annual award cycle in 2015.

If this proposal is approved, the maximum number of shares reserved for issuance under the 2014 Plan will be 520,000,000 plus (i) the number of shares that remain available for issuance as of April 24, 2014 under the 2004 Plan(1), and (ii) the number of shares that are subject to awards as of April 24, 2014 that, in the future, are forfeited, cancelled, exchanged, surrendered or terminate under the 2004 Plan, without a distribution of shares to the recipient and consistent with the terms of the 2004 Plan. No further awards will be made under the 2004 Plan if this proposal is approved.

In addition to requesting shareholder approval of the 2014 Plan and the new shares being reserved for issuance (520,000,000), we also are requesting shareholder approval of the material terms of the 2014 Plan in order to allow performance-based compensation under Section 162(m) (Section 162(m)) of the Internal Revenue Code (the Code) to be tax-deductible, including performance measures and maximum individual limits. See “Performance-Based Awards” below. Pfizer is required to obtain this approval for performance-based awards in order to ensure that we can claim an income tax deduction when we pay such awards. Pfizer’s shareholders last approved the material terms of the performance goals for performance awards under the 2004 Stock Plan in April 2009, when the 2004 Plan was amended and restated.

Although our future burn rate will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 520,000,000(2) shares of common stock reserved for issuance under the 2014 Plan will enable us to continue to utilize stock-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things, our stock price and volatility, our share burn rate and overhang and how they compare with our industry peers, the existing terms of our outstanding awards, our proposed fungible share rate of 3:1 for full-share awards under the 2014 Plan, and the effect of our share repurchase program(s). The results of this analysis were presented to our Compensation Committee and our Board for their consideration.

KEY COMPONENT OF COMPENSATION

Equity compensation is a key component of our total compensation package. As a worldwide biopharmaceutical company, attracting, retaining and motivating specialized talent is critical to achieving our strategic and operating goals, including our goal to increase shareholder value. We believe that grants of equity allow us to remain competitive in the marketplace, enabling us to link executive compensation to performance, and attract, retain and motivate high-caliber talent dedicated to Pfizer’s long-term growth and success.

PURPOSE OF THE 2014 PLAN

We believe that the adoption of the 2014 Plan is necessary in order to allow Pfizer to continue to utilize equity awards, including performance awards to attract, retain and motivate employees and to further align the interests of our employees with those of Pfizer’s shareholders.

One key feature of the 2014 Plan is the flexibility to grant certain awards with performance-based vesting or payment requirements that are designed to satisfy the requirements of the “performance-based exception” under Section 162(m) of the Code. These awards are referred to as “Performance Awards” and are in addition to other awards, such as stock options, restricted stock units, total shareholder return units and stock appreciation rights, which are expressly authorized under the 2014 Plan and may also qualify as performance-based compensation for Section 162(m) purposes. Performance Awards made under the 2014 Plan may only qualify as “performance-based compensation” under Section 162(m) of the Code if the 2014 Plan and the performance goals provided by the plan are approved by our shareholders.

On February 27, 2014, the closing price of our common stock traded on the NYSE, as published in the Wall Street Journal, was $32.23 per share.

(1)	Will not include approximately 42 million shares underlying stock options which expired unexercised on February 25, 2014 at a grant price of $37.15, which were granted under the 2001 Stock Plan.

(2)	Does not include additional shares available for future grant under the 2004 Plan.

2014 PROXY STATEMENT	39

APPROVAL OF THE 2014 STOCK PLAN

REASONS FOR SEEKING SHAREHOLDER APPROVAL

In summary, we are seeking approval of the 2014 Plan in order, among other things, to: (i) comply with NYSE rules requiring stockholder approval of equity compensation plans; (ii) allow the Compensation Committee to grant incentive stock options (ISOs) to employee participants in the 2014 Plan; and (iii) allow the Compensation Committee the ability to continue to grant stock awards intended to qualify as “performance-based compensation,” thereby preserving the Company’s tax deduction under Section 162(m) of the Code.

We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. We anticipate that we will exhaust the current reserve of shares under the 2004 Plan before we would make our normal annual grants of equity awards in 2015.

HISTORICAL ANNUAL SHARE USAGE

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards.

Overhang. As of the end of 2013, we had 539 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the 2004 Plan, which represented approximately 8% of fully diluted common shares outstanding (or, the “overhang percentage”). The 520 million new shares proposed to be included in the 2014 Plan Share Reserve would increase the overhang percentage by an additional 6% to approximately 14%. On February 25, 2014, stock options covering approximately 42 million shares expired unexercised and were not added back to the amount available for grant under the 2004 Plan.

Share Usage. The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows:

	Fiscal Year 2013	Fiscal Year 2012	Fiscal Year 2011	Average
A Stock Options Granted	45,013,036	57,919,386	66,850,001	56,594,141
B Restricted Stock Granted	10,252,727	13,232,154	15,671,064	13,051,982
C Total Shareholder Return Units Granted	7,978,490	10,290,050	10,001,855	9,423,465
D Performance Awards	9,514,384	6,056,024	2,380,890	5,983,766
E Total Full Value Awards (B+C+D)	27,745,601	29,578,228	28,053,809	28,459,213
F Total Options and Shares Granted (A+E)	72,758,637	87,497,614	94,903,810	85,053,354
G Basic Weighted Average Common Shares Outstanding	6,813,393,464	7,441,651,164	7,816,848,881	7,357,297,836
H Annual Share Usage (F / G)	1.07%	1.18%	1.21%	1.16%
I Dilution	7.78%	8.74%	9.75%	8.76%

PROMOTION OF GOOD COMPENSATION GOVERNANCE PRACTICES

We believe the 2014 Plan and our other related governance practices and policies contain provisions that are consistent with the interests of our shareholders and with our corporate governance practices.

No “Evergreen” Provision. The 2014 Plan does not contain an “evergreen” or similar provision. The 2014 Plan fixes the number of shares available for future grants and does not provide for any increase based on increases in the number of outstanding shares of common stock.

No Stock Option/SAR/TSRU Repricing/Exchange. The 2014 Plan does not permit the repricing of options/Stock Appreciation Rights (SARs)/Total Shareholder Return Units (TSRUs) or the exchange of underwater options/SARs/TSRUs and options/SARs/TSRUs may not be granted at a discount to the fair market value of our common stock on the grant date without shareholder approval. The limited circumstance of the assumption or substitution of awards in a transaction which involves the adjustment of awards in order to preserve aggregate value would not be a repricing for this purpose.

Minimum Restriction Period. Equity awards that are not subject to performance goals have a minimum restriction period of three years, except on certain terminations of employment.

Minimum Performance Period. Equity awards that are subject to performance goals have a minimum performance period of one year, except on certain terminations of employment.

Limit on Awards without Restriction. Equity awards that are not subject to restriction are limited to 5% of the total number of shares that may be issued or delivered under the 2014 Plan.

Limit on Awards to Any One Individual. The number of stock options, SARs, TSRUs, restricted stock or units, other performance-based awards or other equity awards that may be granted to any one individual during any consecutive 36-month period is limited to 20 million shares. A performance cash award is limited to $20 million during any calendar year. Express limitations are required pursuant to Section 162(m) of the Code and do not indicate an intention to grant at these levels.

40	2014 PROXY STATEMENT

APPROVAL OF THE 2014 STOCK PLAN

Limit on Awards to Non-Employee Director. The dollar value of equity awards that may be granted to any one non-employee Director is limited to an aggregate value of $500,000 in any consecutive 12-month period (determined as of the date of grant).

Limitation on Reuse of Shares. Shares that are delivered to, or withheld by, the Company under an award may not be reissued under the 2014 Plan. Shares may be delivered or withheld in connection with the exercise of stock options, the settlement of SARs/TSRUs or the payment of required withholding taxes.

Clawback Feature. The 2014 Plan contains a clawback feature that authorizes cancellation of awards if a participant engages in misconduct that is detrimental to the Company. See “Executive Compensation—Other Compensation Policies” later in this Proxy Statement.

Dividend or Dividend Equivalents. Dividend or dividend equivalents on awards are subject to the same vesting restrictions as the underlying awards.

No Hedging or Pledging of Equity. We maintain a policy which prohibits executive officers (including our Named Executive Officers) and members of the Board from pledging Pfizer common stock or engaging in activities considered hedging of our common stock.

ADDITIONAL INFORMATION ABOUT THE 2014 PLAN

The following is a summary of the principal features of the 2014 Plan. This summary is not a complete description of all of the provisions of the 2014 Plan. The full text of the 2014 Plan is attached as Annex 2 to this Proxy Statement, and the following description is qualified in its entirety by reference to that Annex.

It is the judgment of the Board of Directors that approval of the 2014 Plan is in the best interest of the Company and our shareholders.

General

The 2014 Plan authorizes the grant of the following types of awards:

•	Nonqualified and Incentive Stock Options (without reload features);

•	Total Shareholder Return Units/Stock Appreciation Rights;

•	Restricted Stock/Units;

•	Performance Awards, including Performance Share Awards, Portfolio Performance Share Awards, and Performance Cash Awards; and

•	Other Stock Unit Awards.

Such awards may have a performance feature under which the award is not earned unless performance goals are achieved. As noted above, the 2014 Plan does not permit the repricing of options/SARs/TSRUs or the granting of discounted options/SARs/TSRUs, and does not contain an “evergreen” or similar provision. See the discussion below under “Types of Awards” for more detail on the features of each award type.

The 2014 Plan includes provisions designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code with respect to options/SARs/TSRUs and other awards by qualifying payments under the 2014 Plan as “performance-based compensation.” While we try to design our awards to maximize this deduction, it is not required.

The 2014 Plan provides the flexibility to grant equity-based awards to our non-employee Directors. The aggregate value of grants to an individual non-employee Director under the 2014 Plan may not exceed $500,000 (determined as of the date of grant) during any consecutive 12-month period.

Administration and Duration

The selection of employee participants in the 2014 Plan and the level of participation of each participant will be determined by the Compensation Committee, except that the Corporate Governance Committee will make such determinations as to any grants to non-employee Directors. Each member of the Compensation Committee must be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently the Compensation Committee is composed of four independent directors who are not employees of the Company. As is currently the case with respect to the 2004 Plan, the Compensation Committee will have the authority to interpret the 2014 Plan, to establish and revise rules and regulations relating to the 2014 Plan, and to make any other

2014 PROXY STATEMENT	41

APPROVAL OF THE 2014 STOCK PLAN

determinations it believes necessary or advisable for the administration of the 2014 Plan. The Compensation Committee may delegate any or all of its authority to administer the 2014 Plan as it deems appropriate, except that no delegation may be made in the case of awards (i) intended to be qualified under Section 162(m) of the Code, or (ii) made to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

The 2014 Plan will terminate on April 24, 2024, unless terminated earlier by the Board or the Compensation Committee.

Limitations on Awards under the 2014 Plan

As of February 27, 2014, the maximum number of shares as to which stock options and stock awards may be granted under the 2014 Plan is 520,000,000 shares, plus shares remaining available for future grant under the 2004 Plan, which will be assumed under the 2014 Plan upon its approval by shareholders. The 2014 Plan provides that awards other than stock options and SARs/TSRUs will be counted against the 2014 Plan maximum in a 3-to-1 ratio.

For example, if we grant an award of 100 stock units, we would reduce the shares available for grant under the 2014 Plan by 300 shares. Awards initially granted under the 2004 Plan that terminate, expire or are forfeited, cancelled or settled in cash will be added back to the 2014 Plan at the 3-to-1 ratio. Further, during the term of the 2014 Plan no individual may be granted stock options, TSRUs, SARs, performance-based or other equity awards covering more than twenty million (20,000,000) shares during any consecutive 36-month period. The same ratio for counting awards against the maximum number of authorized shares also applies for counting awards to individuals against this limit.

Cash awards are limited to twenty million dollars ($20,000,000) during any calendar year period and do not count against the shares available to be issued under the 2014 Plan.

As noted above, the dollar value of equity awards that may be granted to any one non-employee Director under the 2014 Plan is limited to an aggregate value (at grant) of $500,000 in any consecutive 12-month period.

The foregoing limits are included so that the awards may be considered performance-based under Section 162(m) of the Code, and are not intended to reflect an intention to grant awards at such levels.

The shares to be delivered under the 2014 Plan will be made available from authorized but unissued shares of Pfizer common stock, from treasury shares and/or from shares purchased in the open market or otherwise.

Shares Subject to Awards; Share Counting

Any shares that terminate, expire, or are forfeited, cancelled or settled in cash, may be used for the future grant of awards to the extent of such termination, expiration, forfeiture, cancellation or settlement. Any shares that again become available for future grants shall be added back as one (1) share for options or TSRUs or SARs, and as three (3) shares for awards other than options, TSRUs or SARs. Shares may not again be made available for issuance or delivery if such shares are (i) shares that were subject to a stock-settled SAR/TSRU and were not issued upon the net settlement or net exercise of such SAR/TSRU, (ii) shares delivered or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Eligibility

All employees of the Company and its affiliates, as well as the Company’s non-employee Directors, will be eligible to participate in the 2014 Plan. From time to time, the Compensation Committee, or as to non-employee Directors, the Corporate Governance Committee, will determine who will be granted awards, and the number of shares/units awarded.

No Dividends or Dividend Equivalents on Unvested Awards

Notwithstanding any provision of the 2014 Plan to the contrary, dividends and dividend equivalents will only be paid if, and to the extent, the underlying award vests, regardless of whether vesting is contingent upon the achievement of performance goals or time.

Prohibition on Repricing

The 2014 Plan does not permit the repricing of options, TSRUs or SARs, or the exchange of underwater options, TSRUs or SARs for cash, and options, TSRUs and SARs may not be granted at a discount to the fair market value of our common stock on the grant date without shareholder approval. The limited circumstance of the assumption or substitution of awards in a transaction which involves the adjustment of awards in order to preserve aggregate value would not be a repricing for this purpose.

42	2014 PROXY STATEMENT

APPROVAL OF THE 2014 STOCK PLAN

Transferability

Unless otherwise determined by the Compensation Committee, awards granted under the 2014 Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the participant. The 2014 Plan explicitly prohibits the transfer of awards to third parties for consideration.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of common stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, extraordinary cash dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made consistent with applicable provisions of the Code and Treasury Department rulings and regulations:

•	In the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee or award holder;

•	In the number and kind of shares or other property, including cash, subject to outstanding options and awards;

•	In the option or award price, if applicable; and

•	Other adjustments as the Compensation Committee deems appropriate.

Change in Control

Unless the Compensation Committee or Board determines otherwise at the time of grant, in the event a participant’s employment is involuntarily terminated without cause during the 24-month period following a change in control:

•	Any unvested options, TSRUs and SARs will vest and remain exercisable for their full term or be settled in accordance with the terms of grant, as applicable;

•	The restrictions on any Restricted Stock, RSUs and Other Stock Unit Awards will lapse; and

•	Performance Awards will be considered earned and payable based upon the applicable performance criteria, or if not determinable, at target.

Additionally, the Compensation Committee or Board may provide for awards to be cancelled in exchange for a cash payment in connection with a change in control.

Amendment and Revocation

The Board may amend or revoke the 2014 Plan, but may not, without prior approval of our shareholders:

•	Increase the maximum number of shares of common stock that may be issued under the 2014 Plan or the number of shares of common stock that may be issued to any one participant;

•	Extend the term of the 2014 Plan or of options granted under the 2014 Plan;

•	Change the eligibility criteria;

•	Reprice any option, SAR or TSRU except as provided for in the 2014 Plan; or

•	Take any other action that requires shareholder approval to comply with any tax or regulatory requirement.

Types of Awards

Stock Options

Options granted under the 2014 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The option price may not be less than the fair market value of the stock on the date the option is granted. The option price is payable in cash or, if the grant provides, in common stock. Generally, no option may be exercised during the first year of its term or such longer period as may be specified in the option grant.

In the event of a change in control, the 2014 Plan provides for unvested options to become exercisable upon certain terminations of employment within 24 months following a change in control (known as a “double trigger”) and allows the Compensation Committee to make unvested stock options immediately exercisable upon a change of control if an acquiring company does not assume or otherwise replace options or in its discretion.

Generally, all options terminate after a 10-year period from the date of the grant. The 2014 Plan also provides for the automatic exercise of options that are due to expire in the event that the option price is less than the fair market value of the underlying shares.

2014 PROXY STATEMENT	43

APPROVAL OF THE 2014 STOCK PLAN

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Shares from the 2014 Plan underlying options that have terminated or lapsed, including options that have been surrendered unexercised, may be made subject to future options or awards at an exercise price of no less than the fair market value of the underlying stock at the time of the future grant, a term of no longer than 10 years and a vesting period of one or more years from the grant date (except as described above).

Total Shareholder Return Units/Stock Appreciation Rights

A TSRU or SAR represents a right to receive the excess of (i) the fair market value of one share on the date of the settlement pursuant to the terms of the grant, over (ii) the grant price of the right on the grant date, as specified by the Compensation Committee. TSRUs and SARs may, but need not, relate to options. The Compensation Committee determines the terms of each TSRU/SAR at the time of the grant and whether dividends are included. Any freestanding TSRU’s or SAR’s grant price may not be less than the fair market value of the stock on the date the TSRU/SAR is granted and cannot have a term longer than ten years. Distributions to the recipient may be made in common stock, in cash or in a combination of both as determined by the Compensation Committee.

Restricted Stock Awards

A restricted share is a share issued with such contingencies or restrictions as the Compensation Committee may impose. Until the conditions or contingencies are satisfied or lapse, the stock is subject to forfeiture. Restricted share awards that are restricted only on the passage of time will have a minimum three-year restriction period; provided, that a restriction period of less than this period may be approved for awards with respect to up to 5% of the shares authorized under the 2014 Plan. Unless the Compensation Committee determines otherwise, a recipient of a restricted share award has the same voting, dividend and other rights as holders of common stock, except that the 2014 Plan prohibits the granting of dividends on unearned awards. If the participant ceases to be an employee before the end of the contingency or restricted period, the award is forfeited, subject to such exceptions as authorized by the Compensation Committee.

Restricted Stock Units

A restricted stock unit is an award of a right to receive, in cash or shares, as the Compensation Committee may determine, the fair market value of one share of Pfizer common stock, on such terms and conditions as the Compensation Committee may determine, and may be performance-based compensation pursuant to the 2014 Plan. Restricted stock units that are vested only on the passage of time have a minimum three-year restriction period; provided that a restriction period of less than three years may be approved for restricted stock units with respect to up to 5% of the shares authorized under the 2014 Plan.

Performance-Based Awards

The Compensation Committee may grant incentive awards that are intended to qualify as performance-based compensation pursuant to the 2014 Plan, including PSAs, PPSs and Performance Cash Awards. Such performance conditions may be established and administered in accordance with the requirements under Section 162(m) of the Code for awards intended to qualify as “performance-based compensation” thereunder. A performance award may be in any form of award permitted under the 2014 Plan. The Compensation Committee may select periods of at least one year during which performance criteria chosen by the Committee are measured for the purpose of determining the extent to which a performance award has been earned. The Compensation Committee decides whether the performance levels have been achieved, what amount of the award will be paid and the form of payment, which may be cash, stock or other property or any combination. For any award intended to qualify under Section 162(m) of the Code, the Compensation Committee’s determinations will be made within the time period prescribed by, and otherwise in the manner required by Section 162(m) of the Code.

Performance-based awards that are denominated in cash may also be granted under the 2014 Plan, provided that the maximum amount of compensation that may be paid to any one participant in any calendar year in respect of performance-based awards payable only in cash (exclusive of cash-settled restricted stock unit awards and cash-settled stock appreciation rights, which are subject to the applicable individual share limits on these awards set forth above) is $20,000,000.

Performance-based awards may be subject to the achievement of specified levels of one or more of any combination of the following objective performance goals: (i) shareholder return; (ii) total shareholder return; (iii) cost targets or reductions, savings, productivity or efficiencies; (iv) operating income, income before or after taxes, net income, or adjusted net income; (v) earnings per share, adjusted earnings per share, earnings before or after taxes, earnings before or after interest, depreciation and/or amortization (EBITDA), adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (vi) operating profit or margins or operating expenses; (vii) working capital measures; (viii) return on assets (gross or net); return on equity or return on invested capital; (ix) cash flow measures; (x) market share; (xi) revenues; (xii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business

44	2014 PROXY STATEMENT

APPROVAL OF THE 2014 STOCK PLAN

expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions and any combination of, or a specified increase in, any of the foregoing; or (xiv) economic value added to the Company or unit or division of the Company for or within which the participant is primarily employed.

Performance goals may be based on the achievement of specified levels of Company performance (or performance of an applicable unit or division of the Company) under one or more of the measures described above relative to the performance of other companies or comparable businesses, and may provide for the inclusion or exclusion of specified extraordinary, nonrecurring charges. As noted above, for any award intended to qualify under Section 162(m) of the Code, the performance goals will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with, the requirements of Section 162(m) of the Code.

Plan Benefits

Future grants will be made at the discretion of the Compensation Committee and accordingly, future benefits under the 2014 Plan are not currently determinable. However, the 2014 awards granted to executive officers and all other employees would not have been increased if they had been made under the proposed 2014 Plan rather than under the 2004 Plan.

The Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table appearing elsewhere in this Proxy Statement show the awards that were made under the 2004 Plan in 2013 to our NEOs, but would have been made under the 2014 Plan if it were in effect at that time.

Additionally, the following table shows the number of shares subject to awards granted under the 2004 Plan in February 2014 to members of our Executive Leadership Team (the ELT) (currently 13 individuals, including the CEO), other senior executives and members of our senior management team (the ELTI) (currently approximately 140 individuals, excluding the ELT) and other eligible employees (All Others) (approximately 19,630 colleagues).

Group	Total	Performance	Portfolio	Stock	Restricted
	Shareholder	Share	Performance	Options	Stock Unit
	Return Units	Awards	Share Awards		Awards
ELT	3,064,053	310,838	—	—	310,838
ELTI	3,224,217	281,310	206,450	—	384,531
All Others	—	—	3,989,504	44,662,843	9,099,233

U.S. TAX TREATMENT OF OPTIONS AND AWARDS

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2014 Plan and the Company. This summary does not discuss the income tax laws of any other jurisdiction (including the state or local jurisdiction) in which the recipient of the award may reside or be subject to tax.

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. However, upon exercise, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for the later of two years from the date of the grant or one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, in an amount equal to the amount includible in the optionee’s income as compensation. The optionee’s tax basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a non-qualified stock option will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, a deduction for federal

2014 PROXY STATEMENT	45

APPROVAL OF THE 2014 STOCK PLAN

income tax purposes will be allowable in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company’s common stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income, and the holding period in such shares will begin on the date of exercise.

Total Shareholder Return Units/Stock Appreciation Rights

Generally, the recipient of a stand-alone TSRU/SAR will not recognize taxable income at the time the stand-alone TSRU/SAR is granted.

The value received by an employee (in cash or stock) from the exercise or settlement of a TSRU/SAR will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of TSRU/SARs. However, upon the exercise or settlement of a TSRU/SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise or settlement.

Stock Awards/Performance Awards

No income will be recognized at the time of grant by the recipient of a stock award or performance award if the recipient of such award is subject to contingencies or restrictions. Generally, at the time the contingencies or restrictions are satisfied or terminate with respect to a stock award, the then fair market value of the stock or the amount of cash received will constitute ordinary income to the employee. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in an amount equal to the compensation realized by the employee.

Tax Treatment of Awards to Non-Employee Directors and to Employees Outside the United States

The grant and exercise or settlement of options and awards under the 2014 Plan to non-employee Directors and to employees outside the United States may be taxed (including income and/or employment taxes) on a different basis.

Your Board of Directors recommends a vote FOR the approval of the Pfizer Inc. 2014 Stock Plan.

46	2014 PROXY STATEMENT

Shareholder Proposals

We expect the following proposals (Items 5, 6 and 7 on the proxy card) to be presented by shareholders at the Annual Meeting. The proposals may contain assertions about Pfizer or other statements that we believe are incorrect. We have not attempted to refute all these inaccuracies. However, the Board of Directors has recommended a vote against these proposals for the broader policy reasons set forth following each proposal. The Proxy Committee appointed by the Board of Directors intends to vote against these proposals unless you indicate otherwise when you vote.

The names, addresses and share holdings of any co-filers of these proposals, where applicable, will be supplied promptly upon request.

ITEM 5 – SHAREHOLDER PROPOSAL REGARDING APPROVAL OF POLITICAL CONTRIBUTIONS POLICY

Mr. James W. Mackie, 122 Pennsylvania Avenue, Bryn Mawr, Pennsylvania 19010, who represents that he owns 5,700 shares of Pfizer common stock, has notified the Company that the following proposal is to be presented at the Annual Meeting:

THE SHAREHOLDER’S RESOLUTION

“Resolved: The Corporation shall have a policy pertaining to making political contributions (to individual candidates; organizations supporting candidates, directly or indirectly; leadership groups; or political action committees) only if such a policy is approved by at least 75% of its shares outstanding. No funds, or in kind support, shall be provided by the corporation to any of the entities listed above unless the contribution complies with the corporate policy.”

THE SHAREHOLDER’S SUPPORTING STATEMENT

There are five reasons for passage of this resolution:

1.	The ability of large corporations to provide large amounts of funding for political candidates gives the corporation the ability to manage legislation that will provide them with legislated or regulatory benefits that place their smaller competitors at a disadvantage in the market place.

2.	Endowment funds, insurance companies, mutual funds and pension funds currently hold the majority of all publicly traded shares and these shares are held for the benefit of many small investors. To have the large corporations utilize corporate funds to further the political goals of the executives is irresponsible fiduciary behavior that may be against the wishes of the individuals for whom they hold the shares.

3.	We have recently seen the result of undue political influence that has reduced the oversight of regulatory agencies and created problems for stock holders and consumers in the areas of finance, food, health care and petroleum. The political influence exerted by large corporations had a direct impact on these actions. Unless large corporations are prevented from making political contributions to elected officials, or their political parties, these practices will continue.

4.	Legislative and regulatory bodies should be guided by all constituents, not just those who pay for their re-election or provide significant perks to individuals in those bodies. Large corporate political contributions can corrupt honest efforts to provide reasonable laws and regulations.

5.	The increasing use by advocacy groups of 501(c)(4) non-profit corporations to escape disclosure of political contributions would allow publicly held corporations to make unlimited political contributions, but to do so without even informing their own shareholders.

2014 PROXY STATEMENT	47

SHAREHOLDER PROPOSALS

YOUR COMPANY’S RESPONSE

The Board of Directors believes that the actions requested by the proponent are unnecessary and not in the best interests of our shareholders and recommends a vote AGAINST this proposal.

In the highly regulated and competitive pharmaceutical industry, we continue to face significant legislative and regulatory challenges. Because of this, it is crucial to our Company and its stakeholders that we maintain the flexibility to engage with lawmakers and trade and industry organizations regularly to help build constructive discourse in the political and regulatory environment in support of our short- and long-term business priorities.

The Company has already implemented robust policies, practices and disclosures concerning corporate political spending that require oversight by the Board of Directors and the expertise of Pfizer’s Government Affairs leaders. Federal law prohibits corporations from contributing to candidates seeking federal office, and Pfizer’s corporate policy mirrors that prohibition. The Company expects all colleagues to comply with the Federal Election Campaign Act, state election laws and corporate policy. While some states and local jurisdictions have similar prohibitions on corporate contributions, others permit corporations to directly support state candidates, political parties and committees. In those states where corporate contributions are allowed, Pfizer may use treasury funds to make contributions directly to candidates. These contributions are made to support the election of candidates, political parties and committees that support public policies important to the industry, such as the protection of intellectual property and fair and comprehensive tax reform. Political contributions may not be given to an official in exchange for an official act or to advance a particular business project, and the Company has adopted a strict policy precluding direct “independent expenditures” in connection with any federal or state election. The Company’s expenses related to political and lobbying activities are not financially material. In 2013, our total expenses relating to political and lobbying activities, even using a broad definition of such, were significantly less than one-tenth of one percent of our total operating costs.

Eligible Pfizer employees may voluntarily contribute to the nonpartisan Pfizer Political Action Committee (PAC). The PAC is an employee funded organization that is governed by the Political Contributions Policy Committee (PCPC). The PCPC is chaired by the Company’s Executive Vice President, Corporate Affairs, and is comprised of senior leaders from different divisions throughout the organization. Contribution requests are reviewed and approved by the PAC Steering Committee made up of Pfizer employees from different divisions throughout the organization. The PAC Steering Committee evaluates candidates on the basis of their views on issues that impact not only Pfizer but our patients as well. The Committee also takes note of whether Pfizer facilities or colleagues reside in a candidate’s district or state. The PAC supports candidates from both political parties who share Pfizer’s vision and values for healthcare. Accordingly, all corporate and PAC political spending decisions undergo a rigorous review process conducted by the Committee to ensure that each contribution we make is done to advance our business objectives, and is not based on the political preferences or views of any individual colleague at Pfizer.

Pfizer is a member of several industry and trade groups. These organizations along with the others to which we belong represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business and service to patients. Our support of these organizations is evaluated annually and based on such organizations’ expertise in healthcare policy/advocacy and issues that impact the life sciences industry (intellectual property and tax/trade). A copy of our formal funding criteria for these organizations is available on our Company’s website. In addition to their positions on health care policy issues, these organizations may engage in activities pertaining to a variety of issues. At times, our views on certain issues may differ from those promoted by these industry and trade groups and/or members. When this occurs, we choose to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups.

The Company also has implemented robust corporate governance, review and oversight processes related to political and public policy activities. For example, under its Charter, the Corporate Governance Committee of the Board of Directors is responsible for maintaining an informed status on Company issues related to public policy, social responsibility, and philanthropy, and for monitoring emerging issues potentially affecting the reputation of the pharmaceutical industry and Pfizer. The Charter also requires that the Committee stay informed of Pfizer’s public policy and corporate political spending practices, which it does through periodic discussions and reviews of the Company’s bi-annual PAC and Corporate Political Contributions Report.

48	2014 PROXY STATEMENT

SHAREHOLDER PROPOSALS

YOUR COMPANY’S RESPONSE (CONTINUED)

In addition to its comprehensive policies and oversight processes, Pfizer also provides extensive disclosure regarding its political contributions and expenditures. Pfizer’s Corporate Policy 802a requires that all PAC and corporate political contributions are compiled and published semiannually in the PAC and Corporate Political Contributions Report that is made available to employees, shareholders, and the public, and posted on the Company’s website at www.pfizer.com/about/corporate_governance/corporate_governance. Pfizer asks trade associations receiving $100,000 or more from the Company in a given year to report to us the portion of Pfizer dues/payments used for political expenditures/contributions. We voluntarily include this information in the Report and on our website. Our disclosures comply fully with all federal, state, and local laws and reporting requirements governing PAC and corporate political contributions. We re-evaluate our reporting practices regularly to ensure that our disclosures meet the needs of our stakeholders.

Given the complexities of our business and the regulatory and competitive environment in which we operate, we believe the steps Pfizer has already taken—establishing comprehensive policies with Board oversight and robust review processes, and providing detailed disclosure—are the most practical and effective approach to addressing this issue. A shareholder vote on our policy to permit corporate political expenditures will hinder our flexibility to advance our business objectives when needed. Moreover, the proposal's requirement that any policy be approved by 75% of the shares outstanding would make shareholder approval extremely difficult, and as a practical matter, would effectively prevent Pfizer from participating in the political process.  For these reasons, we believe that implementing the proponent’s policy is not in the best interests of the Company and will not serve to enhance shareholder value.

Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

2014 PROXY STATEMENT	49

SHAREHOLDER PROPOSALS

ITEM 6 – SHAREHOLDER PROPOSAL REGARDING LOBBYING ACTIVITIES

The Christopher Reynolds Foundation, 135 East 83rd Street, 15A, New York, New York 10028, which represents that it owns 258 shares of Pfizer common stock, and other co-filers have notified the Company that the following resolution is to be presented at the Annual Meeting:

THE SHAREHOLDER’S RESOLUTION

Whereas: Investors are increasingly concerned about how companies lobby at the federal, state and local levels, including indirect lobbying through trade associations and tax-exempt organizations. A high level of transparency helps ensure lobbying activities are consistent with stated corporate policies and values, thereby reducing reputational and business risk that potentially could alienate consumers, investors and other stakeholders.

The tax-exempt American Legislative Exchange Council (ALEC) has come under unique scrutiny due to its controversial and partisan public policy positions and the lobbying enabled by the organization through model legislation it provides and promotes. ALEC has been associated with contentious anti-immigration, voter identification and “Stand Your Ground,” legislation. More recently, ALEC initiatives have opposed climate change policies and efforts to weaken state renewable energy standards with the Heartland Institute.

Pfizer is a member of ALEC and funds its work. We believe this partnership may bring significant reputational and business risk to the company.

For example, legislation inspired by ALEC’s model “Electricity Freedom Act” calling for the repeal of state-level Renewable Portfolio Standards is being presented to a number of state legislatures. In contrast, Pfizer is a leader in its commitment to address the environment and climate change.

As of July 2013, 50 corporations have ended ties with ALEC. Major corporations across a range of industries have disassociated, such as Brown-Forman, Coca-Cola, John Deere, Dell Computers, General Electric, General Motors, Johnson & Johnson, McDonald’s, Medtronic, PepsiCo, Procter & Gamble, Sallie Mae, Unilever and Wal-Mart. In suspending its membership in ALEC in 2012, Wal-Mart’s VP of Public Affairs remarked: “We feel that the divide between these activities and our purpose as a business has become too wide.”

Yet Pfizer has decided to continue as an ALEC supporter, and does not speak out on ALEC positions that violate our company’s policies and values.

Resolved: Shareholders request that the Board of Directors initiate a review and assessment of organizations in which Pfizer is a member or otherwise supports financially for involvement in lobbying on legislation at federal, state, or local levels. A summary report of this review, prepared at reasonable cost and omitting proprietary information, should be reviewed by the Board Governance Committee and provided to shareholders.

THE SHAREHOLDER’S SUPPORTING STATEMENT

We propose the review should:

1.	Examine the philosophy, major objectives and actions taken by the organization supported;

2.	Assess the consistency between our company’s stated policies, principles, and Code of Conduct with those of the organization supported;

3.	Determine if the relationship carries reputational or business risk that could have a negative impact on the company, its shareholders, or other stakeholders;

4.	Evaluate management’s rationale for its direct involvement in, or financial support of, the organization to determine if the support is in the long-term best interests of the company and its stakeholders;

5.	Assess current and potential internal oversight and controls governing the use of corporate assets for political purposes.

50	2014 PROXY STATEMENT

SHAREHOLDER PROPOSALS

YOUR COMPANY’S RESPONSE

The Board of Directors believes that the actions requested by the proponent are unnecessary and not in the best interests of our shareholders and recommends a vote AGAINST this proposal.

In the highly regulated and competitive pharmaceutical industry, it is fundamental to our business that we engage on public policy issues such as barriers to access, counterfeit medicines, illegal drug importation and challenges to our intellectual property protection that may affect our ability to meet patient needs and enhance shareholder value. Because we have extensive knowledge about healthcare and many ideas about improving its efficiency, as well as a global perspective on public health, disease prevention and health education and wellness, we regularly collaborate with policy makers to help create and maintain an innovative environment where we can cultivate new medicines, bring them to market and ensure that patient health and safety remain a priority.

To broaden and enhance our engagement, we are also a member of several industry and trade groups. These organizations, along with the others to which we belong, represent both the pharmaceutical industry and the business community at large in an effort to bring about consensus on broad policy issues that can impact our business and service to patients. Our support of these organizations is evaluated annually and based on such organizations’ expertise in healthcare policy/advocacy and issues that impact the life sciences industry (such as intellectual property and tax/trade). In recent years, Pfizer’s contributions to legislative organizations, including the American Legislative Exchange Council (ALEC) and think tanks, were spotlighted by some stakeholders and advocacy groups due to their positions on certain issues. In response to inquiries, and discussions with key investors about the risks and benefits of associating with some of these organizations, we published our formal funding criteria on our Company’s website at: http://www.pfizer.com/files/responsibility/third_party_funding_criteria.pdf for these organizations. Among other things, the criteria indicate that decisions to fund such organizations are based on their support of issues that are of importance to Pfizer and impact our industry, including advancing biomedical research, healthcare innovation, advocating for protecting intellectual property rights and access to care. In addition to their positions on healthcare policy issues, these organizations may engage in activities pertaining to a variety of issues. At times, our views on certain issues may differ from those promoted by these industry and trade groups and/or members. When this occurs, we choose to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these groups.

The Board and its Committees play an important role in Pfizer’s public policy engagement, and the Company has implemented robust corporate governance, review and oversight processes related to these activities. For example, under its Charter, the Corporate Governance Committee of the Board is responsible for maintaining an informed status on Company issues related to public policy, social responsibility, and philanthropy, and for monitoring emerging issues potentially affecting the reputation of the pharmaceutical industry and Pfizer specifically. The Charter also requires that the Committee stay informed of Pfizer’s public policy and corporate political spending practices, which it does through periodic discussions and reviews of the Company’s bi-annual “Political Action Committee (PAC) and Corporate Political Contributions Report”.

With respect to lobbying, we file quarterly reports of our federal lobbying activity in compliance with the Honest Leadership and Open Government Act of 2007 (HLOGA). In addition to Pfizer’s federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Pfizer is a member. Pfizer also complies with state registration and reporting requirements in all the states where it is currently active.

The Company’s policies and practices, as related to its lobbying activities and associations with trade and industry organizations, involve Board oversight and a rigorous annual assessment conducted by Pfizer Government Affairs leaders. Our disclosures comply fully with federal and state requirements.

For these reasons, we believe our current practices and disclosures sufficiently address the proponent’s concerns. A report further summarizing the Board’s review and assessment of organizations that lobby directly or indirectly on Pfizer’s behalf would not only be unnecessary but burdensome, as preparation of such a report would not be a productive use of the Company’s funds and would provide minimal value to the vast majority of Pfizer’s shareholders.

Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

2014 PROXY STATEMENT	51

SHAREHOLDER PROPOSALS

ITEM 7 – SHAREHOLDER PROPOSAL REGARDING ACTION BY WRITTEN CONSENT

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, who represents that he owns 700 shares of Pfizer common stock, has notified the Company that the following resolution is to be presented at the Annual Meeting:

THE SHAREHOLDER’S RESOLUTION

Proposal 7 – Right to Act by Written Consent

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent in accordance with applicable law. This includes shareholder ability to initiate any topic for written consent consistent with applicable law.

THE SHAREHOLDER’S SUPPORTING STATEMENT

Wet Seal (WTSLA) shareholders successfully used written consent to replace certain underperforming directors in 2012. This proposal topic also won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint.

This proposal would empower shareholders by giving them the ability to effect change at our company without being forced to wait until an annual shareholder meeting. Shareholders could replace a director using action by written consent. Shareholder action by written consent could save our company the cost of holding a physical meeting between annual meetings.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm rated our company D for its executive pay - $25 million for Ian Read plus excess perks and excess pension. Pfizer can give long-term incentive pay to Mr. Read for below-median performance. Our company did not link environmental or social performance to its incentive pay policies.

GMI rated Pfizer D for its accounting. GMI said there were forensic accounting ratios related to revenue recognition that had extreme values either relative to industry peers or to our company’s own history. Pfizer was rated as having Very Aggressive Accounting & Governance Risk indicating higher accounting and governance risk than 99% of companies.

Three directors with 16 to 25 years long-tenure had seats on our key board committees. Don Cornwell (16-years) was on our audit and executive pay committees. Constance Horner (20-years) was on our nomination committee and Anthony Burns (25-years) was on our audit and nomination committees. George Lorch, our Lead Director, was overboarded with seats on 4 company boards.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Act by Written Consent – Proposal 7

52	2014 PROXY STATEMENT

SHAREHOLDER PROPOSALS

YOUR COMPANY’S RESPONSE

In the prior three years that a written consent shareholder proposal has appeared on Pfizer’s ballot, a majority of shares voted did not approve the measure. The Company takes pride in its responsiveness to shareholders and its status as a leader in good governance, and we believe in maintaining policies and practices that serve the interests of all shareholders. The Board of Directors believes that the actions requested by the proponent are not in the best interests of our shareholders and recommends a vote AGAINST this proposal for the following reasons:

Pfizer Shareholders Value the Opportunity to Vote on Important Matters at Shareholder Meetings

Pfizer regards its relationships with shareholders and other stakeholders as fundamental to its good governance practices. Since the 2013 Annual Meeting of Shareholders, Pfizer has engaged in discussions with institutional investors representing approximately 30% of the Company’s outstanding shares, as well as investor advocates and key opinion leaders, about a broad variety of governance issues, including the desirability of permitting shareholders to act by written consent. As a matter of policy, some investors support written consent proposals under any circumstances; however, there is general consensus among Pfizer shareholders that the ability to call special meetings under our existing By-laws is sufficient and preferable in some circumstances. Moreover, the ability to call special meetings affords them a formal and more equitable opportunity, including notice and disclosure to all shareholders, to conduct matters than enabling a limited group of shareholders to act by written consent.

Pfizer’s Existing Governance Structure Provides Strong Board Accountability and Supports Shareholder Rights

The Board believes that Pfizer’s existing governance structure and practices provide for a high level of Board accountability and active engagement with its shareholders. Each member of the Board is elected annually by majority vote. The Board has regularly demonstrated its responsiveness to shareholders’ concerns and emerging best practices to keep its governance practices industry leading. For example, in response to shareholder input, our By-laws permit holders of 20% of the outstanding shares to call special shareholder meetings. We believe this right to call special meetings, together with our Company’s overall responsiveness to shareholders and commitment to maintaining ongoing dialogue with them, gives shareholders the platform required to raise important matters between annual meetings, while at the same time ensuring a fair and orderly forum that permits all shareholders the ability to participate in the deliberations and allowing for engagement by the Board and management.

Written Consent May Not Provide Sufficient Time to Evaluate Proposed Actions and May Facilitate Short-Termism

The Board strongly believes that important matters should be the subject of shareholder meetings, which provide the opportunity for discussion and interaction among the Company’s shareholders so that all points of view may be considered prior to a vote. The Board also believes that shareholders should have an opportunity for fair discussion and to exchange views with the Board before shareholder action is taken. Because shareholder action by written consent does not require advance notice or communication to all shareholders, it would deprive many shareholders of the opportunity to assess, discuss, deliberate and vote on pending shareholder actions. In addition, it may prevent shareholders from receiving accurate and complete information on important pending actions. It would also deny the Board the opportunity to consider the merits of the proposed action and to suggest superior proposals or alternatives for shareholder evaluation.

Action by written consent can also facilitate short-term stock manipulation by permitting certain investors to quietly accumulate significant positions and take action without the waiting periods and other protections inherent in the shareholder meeting process. Further, permitting shareholder action by written consent can create substantial confusion and disruption for shareholders, as multiple shareholder groups could solicit multiple written consents simultaneously, some of which may be duplicative or contradictory.

In light of our current practices and the investor feedback discussed above, the Board has re-evaluated its policy concerning shareholder ability to act by written consent and believes that Pfizer’s existing governance structure is highly supportive of shareholder rights, and addresses the proponent’s concerns. Further, it believes that the adoption of this proposal is not in the best interests of the Company or its shareholders.

Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

2014 PROXY STATEMENT	53

[THIS PAGE INTENTIONALLY LEFT BLANK]

2014 PROXY STATEMENT	55

[THIS PAGE INTENTIONALLY LEFT BLANK]

Executive Summary

2013 PERFORMANCE OVERVIEW

Overall, in 2013 we delivered strong operational performance, generated solid financial results, and continued to see steady progress with many of our inline products and pipeline assets. Despite facing the continued impact of product loss of exclusivity, the expiration of collaboration agreements for certain products, macroeconomics and other factors, we remain driven by our focus on our four imperatives. We continue to advance each imperative and have gained considerable momentum towards revitalizing our innovative core, generating value for Pfizer, returning value to our shareholders, deepening our engagement with members of the public and creating an ownership culture. The four imperatives drove our actions:

IMPROVING THE PERFORMANCE OF OUR INNOVATIVE CORE:

£	We continued to see steady progress with many of our inline products and pipeline assets, advancing programs in our late-stage pipeline from our Primary Care, Vaccines, Specialty Care and Oncology portfolios.

£	We remained focused on high-priority therapeutic areas, including Cardiovascular and Metabolic Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines. Other areas of focus include rare diseases and biosimilars.

£	We received U.S. FDA approval for Duavee, for treatment of moderate-to-severe vasomotor symptoms (hot flashes) associated with menopause and prevention of postmenopausal osteoporosis.

£	In our late-stage pipeline, we initiated key Phase 3 programs including bococizumab for hyperlipidemia, ertugliflozin for type 2 diabetes (in partnership with Merck), Xeljanz for psoriatic arthritis, tafamidis for cardiomyopathy, and palbociclib for recurrent and advanced breast cancer.

£	We advanced approximately 25 programs in our early- and mid-stage pipeline and made significant progress in key programs, including vaccines for meningococcal B and staphylococcus aureus, rivipansel for vaso-occlusive crisis associated with sickle cell disease, a novel PDE5 inhibitor for diabetic nephropathy, and biosimilars rituximab and infliximab for rheumatoid arthritis.

MAKING THE RIGHT CAPITAL ALLOCATION DECISIONS:

£	We achieved approximately $1 billion in year-over-year operational expense reductions in adjusted R&D and Selling, Informational and Administrative expenses*.

£	We completed the successful separation of Zoetis, formerly Pfizer’s Animal Health business, into a stand-alone public company; the disposition generated approximately $17.3 billion in after-tax value for Pfizer’s shareholders.

£	We continued to create shareholder value through prudent capital allocation. We purchased $16.3 billion of Pfizer’s common stock (approximately 563 million shares) under our publicly announced share-purchase plans in 2013 and had approximately $5.5 billion remaining at year-end under our current share-purchase authorization.

£	We increased our quarterly dividend by 9% as compared to 2012.

EARNING GREATER RESPECT FROM SOCIETY:

£	We continued to build and sustain momentum with Pfizer’s “Get Old” Program by advancing the healthy aging story globally with expansion in key markets across Europe and Asia and by launching the second phase of the program, focused on the stigma of aging.

£	We remained committed to providing access to our medicines through a series of patient-access programs such as Pfizer Helpful Answers, a U.S. initiative that provides our medicines for free or at significant savings to uninsured and underinsured patients who qualify.

£	We extended our commitment to provide additional doses of the Prevenar 13 vaccine, to help protect against pneumococcal disease for infants and young children under the terms of the Advance Market Commitment (AMC).

2014 PROXY STATEMENT	57

EXECUTIVE SUMMARY

CREATING A CULTURE OF OWNERSHIP:

£	We continued our efforts to instill a culture of ownership by building a strong and engaged leadership team, developing diverse talent at senior levels and in the talent pipeline.

£	We made significant progress in advancing our ownership culture including the launch of OWNIT! Day, a first-of-its-kind. It was a day devoted to accelerating culture change, consisting of enterprise-wide colleague forums and ‘Straight Talk’ workshops that empowered colleagues at every level to have candid conversations.

£	Our external communications to the investor community have highlighted an ownership culture as a business imperative.

*	See the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for the definition of “adjusted income” and for reconciliations of 2013 “adjusted income” and “adjusted diluted earnings per share” to 2013 net income attributable to Pfizer Inc. and diluted earnings per share attributable to Pfizer Inc. common shareholders, respectively. “Adjusted diluted earnings per share,” “adjusted cost of sales,” “adjusted selling, informational and administrative expenses” and “adjusted research and development expenses” are income statement line items prepared on the same basis as, and are components of, the “adjusted income” measure.

HIGHLIGHTS OF RECENT CHANGES TO OUR EXECUTIVE COMPENSATION PROGRAM

During 2013 and early 2014, the Compensation Committee (the Committee) took several actions that enhance our executive compensation programs. We believe these changes improve alignment with performance and market practices. These changes included:

•	Expansion of the Portfolio Performance Share (PPS) program to include colleagues in additional business units and countries other than the U.S. and U.K. The program supports Research & Development (R&D) activities by tying approximately 50% of the participants’ long-term grant value to the achievement of R&D performance goals supporting the pipeline.

•	Modification of the treatment of performance share awards (PSAs) and restricted stock units (RSUs) upon retirement. To continue the alignment of pay for performance into retirement, RSUs and PSAs will continue to vest, and will be settled in accordance with the original grant terms and performance requirements, as applicable. This change became effective with the 2014 long-term incentive grants.

•	Refinement of our executive compensation philosophy to include consideration of market capitalization and complexity of our peers while continuing to position total direct compensation at the market median.

•	Formally adopting language for Pfizer’s anti-pledging policy which prohibits executive officers (including the NEOs) and members of the Board from pledging Pfizer common stock.

These and other actions relating to our compensation program are discussed in greater detail below under “Recent Committee Actions.”

58	2014 PROXY STATEMENT

EXECUTIVE SUMMARY

2013 SHAREHOLDER OUTREACH PROGRAM

Pfizer’s executive compensation program was approved, on an advisory basis at the 2013 Annual Meeting, by shareholders representing 95.6% of the shares voted. Our Committee and the other members of our Board believe that this vote reflected our shareholders’ strong support of Pfizer’s executive compensation programs and the compensation decisions made by the Committee for Pfizer’s Named Executive Officers (the NEOs) for 2012 and early 2013.

As part of our outreach program, Pfizer’s management team held numerous meetings with institutional shareholders and investors to discuss, among other matters, the Company’s executive compensation program, future potential changes to the program and to answer questions regarding the program. Generally, the feedback was positive and most questions were requests for additional information or clarification. With respect to the 2012 compensation program and 2013 disclosure, some of these institutional shareholders:

•	Expressed appreciation for our continued outreach on Pfizer’s executive compensation program;

•	Indicated that Pfizer’s compensation program design and the alignment between pay and performance was appropriate;

•	Generally approved of the compensation mix, especially with equity representing more than half of total compensation awarded;

•	Noted the robust and comprehensive Compensation Discussion and Analysis (CD&A) compared to other similar companies;

•	Appreciated the Executive Summary and added graphics, which helped to highlight and summarize key information;

•	Asked for clarification regarding the levels of Pfizer’s share ownership requirements and equity retention policy;

•	Requested further information about Total Shareholder Return Units (TSRUs) and their five- and seven-year settlement terms; and

•	Asked us to increase our focus on long-term elements of compensation and to review the Performance Share Award payout matrix.

2014 ORGANIZATIONAL STRUCTURE UPDATE

Effective January 1, 2014, we began to manage our commercial businesses through a new global commercial structure consisting of three businesses that fully integrate the emerging markets into each business. The three businesses are:

•	Global Innovative Pharmaceutical business consisting of medicines within several therapeutic areas that are generally expected to have market exclusivity beyond 2015, led by Geno Germano, Group President, Global Innovative Pharma Business. The therapeutic areas include: Immunology and Inflammation, Cardiovascular/Metabolic, Neuroscience and Pain, Rare Diseases and Women’s/Men’s Health.

•	Vaccines, Oncology and Consumer Healthcare business focuses on the development and commercialization of vaccines and products for oncology and consumer healthcare, and consisting of three businesses, each of which operates as a separate, global business, with distinct specialization in terms of the science, talent and market approach necessary to deliver value to consumers and patients. This business is led by Albert Bourla, Group President, Vaccines, Oncology and Consumer Healthcare.

•	Global Established Pharmaceutical business consisting of brands that have lost market exclusivity, and generally, the mature, patent-protected products that are expected to lose exclusivity through 2015 in most major markets and, to a much smaller extent, generic pharmaceuticals. Additionally, this business includes our sterile injectable products and biosimilar development portfolio and current established products collaborations. This business is led by John Young, Group President, Global Established Pharma Business.

We believe this organizational structure gives each global business the authority and accountability needed to drive potential growth within our business and build on our four imperatives, thereby having the potential to increase shareholder value.

2014 PROXY STATEMENT	59

EXECUTIVE SUMMARY

OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM

Pfizer continues to implement and maintain leading practices in its compensation program, shareholder outreach and related areas.

These practices include the following:

OUR COMPENSATION PRACTICES

£	Risk Mitigation. Our executive compensation program includes a number of controls that mitigate risk, including executive stock ownership and holding requirements and our ability to recover compensation paid to executives in certain circumstances, each as mentioned below.

£	Compensation Recovery. To the extent permitted by law, we can recover cash- or equity-based compensation paid to executives in various circumstances, including where the compensation is based upon the achievement of specified financial results that are the subject of a subsequent restatement (see “Compensation Recovery/Clawback” below).

£	No Hedging or Pledging. We prohibit our executives and Directors from pledging, hedging, or engaging in any derivatives trading, with respect to Company shares (see “Derivatives Trading” below).

£	No “Gross-Ups”. We do not provide tax “gross-ups” for perquisites or other benefits provided to our executive officers, other than in the case of certain relocation expenses, consistent with our relocation policy for all U.S.-based employees (see “Perquisites” below).

£	Stock Ownership Requirements. We require our executive officers to meet stock ownership requirements, and we prohibit them from selling any shares (except to meet tax withholding obligations) if doing so would cause them to fall below required levels (see “Stock Ownership and Holding Requirements” below). We also have stock ownership requirements for our Directors, as discussed elsewhere in this Proxy Statement.

£	No Repricing. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

£	Minimum Vesting. Our annual equity awards provide for minimum three-year vesting, except in limited circumstances involving certain terminations of employment.

£	No Employment Agreements. None of our executive officers has an employment agreement with the Company.

£	Independent Compensation Consultant. The Committee has engaged an independent compensation consultant that has no other ties to the Company or its management and that meets stringent selection criteria (see “Role of Compensation Consultant” below).

£	Robust Investor Outreach. We maintain a robust investor outreach program that enables us to obtain ongoing feedback concerning our compensation program, as well as how we disclose that program.

Pfizer’s Pay for Performance Philosophy, Goals and Principles

Pfizer’s compensation philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success.

The Global Performance Plan (GPP), our annual incentive program, is funded based on Pfizer’s performance on three financial metrics: total revenue, adjusted diluted earnings per share, and cash flow from operations, each for annual incentive compensation purposes. The GPP pool is not funded unless performance exceeds a threshold level. Individual awards are earned based on the available earned pool, Business Unit/Function performance, and the individual’s performance against his or her objectives.

Our annual long-term incentive awards are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators with consideration

60	2014 PROXY STATEMENT

EXECUTIVE SUMMARY

of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value or level of awards granted.

Elements of Executive Compensation

The elements of total compensation for our executives are as follows:

2013 SALARY

Salary is a fixed amount of compensation for performing day-to-day responsibilities. Salary represented less than 20% of total compensation for each of our NEOs in 2013.

2013 ANNUAL INCENTIVE AWARDS

The GPP is funded based on Pfizer’s performance on three financial metrics, each for annual incentive compensation purposes:

Financial Performance Metric*	Supports Basic Principles

Total Revenue	Revenue is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with clear line of sight and employee impact.

Adjusted diluted earnings per share (EPS)	EPS is a comprehensive measure of income; provides focus on profitable growth; focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with clear line of sight and employee impact.

Cash flow from operations (Cash Flow)	Cash flow provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improvement in working capital; and is a strong link to long-term shareholder value creation.

*	See “Financial Measures” on page 102 for a reconciliation of U.S. GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” on page 73 for additional information.

2013 PERFORMANCE

The Company exceeded the 2013 target goal for adjusted diluted EPS, with slightly below-target performance for revenue and cash flow. These targeted goals for annual incentive purposes were set by the Committee in the first quarter of 2013 based on its evaluation of the budgeted amounts and its determination that there was a sufficient degree of stretch in the targets. These results are different from our results under Generally Accepted Accounting Principles (GAAP) in the U.S. (see “Financial Results for Annual Incentive Purposes” on page 73).

2013 Financial Objectives (For Annual Incentive Purposes)*

*	See “Financial Measures” on page 102 for a reconciliation of U.S. GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” on page 73 for additional information.

2014 PROXY STATEMENT	61

EXECUTIVE SUMMARY

Annual incentive awards for our executives, including the NEOs, are determined based on the pool funding, using the above objective performance measures for the Company, and adjusted for Business Unit/Function and individual performance. Annual incentive awards for 2013 were determined in February 2014. The pool is allocated to the various business units based on relative performance compared to objective performance.

2013 LONG-TERM INCENTIVE AWARDS (EQUITY)

Long-term incentive compensation for our executives, including the NEOs, was delivered entirely in the form of equity awards. In February 2013, executives received long-term equity incentive awards consisting of RSUs, PSAs and TSRUs. The long-term incentive grant value was equally divided among RSUs, PSAs and 5- and 7-Year TSRUs.

Long-Term Instruments	Objective

RSUs with dividend equivalents, payable in shares of common stock and only upon vesting	To encourage ownership and retention while providing alignment with shareholders

PSAs with dividend equivalents, payable on vesting in shares of common stock and only on the number of shares earned	To reward relative total shareholder return over a three-year performance period

TSRUs with dividend equivalents, payable in shares of common stock and only on settlement	To link rewards to absolute total shareholder return over a five-/seven-year period

The grant value of each NEO’s long-term equity incentive award was based on competitive market data (targeted to median), relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results; the awards are also used for retention purposes.

Our compensation program is discussed in greater detail below under “Elements of Executive Compensation.”

62	2014 PROXY STATEMENT

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2014 Proxy Statement. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Pfizer’s 2014 Proxy Statement.

The Compensation Committee

James M. Kilts, Chair	W. Don Cornwell

Frances D. Fergusson	Suzanne Nora Johnson

2014 PROXY STATEMENT	63

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes Pfizer’s executive compensation program for 2013 and certain elements of the 2014 program. We use this program to attract, motivate and retain the colleagues who lead our business. In particular, this CD&A explains how the Compensation Committee (the Committee) of the Board of Directors (the Board) made 2013 compensation decisions for our executives, including the following NEOs:

•	Ian C. Read, Chairman and Chief Executive Officer (CEO);

•	Frank A. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer (CFO);

•	Dr. Mikael Dolsten, President, Worldwide Research and Development;

•	Geno Germano, President and General Manager, Specialty Care and Oncology;

•	John Young, President and General Manager, Primary Care;

•	Dr. Olivier Brandicourt, Former President and General Manager, Emerging Markets and Established Products (separated October 31, 2013); and

•	Amy W. Schulman, Former Executive Vice President and General Counsel; Business Unit Lead, Consumer Healthcare (ceased being an executive officer, effective December 16, 2013).

Effective January 1, 2014, Messrs. Germano and Young began their new roles as Group President, Global Innovative Pharma Business and Group President, Global Established Pharma Business, respectively, in the new commercial organization. This CD&A discusses compensation and accomplishments for our NEOs for 2013 under the prior organizational structure.

This CD&A is divided into two sections:

Section 1 discusses our 2013 performance, the Committee’s actions in 2013, our compensation practices and the compensation decisions for our NEOs.

Section 2 discusses our compensation framework in greater detail.

SECTION 1 – COMPENSATION PROGRAM OVERVIEW

2013 PERFORMANCE OVERVIEW

The environment across many of our markets remained challenging in 2013. Despite the challenges, we believe that we are positioned to deliver value for our shareholders and are driven by our commitment to achieving our mission to be the premier, innovative biopharmaceutical company through a continued focus on our four imperatives. Our four imperatives are:

FOUR IMPERATIVES:

£	Improving the Performance of our Innovative Core by generating a portfolio of differentiated medicines and creating a culture of ownership and decisiveness in research.
£	Making the Right Capital Allocation Decisions by developing a corporate strategic plan to maximize capital allocation across the business portfolio and achieve targeted growth on core assets.
£	Earning Greater Respect from Society by continuing to maintain and improve Pfizer’s strong reputation with our customers, the communities in which we operate, our shareholders, and the investor community.
£	Creating a Culture of Ownership by instilling a culture of confidence and making Pfizer a great place to work.

64	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

KEY HIGHLIGHTS

KEY STRATEGIC AND FINANCIAL HIGHLIGHTS:

£	As discussed in the “2014 Organizational Structure Update” of the Executive Summary, in 2013, we announced our intent in 2014 to internally separate our commercial businesses into three businesses that fully integrate the emerging markets into each business. The new commercial structure, which became operational on January 1, 2014, has three businesses:

• Global Innovative Pharmaceutical business consisting of medicines within several therapeutic areas that are generally expected to have market exclusivity beyond 2015, led by Geno Germano, Group President, Global Innovative Pharma Business. The therapeutic areas include: Immunology and Inflammation, Cardiovascular/Metabolic, Neuroscience and Pain, Rare Diseases and Women’s/Men’s Health.

• Vaccines, Oncology and Consumer Healthcare business focuses on the development and commercialization of vaccines and products for oncology and consumer healthcare, and consisting of three businesses, each of which operates as a separate, global business, with distinct specialization in terms of the science, talent and market approach necessary to deliver value to consumers and patients. This business is led by Albert Bourla, Group President, Vaccines, Oncology and Consumer Healthcare.

• Global Established Pharmaceutical business consisting of brands that have lost market exclusivity, and generally, the mature, patent-protected products that are expected to lose exclusivity through 2015 in most major markets and, to a much smaller extent, generic pharmaceuticals. Additionally, this business includes our sterile injectable products and biosimilar development portfolio and current established products collaborations. This business is led by John Young, Group President, Global Established Pharma Business.

We believe this organizational structure gives each global business the authority and accountability needed to drive potential growth within our business and build on our four imperatives, thereby having the potential to increase shareholder value.

£	We received U.S. FDA approval for Duavee, for treatment of moderate-to-severe vasomotor symptoms (hot flashes) associated with menopause and prevention of postmenopausal osteoporosis.

£	In our late stage pipeline, we initiated key Phase 3 programs including bococizumab for hyperlipidemia, ertugliflozin for type 2 diabetes (in partnership with Merck), Xeljanz for psoriatic arthritis, tafamidis for cardiomyopathy, and palbociclib for recurrent and advanced breast cancer.

£	We advanced approximately 25 programs in our early- and mid-stage pipeline and made significant progress in key programs, including vaccines for meningococcal B and Staphylococcus aureus, rivipansel for vaso-occlusive crisis associated with sickle cell disease, a novel PDE5 inhibitor for diabetic nephropathy, and biosimilars rituximab and infliximab for rheumatoid arthritis.

£	We achieved approximately $1 billion in year-over-year operational expense reductions in adjusted R&D and Selling, Informational and Administrative expenses.

£	We completed the successful separation of Zoetis, formerly Pfizer’s Animal Health business, into a stand-alone public company; the disposition generated approximately $17.3 billion in after-tax value for Pfizer’s shareholders.

£	We returned approximately $23 billion to shareholders through dividends and share repurchases.

£	We increased our quarterly dividend by 9% as compared to 2012.

£	We continued to build and sustain momentum with Pfizer’s “Get Old” Program by advancing the healthy aging story globally with expansion in key markets across Europe and Asia and by launching the second phase of the program, focused on the stigma of aging.

£	We made significant progress in advancing our ownership culture including the launch of OWNIT! Day, a first-of-its-kind. It was a day devoted to accelerating culture change, consisting of enterprise-wide colleague forums and ’Straight Talk’ workshops, that empowered colleagues at every level to have candid conversations.

2014 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

RECENT COMMITTEE ACTIONS

As in the past several years, we continued our robust investor outreach program. This enables us to obtain valuable feedback and incorporate a number of shareholder suggestions in our compensation program. In light of our shareholders’ recent response and inquiries in 2013, the Committee has taken a number of actions to make our executive compensation program more aligned with our performance and more responsive to shareholder interests.

These actions included the following:

Topic	Action	Rationale
Compensation Philosophy	Refined our executive compensation philosophy to include consideration of market capitalization and complexity while continuing to position total direct compensation at the market median	To ensure our executive compensation program is an effective tool to attract, motivate and retain executive talent
Anti-Pledging Policy	In 2013, formally adopted language for Pfizer’s anti-pledging policy which prohibits executive officers (including the NEOs) and members of the Board from pledging Pfizer common stock	Supports ongoing best practice
Long-Term Incentives	Commencing with annual grants made in 2014, modified the vesting schedule upon retirement for RSUs and PSAs to generally allow for continued vesting (tied to non-compete provisions) vs. pro-rata vesting upon retirement	Consistent with market practice and continues alignment of retiree’s compensation with shareholders and impact of pre-retirement decisions
Performance Share Awards (PSAs) Long-Term Incentives	Reviewed the payout matrix for Performance Share Awards and determined that the existing matrix was appropriate and adequately aligns pay with performance	Matrix found to be consistent with market practice and appropriately aligns pay with performance
Portfolio Performance Shares (PPSs) Long-Term Incentives	In 2012, introduced a new long-term incentive vehicle—Portfolio Performance Shares—designed to reward eligible R&D colleagues (excluding the Executive Leadership Team (ELT)) in the U.S. and U.K. based on the achievement of the R&D performance goals relating to enhancing the pipeline	Supports Pfizer’s strategy to drive sustained progress on the product portfolio to create shareholder value; provides direct alignment between participants’ compensation and growth of the pipeline

In 2013 and 2014, expanded this program to include colleagues in additional business units which support R&D activities in many additional countries

66	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2013 ADVISORY VOTE ON EXECUTIVE COMPENSATION; SHAREHOLDER OUTREACH

At the 2013 Annual Meeting, Pfizer’s executive compensation program was approved, on an advisory basis, by 95.6% of the votes cast. Our Compensation Committee and the other members of our Board believe that this level of approval of our executive compensation program is indicative of our shareholders’ strong support of our compensation philosophy and goals and the decisions made by the Committee in 2012 and early 2013.

This view was reinforced further in discussions with institutional investors both in connection with and following the 2013 Annual Meeting. Consistent with Pfizer’s long-standing reputation for investor engagement, our shareholder outreach resulted in discussions with both U.S. and U.K.-based investors representing approximately 30% of our outstanding shares. This robust outreach reflects Pfizer’s commitment to keep attuned with shareholders on key issues of importance to them, and to seek regular feedback on our compensation program and practices notwithstanding favorable advisory votes on executive compensation in prior years.

During our 2013 outreach, investor feedback was strongly positive. In particular, investors indicated support for our:

•	Performance Alignment. Investors commented that our program is appropriately linked to performance.

•	Level of Disclosure. A number of investors noted that our compensation disclosure remains robust and comprehensive, and were appreciative of our efforts to highlight, simplify and summarize relevant information through the use of graphics and an executive summary.

We also received specific feedback from investors on how we could continue to enhance our program. These suggestions included:

•	Performance Based Long-Term Incentives. A few investors suggested increasing the focus on performance based long-term incentives or modifying the performance share awards to further strengthen the link between pay and performance.

•	Equity Granting Practices. Some investors discussed the potential benefits of modifying the existing share ownership requirements and further aligning pay with performance into retirement.

The Committee and full Board were kept apprised of investor feedback gathered during our discussions.

Based on this feedback and marketplace trends, the Committee made two key changes to our compensation program. Effective with the 2014 long-term incentive award grants, the terms of the PSAs and RSUs were modified to provide for continued vesting in accordance with the original grant term following retirement, rather than vest pro-rata upon retirement. This change will further strengthen the connection with pay for long-term performance into retirement. In addition, in 2013 we expanded the PPS awards program to additional business units and countries to improve the alignment of long-term grant value with the achievement of R&D performance goals supporting the pipeline. The Committee also reviewed the PSA payout matrix to ensure that the matrix appropriately ties pay with performance and is consistent with competitive practice.

We elicited feedback on the benefits of including additional disclosures on “realized” and/or “realizable” pay in our proxy statement. We also obtained shareholder views on the usefulness of including pay ratios (comparing CEO total annual compensation to that of the Company’s median employee) prior to such disclosure being required. Investor views remain mixed on both topics, with the majority expressing concerns about the usefulness of inconsistent (across companies) disclosure of “realized” and/or “realizable” pay information. Most shareholders consulted also expressed uncertainty about the usefulness of pay ratio disclosures in their assessment of the Committee’s compensation decisions.

The Committee, after consideration of the feedback from shareholders, 2013 voting results, and advice from its independent advisor, concluded that our executive compensation program achieves the goals of our executive compensation philosophy and has the support of an overwhelming majority of our shareholders. Therefore, the Committee has reaffirmed the elements of Pfizer’s executive compensation plan and policies, with the modifications described above.

2014 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF EXECUTIVE COMPENSATION

Element	Type	Terms
Long-Term Incentive	Restricted Stock Units (RSUs)	•	RSUs generally vest three years from the grant date
Compensation (100% Equity)	(representing 25% of total	•	Dividend equivalent units (DEUs) are accumulated on RSUs during the vesting period
	annual grant value)	•	Both RSUs and DEUs are paid in shares of Pfizer common stock but only on vesting*
	5- and 7-Year Total Shareholder Return Units (5-Year and 7-Year	•	5- and 7-Year TSRUs generally vest three years from the grant date and are settled five or seven years from the grant date, respectively
	TSRUs)	•	Dividend equivalents are accumulated on TSRUs during the five- or seven-year term
	(each representing 25% of total annual grant value)	•	The number of shares that are earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term, divided by the settlement price, subject to the results being positive
		•	Both 5- and 7-Year TSRUs are paid in shares of Pfizer common stock on settlement
	Performance Share Awards	•	PSAs generally vest three years from the grant date
	(PSAs)	•	The performance period for PSAs is three years
	(representing 25% of total annual grant value)	•	The number of shares that are earned over the performance period is based on Pfizer’s Total Shareholder Return (TSR, defined as change in stock price plus dividends) relative to the TSR of our pharmaceutical peer group and ranges from 0% to 200% of the initial award
		•	Dividend equivalents are applied to the number of shares actually earned under the award
		•	Earned PSAs are paid in shares of Pfizer common stock
Salary	Cash	•	The fixed amount of compensation for performing day-to-day responsibilities. Generally eligible for increase annually, depending on market movement, performance and internal equity
Annual Short-Term Incentive/GPP	Cash	•	Provides the opportunity for competitively-based annual incentive awards for achieving Pfizer’s short-term financial goals and other strategic objectives measured over the current year
Retirement	Pension Plan	•	Provides retirement income for eligible participants based on years of service and highest average earnings up to tax code limitations
	Supplemental Pension Plan	•	Provides retirement income, on a non-qualified basis, relating to compensation in excess of tax code limitations under the same formula as the qualified pension plan noted above
	Savings Plan	•	A qualified 401(k) plan that provides participants with the opportunity to defer a portion of their compensation, up to tax code limitations, and receive a company matching contribution
	Retirement Savings Contribution (RSC)	•	An age and service weighted Company contribution (5%-9%) to the savings plan for those not participating in the Pension Plan
	Supplemental Savings Plan	•	Extends the Savings Plan, on a non-qualified basis, for deferral of compensation in excess of the tax code limitations under the same terms
Other	Perquisites	•	Certain other benefits provided to executives by the Company

*	Unless automatically deferred as stock units due to Section 162(m) of the Internal Revenue Code.

68	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

KEY COMPENSATION ACTIONS FOR 2013

The following highlights the Committee’s key compensation decisions for 2013, as reported in the 2013 Summary Compensation Table. These decisions were made with the advice of the Committee’s independent consultant, Frederic W. Cook & Co. (see “Role of Compensation Consultant” below), and are discussed in greater detail elsewhere in this CD&A.

CEO COMPENSATION

Aligned with our executive compensation program and practices, considering his performance and assessing market competitiveness, the Committee, with advice from its independent consultant, set Mr. Read’s salary and short- and long-term incentive compensation as follows:

•	Effective April 1, 2013, Mr. Read’s annual base salary was set at $1.785 million; actual salary paid in 2013 was $1.776 million;

•	His 2013 annual incentive award (paid in March 2014) was $3.4 million; and

•	His 2013 annual long-term incentive award was valued by the Committee at $11.8 million at grant; accounting value was $12.1 million. See the “2013 Grants of Plan-Based Awards table” elsewhere in this Proxy Statement for further detail.

In 2013, 90% of Mr. Read’s compensation was tied to Company performance. The factors considered by the Committee in determining Mr. Read’s compensation are discussed under “Evaluating Performance.”

COMPENSATION FOR OUR OTHER NEOS (INCLUDING THE FORMER NEOS—DR. BRANDICOURT AND MS. SCHULMAN)

The Committee also approved the compensation for the other NEOs. Their compensation was set based upon the recommendations of the CEO, evaluation by the Committee and the other independent members of the Board of each individual’s performance (see “Evaluating Performance”), the advice of the Committee’s independent consultant, compensation data from the peer and comparator groups, internal pay relationships based on relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results. The Committee also considered the need, if any, for retention incentives.

2014 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

Over 80% of the compensation for our other NEOs was tied to Company performance. The factors considered by the Committee in determining compensation for our other NEOs are discussed below (see “Evaluating Performance”).

COMPENSATION ACTIONS RELATING TO THE FORMER NEOS—DR. BRANDICOURT AND MS. SCHULMAN

During 2013, Dr. Brandicourt and Ms. Schulman served as members of the ELT through October 31, 2013 and December 16, 2013, respectively. The Committee assessed the performance of Dr. Brandicourt and Ms. Schulman based on the contributions they made during the months served as an executive officer of the Company. Further information regarding their 2013 performance is included in “Performance of Our Former Named Executive Officers” elsewhere in this Proxy Statement.

70	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SEPARATION OF FORMER NEOS

Olivier Brandicourt

As a result of the commercial business reorganization, Dr. Brandicourt’s position was eliminated leading to his termination without cause. He was paid his salary until his separation date (October 31, 2013) and he will receive the following benefits pursuant to the terms of the Executive Severance Plan, which provides for severance benefits to ELT members, and related severance provisions of other plans and programs:

•	A cash severance payment of $3,362,450, equal to the sum of his annual base salary plus his target bonus for 2013 multiplied by the factor provided under the Executive Severance Plan (see further description under “Executive Severance Plan” later in this Proxy Statement). This payment will be made on or around May 1, 2014.

•	A cash payment of $780,300, which represents a prorated annual incentive award based on his performance. This payment will be made on or before March 14, 2014.

•	Outstanding equity awards were treated in accordance with the terms of the grants.

•	Continuation of certain health and insurance coverage for 12 months at active employee rates.

The benefits provided are consistent with the terms of the plans and programs and no enhanced treatment was provided in connection with his termination.

Amy W. Schulman

Effective December 16, 2013, Ms. Schulman ceased serving as an executive officer, including as General Counsel and Business Unit Lead for the Consumer Healthcare business. She did not assume the role of Group President, Vaccines, Oncology and Consumer Healthcare as had been previously announced. She will remain at the Company for a transition period. At the conclusion of this period, Ms. Schulman will separate from the Company and, subject to the successful completion of the transition, will receive separation payments and benefits under Pfizer’s applicable plans and policies. This will include severance under the Executive Severance Plan in accordance with its terms. Outstanding equity awards will be treated in accordance with the terms of the grants with no enhanced treatment.

2013 SALARIES

The table below shows the annual salaries for our NEOs set by the Committee, effective April 1, 2013.

Name	April 1, 2013 Salary ($)	2013 Salary Grade Midpoint ($)(1)
I. Read	1,785,000	1,759,500
F. D’Amelio	1,250,000	1,147,500
M. Dolsten	1,155,000	1,147,500
G. Germano	935,000	1,040,400
J. Young	820,000	1,040,400
O. Brandicourt	985,000	1,040,400
A. W. Schulman	962,000	1,040,400

(1) See “Target Setting” for an explanation of how we use salary grade midpoints to determine target annual incentive awards.

2014 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL INCENTIVE COMPENSATION CRITERIA

Annual incentives for each member of the ELT, including our NEOs, are based on:

•	GPP pool funding based on the financial performance of the Company measured by total revenue, adjusted diluted EPS and cash flow;

•	The financial performance of the executive’s Business Unit/Function measured by revenue and income before adjustments;

•	The achievement of selected strategic and operational goals for the executive’s Business Unit/Function; and

•	The Committee’s assessment of the executive’s individual performance against goals (see “Evaluating Performance”).

Each year, the Committee evaluates the continued use of the financial measures that fund the annual incentive pool, using the following basic concepts:

•	measures that support the achievement of the Company’s annual operating plan;

•	measures that promote decisions and behaviors aligned with maximizing near-term business results while supporting the achievement of the Company’s long-term goals;

•	measures that exhibit a strong line of sight (i.e., are clearly understood and can be impacted by the performance of our executives and employees); and

•	measures that are consistent with best practices and are commonly used within our industry.

Financial Performance Metric*	Supports Basic Principles
Total Revenue	Revenue is a leading indicator of performance and value creation; provides a clear focus on growth; is an important measure in a sales industry; and is understandable with clear line of sight and employee impact.
Adjusted diluted earnings per share (EPS)	EPS is a comprehensive measure of income; provides focus on profitable growth; focuses managers on expense control; is viewed as a strong indicator of sustained performance over the long term; and is understandable with clear line of sight and employee impact.
Cash flow from operations (Cash Flow)	Cash flow provides focus on generating cash in the short term to fund operations and research and to return funds to shareholders in the form of dividends and share repurchases; focuses managers on expense control and on improvement in working capital; and is a strong link to long-term shareholder value creation.

*	See “Financial Measures” on page 102 for a reconciliation of U.S. GAAP numbers to these objectives for annual incentive purposes and “Financial Results for Annual Incentive Purposes” on page 73 for additional information.

As in prior years, the Committee considered other metrics, such as return on equity, return on assets, return on invested capital, and economic value added as potential measures under our annual incentive plan, but determined that the metrics selected—total revenue, adjusted diluted EPS and cash flow—were better suited for a biopharmaceutical company, whose business is characterized by long lead times and significant uncertainties relating to product development. The Committee also believes that the alternative metrics lacked clear line of sight for employees and therefore are not appropriate measures for Pfizer’s annual incentive plan.

TARGET SETTING

The target annual incentive award opportunity for our NEOs represents a percentage of salary grade midpoint. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy to target each compensation element and total direct compensation at the market median and are based on an evaluation of competitive market data and internal equity among the members of our ELT. For 2013, target annual incentive opportunities for the NEOs ranged from 90% to 150% of salary midpoint, as indicated under “2013 Annual Cash Incentive Awards” below.

72	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

FINANCIAL RESULTS FOR ANNUAL INCENTIVE PURPOSES

The annual incentive awards were based on both individual performance and the achievement of target goals for total revenue, adjusted diluted EPS and cash flow set by the Committee for annual incentive purposes. These targets for compensation purposes were set by the Committee in the first quarter of 2013 based on its evaluation of the budgeted amounts and its determination that there was a sufficient degree of stretch in the targets. The 2012 amounts below exclude the results from Pfizer’s Nutrition business and the 2013 amounts below exclude the results from Pfizer’s Animal Health and Nutrition businesses. The Nutrition business was sold in 2012 and the separation of Zoetis (the animal health business) occurred in 2013 through a two-step process, consisting of: an initial public offering (February 2013) and a share exchange offer (June 2013).

Financial Objectives (For Annual Incentive Purposes)	2012 Results(a)	2013 Threshold(a)	2013 Target(a)	2013 Results(a)
Total Revenue(b)	$59.2 Billion	$48.0 Billion	$52.5 Billion	$52.4 Billion
Adjusted Diluted EPS(c)	$2.26	$1.94	$2.14	$2.24
Cash Flow from Operations(d)	$18.4 Billion	$14.5 Billion	$18.0 Billion	$17.8 Billion

(a)	Data adjusted to reflect the sale of our Nutrition business and separation of Zoetis, respectively. Results for 2012 have not been restated for the treatment of Animal Health as a discontinued operation.
(b)	Total revenue for annual incentive purposes is based on budgeted foreign exchange rates. Therefore, 2013 and 2012 results differ from U.S. GAAP revenue of $51.6 billion and $59.0 billion, respectively. See “Financial Measures” for a reconciliation of U.S. GAAP revenue to total revenue for 2013 and 2012 for annual incentive purposes.
(c)	Adjusted diluted EPS for annual incentive purposes is based on budgeted foreign exchange rates and excludes certain non-recurring items. See “Financial Measures” for a reconciliation of U.S. GAAP diluted EPS to the adjusted diluted EPS for 2013 and 2012 for annual incentive purposes.
(d)	2013 Targets and Results exclude certain tax and other discretionary timing items for compensation purposes (non-GAAP amounts).

See “Financial Measures” for reconciliations of 2013 and 2012 U.S. GAAP revenues and U.S. GAAP diluted EPS to non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes. Adjusted diluted EPS is defined as U.S. GAAP diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations and certain significant items. Non-GAAP total revenue and non-GAAP adjusted diluted EPS for annual incentive purposes are not, and should not be viewed as, substitutes for U.S. GAAP revenues and U.S. GAAP diluted EPS, respectively.

Since actual annual incentive amounts are based on Pfizer’s performance and the Committee’s assessment of each executive’s level of achievement against his or her specified goals, an executive’s annual incentive award may be more or less than target. However, for annual incentive awards to be deductible under Internal Revenue Code (IRC) Section 162(m), the total amount of any annual incentive that can be paid to an executive officer in any one year is limited to a maximum of 0.3% of Pfizer’s “adjusted net income” (defined for this purpose as operating income from continuing operations, reduced by taxes and interest expense, and adjusted for any one-time gains or other non-recurring events). See “Evaluating Performance” for a more complete description of how Company and individual performance are evaluated against stated objectives and “Other Compensation Policies—Tax Policies” for further information on our policy on IRC Section 162(m).

ANNUAL INCENTIVE AWARDS (CASH)

Annual incentives for 2013 were determined by the Committee in February 2014. The Committee reviewed Mr. Read’s performance for 2013 (see “Evaluating Performance”), with input from the other independent members of the Board and with advice from the Committee’s independent consultant, and determined his 2013 annual incentive award. Mr. Read submitted 2013 annual incentive award recommendations to the Committee for each of the other ELT members (including the other NEOs (including the Former NEOs)), based on his evaluation of their individual performance (see “Evaluating Performance”) and the performance of their respective Business Unit/Function. The Committee, with input from the other independent members of the Board and the Committee’s independent consultant, reviewed these recommendations and considered its evaluation of each executive’s performance, and his or her relative contribution to the Company’s overall performance, to determine the amounts awarded. The awards for the CEO and other ELT members (including the other NEOs) were ratified by the independent members of the Board.

Annual incentive award targets and payout ranges for 2013, as well as the actual annual incentive award payouts for each of the NEOs, are shown in the table below. Actual annual incentive awards are determined based on objective performance measures for the Company (see “Financial Results for Annual Incentive Purposes”) and adjusted for individual and Business Unit/Function performance.

2014 PROXY STATEMENT	73

COMPENSATION DISCUSSION AND ANALYSIS

2013 ANNUAL CASH INCENTIVE AWARDS

Name	Target Payout As a % of Salary Midpoint	Payout Range As a % of Salary Midpoint	Target Award ($)	Maximum Award ($)(1)	Actual Award ($)
I. Read	150%	0-300%	2,639,300	5,278,600	3,400,000
F. D’Amelio	100%	0-200%	1,147,500	2,295,000	1,650,000
M. Dolsten	100%	0-200%	1,147,500	2,295,000	1,340,000
G. Germano	90%	0-180%	936,400	1,872,800	1,075,000
J. Young	90%	0-180%	936,400	1,872,800	1,075,000
O. Brandicourt(2)	90%	0-180%	780,300	1,560,600	780,300
A. W. Schulman(3)	90%	0-180%	936,400	1,872,800	936,400

(1)	Maximum award is 200% of target award.
(2)	Full year target award was $936,400; prorated target award is $780,300.
(3)	Ms. Schulman is eligible for a full year target award under the terms of the bonus plan.

LONG-TERM INCENTIVE AWARDS (EQUITY)

Long-term incentive compensation for our ELT (including the NEOs) is delivered entirely in the form of equity awards. In February 2013, executives received long-term equity incentive awards consisting of TSRUs, PSAs, and RSUs. Each executive’s long-term incentive grant value (including the NEOs) was equally divided among 5- and 7-Year TSRUs, PSAs, and RSUs (see “Elements of Executive Compensation”).

The 2013 grant value of each NEO’s long-term equity incentive award was set by the Committee based on competitive market data, relative duties and responsibilities, the individual’s future advancement potential, and his or her impact on Pfizer’s results; the awards were also used for retention purposes. These grant values (which differ from the accounting values shown in the 2013 Summary Compensation Table due to the timing of the awards) were as follows:

Name	2013 Long-Term Incentive Award (Millions)
	5-Year TSRUs ($)	7-Year TSRUs ($)	PSAs ($)	RSUs ($)	Total Award Value ($)
I. Read	2.95	2.95	2.95	2.95	11.8
F. D’Amelio	0.95	0.95	0.95	0.95	3.8
M. Dolsten	0.90	0.90	0.90	0.90	3.6
G. Germano	0.75	0.75	0.75	0.75	3.0
J. Young	0.55	0.55	0.55	0.55	2.2
O. Brandicourt	0.70	0.70	0.70	0.70	2.8
A. W. Schulman	0.75	0.75	0.75	0.75	3.0

Our long-term equity awards are structured to align our executives’ interests with the interests of our shareholders and to emphasize the Committee’s expectation that our executive officers focus their efforts on improving Pfizer’s TSR, both on an absolute basis (through TSRUs as the value realized from the TSRUs is consistent with the value received by Pfizer’s shareholders) and on a relative basis (through PSAs, which are earned based on Pfizer’s TSR compared to peer companies in the pharmaceutical industry). RSUs are full value shares with dividend equivalents and are used for their retention value.

2013 long-term incentive grant values represent a significant percentage of the compensation for our NEOs—70% for the CEO and approximately 55% for the other NEOs. At the time of grant, the Committee awards these values based on an evaluation of competitive market data and internal equity. At the time the equity is ultimately earned by the executive, the value realized is directly linked to Company performance and aligned with the interests of our shareholders—the value of PSAs over the three-year performance period is realized based on relative TSR, the value of TSRUs over the 5- and 7-year performance periods is realized based on absolute TSR and the value of RSUs is tied to stock price upon vesting plus reinvested dividends during their term.

Total Shareholder Return Units (TSRUs)

TSRUs, which deliver value based on total shareholder return, vest three years following the date of grant and settle on the fifth or seventh anniversary of the grant date. The value delivered equals the difference between the settlement price and the grant price (both as described below), plus dividend equivalents accumulated during the term. The grant price is the closing stock price on the date of grant (for the TSRUs granted on February 28, 2013, $27.37 per share) and the settlement price is the 20-day average of the closing prices ending on the fifth or seventh anniversary of the grant. The value is delivered in shares of Pfizer common stock.

Performance Share Awards (PSAs)

PSAs link ultimate payout to Pfizer’s cumulative relative TSR (including reinvested dividends) over a three-year period as compared to our pharmaceutical peer group. In 2013, our pharmaceutical peer group consists of AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, GlaxoSmithKline, Johnson & Johnson, Merck, Novartis, Roche and Sanofi. The payout ranges from 0% to 200% of target. If TSR is negative in the absolute (i.e., the decrease in the value of the stock exceeds the dividend equivalents), then the

74	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

number of shares awarded can in no event exceed the target amount regardless of Pfizer’s relative ranking. The award payout is determined by the Committee based on performance. As part of this determination, the Committee, in its sole discretion, may adjust the payout percentage downward to a percentage not less than the bottom of the payout range. In no event will the payout exceed the maximum payout for the respective range.

Performance Share Award Payout Matrix

Tier	Ranking	Payout Range
1	1st or 2nd	166% – 200%
2	3rd or 4th	133% – 166%
3	5th or 6th	100% – 133%
4	7th or 8th	66% – 100%
5	9th or 10th	33% – 66%
6	11th or 12th	0%

The Committee continues to believe that TSR is the most appropriate measure of relative performance in relation to Pfizer’s business objectives and therefore selected relative TSR as the sole performance measure for the 2013-2015 PSA performance cycle. In the Committee’s view, our relative TSR compared with the pharmaceutical peer group remains a strategic priority.

During the shareholder outreach meetings, a few shareholders asked about the Performance Share Award Payout matrix; management shared this question with the Committee. As a result, the Committee requested that its independent compensation consultant review the existing matrix and benchmark it against Pfizer’s pharmaceutical and general industry comparators and to determine whether the use of a broader comparator group was warranted. Based on the review, the Committee concluded that the matrix provides payouts consistent with those used by comparable companies and the use of the pharmaceutical peer group continues to be appropriate. Therefore, the Committee made no changes to the existing matrix.

2011 Performance Share Awards

Our 2011 long-term equity incentive grants to our executives, including the NEOs, also included PSAs that were earned in 2013 based on the above matrix.

Pfizer’s performance over the three-year period (2011-2013) resulted in a relative performance ranking of 5th (Tier 3), resulting in a payout ranging from 100% to 133% of target. In February 2014, the Committee approved a payout at 125% of target as shown below due to the Company’s strong TSR performance:

Performance Share Award Payout for the 2011-2013 Performance Award Cycle

Name	Target Award At Grant (#)	Actual Award Shares(1) (#)	Actual Award Value At $31.99 Per Share(2) ($)
I. Read	132,345	179,394	5,738,814
F. D’Amelio	47,644	64,581	2,065,946
M. Dolsten	47,644	64,581	2,065,946
G. Germano	37,057	50,231	1,606,890
J. Young	11,911	16,145	516,479
O. Brandicourt(3)	37,057	44,963	1,438,366
A. W. Schulman	39,704	53,819	1,721,670

(1)	These amounts include accumulated dividends on 125% of the target award for the three-year period, converted into shares at $31.99 per share.
(2)	This column represents the actual award value based on a stock price of $31.99 on February 26, 2014, the date the Committee approved the payout.
(3)	Dr. Brandicourt’s full target award at grant was 37,057; in connection with his October 2013 termination, this target award was prorated to the amount of 33,170.

2014 PROXY STATEMENT	75

COMPENSATION DISCUSSION AND ANALYSIS

EARLY 2014 COMPENSATION ACTIONS

SALARY AND ANNUAL INCENTIVE TARGETS

In February 2014, the Committee approved 2014 salaries and target annual incentive award levels for the NEOs as follows:

Name	Year-End 2013	January 1, 2014	April 1, 2014
	Salary	Salary	Salary	2014 Salary	2014 Target Annual	2014 Target Annual
	($)	($)	($)	Midpoint ($)(3)	Incentive (%)	Incentive ($)(4)
I. Read	1,785,000	1,785,000	1,825,000	1,794,700	150%	2,692,100
F. D’Amelio	1,250,000	1,250,000	1,275,000	1,170,500	100%	1,170,500
M. Dolsten	1,155,000	1,155,000	1,185,000	1,170,500	100%	1,170,500
G. Germano(1)	935,000	1,150,000	1,150,000	1,170,500	100%	1,170,500
J. Young(1)	820,000	1,040,000	1,040,000	1,170,500	100%	1,170,500
A. W. Schulman(2)	962,000	962,000	962,000	1,061,200	90%	955,100

(1)	Messrs. Germano and Young received salary increases in January 2014 (rather than as part of the usual April 1 cycle) as a result of their assumption of new responsibilities effective January 2014.
(2)	Ms. Schulman will not receive a merit increase in 2014 and her salary is therefore unchanged from 2013. Upon successful completion of a transition period, she will be eligible for a prorated annual incentive award for 2014 under the terms of the GPP.
(3)	Reflective of the market, the 2014 salary midpoints were increased by 2%; the last change was in 2012.
(4)	Also reflective of the market, 2014 target annual incentive amounts have increased by 2% as they are based on a percentage of 2014 salary range midpoints.

2014 LONG-TERM EQUITY INCENTIVE AWARDS

In February 2014, the Committee granted long-term equity incentive awards to the NEOs in consideration of their 2013 performance and their expected future performance. These awards included 5- and 7-Year TSRUs, PSAs and RSUs.

Name	Performance Period	Estimated Future Payouts Under the			5-Year	7-Year	RSU
	(Or Other Period	Performance Share Program(1) PSA Grants			TSRU	TSRU	Grant(6)
	Maturation or	Threshold(2)	Target(3)	Maximum(2)	Grant(4)	Grant(5)	(#)
	Payment Period)	(#)	(#)	(#)	(#)	(#)
I. Read	1/1/14 – 12/31/16	0	100,031	200,062	548,885	437,158	100,031
F. D’Amelio	1/1/14 – 12/31/16	0	33,214	66,428	182,247	145,150	33,214
M. Dolsten	1/1/14 – 12/31/16	0	28,915	57,830	158,662	126,366	28,915
G. Germano	1/1/14 – 12/31/16	0	28,134	56,268	154,374	122,951	28,134
J. Young	1/1/14 – 12/31/16	0	28,134	56,268	154,374	122,951	28,134
A. W. Schulman(7)	1/1/14 – 12/31/16	0	0	0	0	0	0

(1)	The actual number of shares, if any, that will be paid out at the end of the performance period cannot be determined because the shares earned by the NEOs will be based upon our future performance compared to the future performance of the pharmaceutical peer group. Dividend equivalents on any shares earned will be paid in shares of common stock at the end of the performance period.
(2)	Based on performance compared to the performance of our pharmaceutical peers, varying amounts of shares of common stock, from 0% to 200%, will be earned. The Committee will apply the matrix (see “Performance Share Awards (PSAs)” elsewhere in this CD&A), subject to negative discretion, to determine the payout. In no event will the payout exceed the maximum payout of the respective range.
(3)	The target amounts represent 25% of the value of the long-term incentive grant.
(4)	5-Year TSRUs vest on the third anniversary of the grant date (February 27, 2017) and will be settled in shares on the fifth anniversary of the grant date (February 27, 2019). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 27, 2019) and the TSRU grant price ($32.23), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.
(5)	7-Year TSRUs vest on the third anniversary of the grant date (February 27, 2017) and will be settled in shares on the seventh anniversary of the grant date (February 27, 2021). The number of shares delivered at settlement, if any, for each TSRU will equal the difference between the settlement price (the average of the closing prices of Pfizer common stock for the 20 trading days ending February 27, 2021) and the TSRU grant price ($32.23), plus dividend equivalents accrued during the life of the TSRU, divided by the settlement price, subject to the results being positive.
(6)	RSUs vest and are settled on the third anniversary of the grant date (February 27, 2017). Dividend equivalent units are reinvested as additional RSUs during the restricted period.
(7)	Ms. Schulman ceased to be an executive officer (see “Separation of Former NEOs” elsewhere in this Proxy Statement) and is transitioning from the Company. As a result, she did not receive a long-term incentive award in 2014.

NOTE: Consistent with historical practice, long-term incentive award values are converted into units using the closing stock price on the first trading day of the week of grant. The PSA and RSU values were converted to units using the closing stock price on February 24, 2014 of $31.99. The 5-Year TSRU values were converted to TSRUs using $5.83 and the 7-Year TSRU values were converted to TSRUs using $7.32, representing the estimated value at grant using the Monte Carlo Simulation model as of February 24, 2014.

EQUITY AWARD GRANT PRACTICES

The Committee customarily grants equity awards to eligible employees, including the NEOs, at its meeting held in late February of each year. Equity grants to certain newly hired employees, including executive officers, are effective on the last business day of the month of hire. Special equity grants to continuing employees are effective on the last business day of the month in which the award is approved. Stock option and TSRU grants have an exercise/grant price equal to the closing market price of Pfizer’s common stock on their grant date. Our equity incentive plan prohibits the repricing or exchange of equity awards without shareholder approval.

76	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2 – 2013 COMPENSATION

OUR COMPENSATION FRAMEWORK

PHILOSOPHY, GOALS AND PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Committee believes that Pfizer’s executive compensation program achieves the goals of our executive compensation philosophy. That philosophy, which is set by the Committee, is to align each executive’s compensation with Pfizer’s short- and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to Pfizer’s long-term success. A significant portion of the total compensation opportunity for each of our executives (including the NEOs) is directly related to Pfizer’s total shareholder return and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our pharmaceutical peer group and general industry comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors because we use such factors in setting target levels of compensation and determining the value or level of awards granted.

We seek to implement our philosophy and achieve the goals of our program by following three key principles:

›	positioning total direct compensation and each compensation element at approximately the median of our peer and general industry comparator companies, with consideration of relative company market capitalization and complexity;
›	aligning annual incentive awards with annual operating financial and strategic objectives;and
›	rewarding absolute and relative performance in TSR through long-term equity incentive awards.

APPLYING OUR COMPENSATION PHILOSOPHY, GOALS AND PRINCIPLES

We apply our compensation philosophy, goals and principles as follows:

•	We closely align our executive compensation structure with the median compensation of both a peer group of U.S.-based pharmaceutical companies and of general industry comparators with consideration of company market capitalization and complexity as indicated by revenues, range of products, international operations and other factors. Within the executive compensation structure, each element of total direct compensation is similarly aligned, including our salary midpoints and target annual short- and long-term incentive award values. An executive’s pay may be higher or lower than the targeted structure depending primarily on corporate, Business Unit/Function, and individual performance; experience and advancement potential; and internal equity.

•	Our GPP, or annual incentive program, utilizes a pool that is funded based on Pfizer’s performance on three financial metrics: revenue, adjusted diluted EPS, and cash flow. The pool funding percentage ranges from 0% to 200% of target award levels; however, the pool is not funded unless performance exceeds a threshold level (the threshold levels are shown in the “Financial Objectives” chart under “Financial Results for Annual Incentive Purposes” earlier in this CD&A). Earned individual payouts also range from 0% to 200% of target and reflect allocations from the available earned pool based on corporate, Business Unit/Function, and individual performance.

•	Awards under our Executive Long-Term Incentive Program are aligned with the interests of our shareholders because they deliver value based on absolute and relative shareholder return, encourage stock ownership and promote retention of key talent.

•	Our executive compensation structure is designed to deliver a significant portion of our executives’ total direct compensation in the form of long-term equity incentive awards, with targets ranging from approximately 60% to 70% of total direct compensation for our NEOs.

Further details concerning how we implement our philosophy and goals, and how we apply the above principles to our compensation program, are provided throughout this CD&A. In particular, we discuss how we set compensation targets and other objectives and evaluate performance against those targets and objectives to assure that performance is appropriately rewarded.

2014 PROXY STATEMENT	77

COMPENSATION DISCUSSION AND ANALYSIS

COMPETITIVE POSITIONING

Creating an Executive Compensation Framework

In support of our compensation philosophy, we target the median compensation values of both a peer group of U.S. based pharmaceutical companies and a general industry comparator group to determine an appropriate total value and mix of pay for our executives. We include general industry comparators because Pfizer’s size, revenue, assets, and market capitalization are more closely aligned with these general industry comparators. Both groups were chosen because they are a source of talent, based on the complexity of their businesses as well as the availability of comparative data. They define the market for benchmarking and pay positioning, which serves to attract and retain senior executive leaders for both pharmaceutical and general industry roles. The Committee reviews these peer groups on an annual basis. In light of Abbott separating its research-based pharmaceutical business to create AbbVie, effective January 1, 2013, the Committee reviewed the pharmaceutical peer group and as a result, in 2013, AbbVie replaced Abbott in our pharmaceutical peer group. No other changes were made in 2013.

2013 PHARMACEUTICAL PEER GROUP

AbbVie	Bristol-Myers Squibb	Johnson & Johnson	Roche*
Amgen	Eli Lilly	Merck	Sanofi*
AstraZeneca	GlaxoSmithKline	Novartis*

*	The Committee recognizes that while data are available on the performance of our non-U.S.-based peer companies, the compensation data are limited in terms of comparable benchmarks and other information for certain non-U.S. peers.

2013 GENERAL INDUSTRY COMPARATOR GROUP

Alcoa	Comcast	Honeywell	United Parcel Service
Altria Group	Dell	IBM	United Technologies
Boeing	Dow Chemical	Lockheed Martin	UnitedHealth Group
Caterpillar	DuPont	PepsiCo	Verizon
Chevron	FedEx	Procter & Gamble	Walt Disney
Coca-Cola	General Electric	TimeWarner

The chart below compares Pfizer’s 2013 revenue, net income and market capitalization to the median revenue, net income and market capitalization for our pharmaceutical peer group and general industry comparator group.

In Billions	Pfizer	Pharmaceutical Peer	General Industry
		Group Median	Comparator Group Median**
Revenue*	$51.6	$24.4	$56.4
Reported Net Income*	$22.0	$4.5	$5.2
Market Capitalization*	$204.5	$85.7	$92.6

*	Revenue and Net Income based on published earnings releases. Market Capitalization as of February 20, 2014.
**	Excludes Dell which became a private company on October 29, 2013.

Applying the Compensation Framework to Executive Positions

The Committee uses median compensation data for similar positions in both the pharmaceutical peer and general industry comparator groups as a guide in setting compensation targets for each executive. Each compensation target is assigned a numbered salary grade to simplify the compensation administration process.

Salary grades are used to determine the preliminary salary recommendation, target annual incentive award opportunity, and target long-term equity incentive award value for each executive position. Each salary grade is expressed as a range, with minimum, midpoint, and maximum salary levels. Minimum and maximum salary range levels for each grade are set 25% below and above the salary range midpoint, which is intended to approximate the bottom and top pay quartiles for positions assigned to that grade. This framework provides a guide for the Committee’s determinations. The actual total compensation and/or amount of each compensation element for an individual executive may be more or less than this median.

78	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Setting Compensation Targets

On an annual basis, the Committee reviews the total compensation opportunity of each ELT member, including cash compensation (salary and target annual incentive) and long-term equity compensation (target long-term equity incentive value), as well as perquisites, retirement benefits, health and insurance benefits, and potential severance. The Committee, with the advice of its independent consultant, then sets each ELT member’s compensation target for the current year. This generally involves establishing annual and long-term incentive award opportunities. Regular salary adjustments, if any, typically become effective on April 1 of each year. The Committee’s decisions are reviewed and ratified by the independent members of the Board.

In making these compensation decisions, the Committee uses several resources and tools, including competitive market information. In addition, the Committee reviews a “tally sheet” for each ELT member that assigns a dollar amount to each of the above compensation elements, as well as accumulated deferred compensation and outstanding equity awards. The Committee believes that the tally sheet is useful in evaluating each ELT member’s total compensation opportunity in relation to competitive market practice and performance.

For 2013, the Committee set target levels for the financial and strategic objectives that were used in determining annual incentive award opportunities for the ELT and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the targets was significant and reasonable given the business environment and related factors. It also reviewed the target levels for the annual grant of long-term incentive awards and concluded that they were appropriate. The Committee also concluded that the targets do not encourage unnecessary or excessive risk taking.

EVALUATING PERFORMANCE

Setting Performance Objectives

The performance objectives for our NEOs reflect the goals that the Committee believes should be focused on during the year in order to achieve Pfizer’s strategic plan. Progress against these objectives is monitored and reviewed with the Committee during the year. The Committee recognizes that increasing TSR should be emphasized; however, the Committee also acknowledges that performance against this objective may not be reflected in a single 12-month period.

Rewarding Performance

Decisions about individual compensation elements and total compensation are ultimately made by the Committee, using its judgment, advice from its compensation consultant, as well as input from the CEO (in the case of the other NEOs), focusing primarily on each NEO’s performance against his or her individual financial and strategic objectives, as well as Pfizer’s overall performance. The Committee also considers a variety of qualitative factors, including the business environment in which the results were achieved. Therefore, the Committee determines each NEO’s compensation based on multiple factors, including the competitive market, individual performance, internal equity and affordability.

CEO Performance

For 2013, Mr. Read’s performance objectives included:

CORPORATE FINANCIAL OBJECTIVES FOR:

›	Total revenue	›	Adjusted diluted EPS	›	Cash Flow

The Company exceeded the 2013 target performance level for adjusted diluted EPS, with slightly below-target performance for revenue and cash flow (see “Financial Results for Annual Incentive Purposes” earlier in this CD&A).

2014 PROXY STATEMENT	79

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the corporate financial objectives, Mr. Read’s key accountabilities at the enterprise level included:

KEY IMPERATIVES:

›	Improving the Performance of our Innovative Core:

In 2013, we continued to prioritize our research and development efforts in high priority therapeutic areas including Cardiovascular and Metabolic Diseases, Immunology and Inflammation, Neuroscience and Pain, Oncology and Vaccines. Other areas of focus include rare diseases and biosimilars. We continued to make steady progress in advancing the compounds with the greatest scientific and commercial promise, across all stages of our pipeline. We received U.S. FDA approval for Duavee, for treatment of moderate-to-severe vasomotor symptoms (hot flashes) associated with menopause and prevention of postmenopausal osteoporosis. Additionally, we submitted a Supplemental New Drug Application for Eliquis for the treatment of venous thromboembolism (VTE) in the U.S. and E.U. In our late stage pipeline, we initiated key Phase 3 programs including bococizumab for hyperlipidemia, ertugliflozin for type 2 diabetes (in partnership with Merck), Xeljanz for psoriatic arthritis, tafamidis for cardiomyopathy, and palbociclib for recurrent and advanced breast cancer. Importantly, we received Breakthrough Therapy designation from the FDA for palbociclib which is used to expedite development and review of promising treatments for serious conditions. We advanced approximately 25 programs in our early- and mid-stage pipeline and made significant progress in key programs, including vaccines for meningococcal B and Staphylococcus aureus, rivipansel for vaso-occlusive crisis associated with sickle cell disease, a novel PDE5 inhibitor for diabetic nephropathy, and biosimilars rituximab and infliximab for rheumatoid arthritis.

›	Making the Right Capital Allocation Decisions:

In 2013, we took several steps to maximize shareholder return through prudent capital allocation. In the aggregate compared with 2012, we achieved approximately $1 billion in operational expense reductions in adjusted R&D and Selling, Informational and Administrative expenses. We successfully completed the split-off of Zoetis, generating approximately $17.3 billion in after-tax value for shareholders. Through dividend payments and share repurchases, we returned approximately $23 billion to shareholders. We achieved strong revenue growth across the Oncology, Emerging Markets, and Consumer Healthcare businesses and in key branded biopharmaceutical assets, including Lyrica and Celebrex. Additionally, we continued to evolve our commercial operating model, providing improved management focus to maximize growth for each of our business segments with a significantly reduced cost base while providing greater operational transparency for investors.

›	Earning Greater Respect from Society:

We continued our efforts to improve our reputation in the communities in which we operate, with regulators, lawmakers, our shareholders, the media and the investor community. We continued to build and sustain momentum with “Get Old”, a program developed to support a dialogue about healthy aging. This year, we amplified the impact of the platform via global expansion in key markets across Europe and Asia and by launching the second phase of the program, focused on the stigma of aging. Through our external platform, our Chief Medical Officer shared health information across a variety of therapeutic areas reaching an audience of over 30 million and garnered significant increases in trust with audiences exposed to the programming. To encourage a public policy environment that allows our innovation to serve patients today and in the future, we took industry leadership positions on key policy issues both domestically and internationally and engaged government leaders on the value of our medicines and our contributions to the economy.

›	Creating a Culture of Ownership:

We made significant progress in fostering our OWNIT! culture, designed to encourage ownership, collaboration and initiative. We launched OWNIT! Day, a first-of-its-kind; it was a day devoted to accelerating culture change, consisting of enterprise-wide colleague forums and ’Straight Talk’ workshops that empowered colleagues at every level to have candid conversations. Our momentum in building a culture of ownership was further illustrated by the significant increases across the majority of cultural dimensions measured in our annual colleague engagement survey. Finally, we continued to focus on building a strong and engaged leadership team and on developing diverse talent at senior levels and in the talent pipeline via robust and multifaceted development programs.

80	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Committee is responsible for evaluating Mr. Read’s performance against his objectives, with input from the other independent members of the Board, and for determining his compensation in consultation with the Committee’s independent consultant. In addition, each year, each independent Director completes a survey, on an anonymous basis, assessing Mr. Read’s dealings with the Board and recommending areas of future focus. The Lead Independent Director and the Committee use the results of this survey in their assessment of Mr. Read’s performance against his objectives. The Committee considers this assessment in its process to determine his compensation, which is ratified by the independent members of the Board.

Performance of Our Other Named Executive Officers

The performance objectives for our other NEOs for 2013 included the corporate financial objectives noted above (50% weighting) and other objectives related to the achievement of individual financial, strategic and operational goals for their Business Unit/Function, as well as our imperative for Creating an Ownership Culture, driven by initiative, collaboration and accountability, and developing our pipeline of talent.

Mr. D’Amelio, Executive Vice President, Business Operations and Chief Financial Officer

•	Achieved high-end of 2013 reported revenue guidance and exceeded 2013 adjusted diluted EPS guidance.

•	Completed the initial public offering (IPO) of Zoetis in the first-half of 2013 and completed the disposition of Pfizer’s Animal Health business (Zoetis) on June 24, 2013, which generated approximately $17.3 billion in after-tax value.

•	Generated $1.2 billion of operating cash flow through various finance and business operations initiatives.

•	Reduced outstanding shares by approximately 13.3% as a result of $16.3 billion in share repurchases and the Zoetis share exchange.

•	Achieved approximately $1 billion in operational expense reductions in adjusted R&D and Selling, Informational and Administrative expenses in the aggregate compared with 2012. The $1 billion reduction was achieved through our ongoing cost reduction and productivity initiatives.

Dr. Dolsten, President, Worldwide Research and Development (WRD)

•	Achieved ten Proof of Concept Study Starts.

•	Delivered five positive Proofs of Concept.

•	Achieved seven Phase 3 Starts: palbociclib for 1st line advanced breast cancer; palbociclib for recurrent advanced breast cancer; Xeljanz for psoriatic arthritis; Xeljanz once daily dosing; ertugliflozin for Type 2 diabetes; bococizumab for Hyperlipidemia; tafamidis for Cardiomyopathy.

•	Achieved one Submission: Eliquis (VTE Treatment—U.S. /E.U.).

•	Achieved two key U.S. Approvals:

	–	Embeda (moderate-to-severe pain—Prior Approval Supplement);

	–	Duavee (symptoms associated with menopause and prevention of postmenopausal osteoporosis).

•	Captured additional pipeline opportunities and gained access to technology and innovation, increasing the value of the R&D portfolio:

	–	5 asset-related licensing deals in 2013;

	–	7 major technology deals in 2013.

•	Secured FDA breakthrough therapy designation for palbociclib as a potential treatment for patients with breast cancer.

2014 PROXY STATEMENT	81

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Germano, President and General Manager, Specialty Care and Oncology

•	Achieved $13.3 billion and $1.6 billion in revenue for the Specialty Care and Oncology Business Units, respectively (99% and 98% of budget) and income before taxes (IBT) of 101% and 99% of budget, respectively.

•	Achieved targeted product launch of Prevenar 13 in Japan and strategic milestones for growth.

•	Achieved targeted product launch of Xeljanz in Switzerland and Japan.

•	Achieved targeted product approvals:

	–	Prevnar 13 (expanded age 6-17 and 18-49) approvals achieved in U.S. and E.U., respectively

	–	Prevenar 13 Pediatric approvals achieved in Japan

	–	Xeljanz rheumatoid arthritis approval achieved in Japan

	–	Bosulif (bosutinib) approval achieved in the E.U.

	–	Additional approvals achieved for Vyndaqel in Japan; Prevnar 13 Adult & Pediatric High Risk Population; Xeljanz RA PRO U.S.; and Xalkori in the U.S.

Mr. Young, President and General Manager, Primary Care

•	Achieved revenue and IBT targets of 100% and 99% of budget, respectively.

•	Achieved U.S. approval for Duavee for the treatment of moderate-to-severe vasomotor symptoms associated with menopause and the prevention of postmenopausal osteoporosis.

•	Contributed to the achievement of strong operational performance of Celebrex, Chantix and Pristiq in the U.S., as well as Lyrica in developed markets and the launch in February 2013 of Eliquis.

•	Partnered with Merck to develop ertugliflozin, an oral SGLT inhibitor for the treatment of Type 2 diabetes; and a collaboration agreement with Eli Lilly for Tanezumab.

Performance of Our Former Named Executive Officers

Dr. Brandicourt, Former President and General Manager, Emerging Markets and Established Products

•	Contributed to achieve $19.7 billion in revenue for the Emerging Markets and Established Products Business Units.

•	In support of the future growth of Emerging Markets, successfully launched Eliquis, Xalkori and Xeljanz as part of 70 launches in 2013.

•	Exceeded targets for the development of the monoclonal antibodies portfolio to position biosimilars as a potential significant growth engine for Pfizer.

Ms. Schulman, Former Executive Vice President and General Counsel; Business Unit Lead, Consumer Healthcare

•	For the Pfizer Consumer Healthcare business, achieved 2013 net revenue growth of 4% and IBT growth of 10% as compared to 2012. Both were 100% of budget.

•	Successfully led the Legal Division team in completing the legal work for the Zoetis debt offering, IPO and split-off exchange.

•	Successfully managed legal costs through the enhancement and expansion of the Pfizer Legal Alliance.

82	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

POST-EMPLOYMENT COMPENSATION

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan provides for severance benefits to ELT members in the event of involuntary termination of employment without cause. Benefits under the Executive Severance Plan consist of cash severance equal to the greater of (a) one times pay (defined as base salary plus target annual incentive) or (b) 13 weeks pay plus three weeks pay per year of service, subject to a maximum of 104 weeks pay. In addition, eligible participants in the GPP receive a pro rata annual incentive for the year of termination, provided certain performance targets are achieved, as well as certain health and insurance benefits. Severance payments and benefits under the Executive Severance Plan are described in “Estimated Benefits Upon Termination” elsewhere in this Proxy Statement.

EMPLOYMENT AND RETIREMENT BENEFITS

DEFERRED COMPENSATION

We permit our executive officers to defer receipt of their annual incentive awards and any shares earned under PSAs into the Pfizer Inc. Deferred Compensation Plan (DCP). Certain of our NEOs are required to defer the receipt of RSUs (see “Other Compensation Policies—Tax Policies” below). Annual incentive awards may be deferred into either a Pfizer stock unit fund or a cash fund earning interest at 120% of the applicable federal long-term rate (which fluctuated between 2.74% and 4.12% in 2013). The Pfizer stock unit fund is credited with dividend equivalent units which are reinvested. Deferred PSAs and RSUs may only be deferred into the Pfizer stock unit fund.

INSURANCE PLANS

We provide a number of health and family security benefits, such as medical insurance, dental insurance, life insurance and long-term disability insurance. These benefits are available to all eligible U.S. and Puerto Rico-based employees, including the NEOs, and are comparable to those provided by the companies in the pharmaceutical and general industry comparator groups. These programs are designed to provide certain basic quality of life benefits and protections to Pfizer employees, including the NEOs, and at the same time enhance Pfizer’s attractiveness as an employer of choice. The Company’s annual cost of the benefits for each NEO ranges from approximately $16,000 to $24,000.

PENSION AND SAVINGS PLANS

Pfizer maintains both defined benefit pension plans and defined contribution savings plans for eligible U.S. and Puerto Rico-based employees, including the eligible NEOs. Benefits under the defined benefit pension plans will be frozen as of December 31, 2017 for all participants although they may continue to grow into retirement plan milestones. Newly hired colleagues and transfers to the U.S. and Puerto Rico since 2011, including Mr. Young, earn retirement benefits through an age and service weighted annual Company contribution (RSC) under its defined contribution savings plans, which is in addition to the Company matching contribution in such plan. Effective January 1, 2018, all eligible U.S.and Puerto Rico-based colleagues will earn retirement benefits through the RSC.

For those U.S. employees participating in the pension plan and earning in excess of the IRC limit ($255,000 for 2013), including the participating NEOs, Pfizer maintains related supplemental benefit restoration plans. The provisions and features of the qualified defined benefit pension plans and the related supplemental benefit restoration plans apply to all participants in those plans, including the NEOs. These plans are described in the narrative accompanying the “2013 Pension Benefits Table” and the “2013 Non-Qualified Deferred Compensation Table” below. Mr. Young was a participant in the United Kingdom defined benefit pension plans but he ceased accruing additional benefits or service (other than the increase in benefits due to the mandatory limited price inflation factor under the U.K. law) since transferring to the U.S. in August 2012.

The Pfizer defined contribution savings plans permit all of its eligible U.S. and Puerto Rico-based employees, including the NEOs, to make pre-tax, after-tax and/or Roth contributions, from their eligible pay, up to certain limits and to receive a company matching contribution. In addition, the Company maintains a non-qualified savings plan that permits eligible participants to make pre-tax contributions in excess of tax law limitations on qualified plans and to receive matching contributions. Additionally, since 2011, the RSC for newly hired colleagues and transfers to the U.S., including Mr. Young, are made to the savings plans. The provisions and features of the qualified savings plans and the related non-qualified supplemental savings plans apply to all participants in those plans, including the NEOs.

2014 PROXY STATEMENT	83

COMPENSATION DISCUSSION AND ANALYSIS

RETIREE HEALTH CARE BENEFITS

Pfizer maintains post-retirement medical coverage for the benefit of certain of its eligible U.S. and Puerto Rico-based employees, including the NEOs. Active employees who are at least age 55 and have at least 15 years of service after age 40 are eligible for post-retirement medical coverage. For U.S. employees, including the NEOs, the value of the post-retirement medical coverage currently ranges from $123,000 to $275,000 over the course of retirement.

PERQUISITES

We provide a limited number of perquisites (personal benefits) to our NEOs, including the limited use of company aircraft, financial counseling and home security services and, for the CEO, the use of a Company car and driver. The transportation benefits provide increased efficiencies and allow more productive use of our executives’ time and, in turn, greater focus on Pfizer-related activities. We do not provide tax “gross-ups” for perquisites provided to ELT members, except in the case of certain relocation expenses (consistent with our relocation policy for U.S.-based employees generally); therefore, any taxes on perquisites (other than certain relocation expenses) are paid by the executives. The Compensation Committee reviews and carefully considers the reasonableness and rationale for providing certain of these perquisites.

COMPANY AIRCRAFT

As a result of the recommendations contained in an independent, third-party security study, the Board has determined that the CEO must use Company-provided aircraft for all air travel, including personal travel, to the maximum extent practicable. The security study also recommends that the CEO’s spouse and dependent children use Company-provided aircraft when they accompany the CEO, to the maximum extent practicable. Travel by the CEO’s spouse or dependent children is generally considered personal use and is subject to taxation and disclosure.

Other ELT members (including the other NEOs) may use Company aircraft for limited personal travel. Personal use by ELT members (including the other NEOs) is permitted only with the prior approval of the CEO or his designees and is subject to other limitations. Travel by Messrs. Read and D’Amelio to attend meetings of the Boards of Directors of Kimberly-Clark Corporation and Humana Inc., respectively, is treated as business travel in view of the significant benefits to the Company of their service on those Boards.

The amounts disclosed in the “All Other Compensation” column in the 2013 Summary Compensation Table and in the table below have been valued based on the incremental costs to the Company for the personal use of Company-provided aircraft. Incremental costs for personal use consist of the variable costs incurred by Pfizer to operate the aircraft for such use, including fuel costs; crew expenses, including travel, hotels and meals; in-flight catering; landing, parking and handling fees; communications expenses; certain trip-related maintenance; and other trip-related variable costs, as well as certain costs of any “deadhead” flights. Such costs do not include fixed or non-variable costs that would be incurred whether or not there was any personal use of the aircraft, such as crew salaries and benefits, insurance costs, aircraft purchase costs, depreciation, and scheduled maintenance.

To the extent required by tax regulations, amounts associated with personal use of corporate aircraft are imputed as income to ELT members, including the CEO. These amounts are not grossed up for taxes.

CAR AND DRIVER

The Company’s policy on the use of cars and drivers is as follows:

•	cars and drivers are available to all ELT members (including the NEOs) for business reasons;

•	ELT members (other than the CEO, as discussed below) are required to reimburse the Company for personal use;

•	for security reasons, cars and drivers are available to the CEO for personal use (including commuting); and

•	spouse/partner travel is generally considered personal use, and the incremental cost of such travel must be reimbursed to the Company.

Incremental cost to the Company is calculated as a portion of the cost of the annual lease, a portion of the cost of the driver, and fuel used.

The costs of personal use of a car and driver by the CEO need not be reimbursed, and the unreimbursed incremental cost to the Company of personal use of a car and driver by Mr. Read in 2013 is reflected in the table below and in the “All Other Compensation” column in the 2013 Summary Compensation Table. For tax purposes, the cost of the cars and fuel is imputed as income to the CEO and is not grossed up for taxes by the Company. Tax regulations provide that as a result of the recommendations contained in the independent, third-party security study referred to above, the cost of the driver is not reportable as income to the CEO.

84	2014 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OTHER PERQUISITES

The Company provides a taxable allowance of up to $10,000 per year to our executive officers for financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual charges for the services, and such value is imputed as income to the individual.

Home security systems are available to the ELT members. The cost of any such systems is imputed as income to the recipients, as required.

The Company purchases season and other tickets to sporting, cultural and other events for use in connection with its business. On occasion, these tickets are provided to employees, including ELT members, and non-employee Directors for personal use. There is no incremental cost associated with such tickets or other items. In addition, ELT members and/or non-employee Directors may from time to time receive tickets or other items from third parties (subject to our policies on conflicts of interest). The Company does not provide or reimburse for country club memberships for any executive officers.

The following table summarizes the incremental cost of perquisites for the NEOs in 2013.

2013 Incremental Cost of Perquisites Provided to Named Executive Officers

Name	Aircraft	Financial	Car	Home	Other	Total
	Usage ($)	Counseling ($)	Usage ($)	Security ($)	($)(1)	($)
I. Read	176,714	10,000	53,071	3,013	571	243,369
F. D’Amelio	75,726	10,000	—	15,857	793	102,376
M. Dolsten	37,421	9,887	—	1,835	900	50,043
G. Germano	69,480	7,260	—	—	618	77,358
J. Young	20,069	—	—	8,591	64,938	93,598
O. Brandicourt	53	5,000	—	—	—	5,053
A. W. Schulman	55,571	7,500	—	—	—	63,071

(1)	The amounts shown for each of the NEOs represents certain personal benefits provided in association with business travel, and for Mr. Young represents the cost of relocation benefits of $42,698 and a tax gross-up for such relocation benefits of $22,240, consistent with Pfizer’s relocation policy for U.S.-based employees.

OTHER COMPENSATION POLICIES

TAX POLICIES

IRC Section 162(m) limits to $1.0 million the amount of non-performance based remuneration that Pfizer may deduct in any calendar year for its CEO and each of the three other highest-paid NEOs, other than the CFO. We have structured our annual cash incentive awards, TSRUs and PSAs with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts may be fully deductible for income tax purposes. However, currently RSUs do not qualify as “performance-based” compensation. Consequently, our NEOs are generally required to defer the receipt of RSUs to avoid the loss of the deduction. Beginning with the 2014 annual long-term incentive award, the vesting of RSUs granted to executive officers will be contingent upon the achievement of certain performance criteria during a three-year performance period commencing in 2014, so that such awards may be considered as performance-based compensation under IRC Section 162(m) and provide a current deduction at the time of vesting and the elimination of the need for the deferral of vesting RSUs and a deferred deduction.

To maintain flexibility, we do not require all compensation to be deductible. Since the non-performance-based compensation paid to our NEOs (other than the CFO) exceeds or may exceed $1.0 million, a portion of their compensation is not or may not be deductible.

DERIVATIVES TRADING

Executive officers, including the NEOs, may not purchase or sell options on Pfizer common stock, or engage in short sales of Pfizer common stock. Also, trading by executive officers in puts, calls, straddles, equity swaps, or other derivative securities that are directly linked to Pfizer common stock (sometimes referred to as “hedging”) is prohibited. These provisions also apply to our non-employee Directors.

2014 PROXY STATEMENT	85

COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP AND HOLDING REQUIREMENTS

Our executive officers, including the continuing NEOs are subject to the stock ownership and holding requirements. The CEO is required to own Pfizer common stock equal in value to at least six times annual salary, and each other executive officer is required to own Pfizer common stock equal in value to at least four times annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares and certain units held through various Pfizer plans and programs. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations); and once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. As of December 31, 2013, Mr. Read owned Pfizer common stock and units equal in value to approximately 22 times his salary. Although Pfizer does not require its executive officers to hold Pfizer common stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of common stock for substantial periods of time and align the interests of our executives with those of our shareholders. Certain long-term incentive awards continue into retirement maintaining the alignment with shareholders.

The following table summarizes the shares held as a multiple of base salary for the NEOs in 2013.

2013 Stock Ownership

Name	Full Guideline	Shares Held as a
	Multiple of Base Salary	Multiple of Base Salary
I. Read	6X	22X
F. D’Amelio	4X	13X
M. Dolsten	4X	9X
G. Germano	4X	8X
J. Young(1)	4X	2X
O. Brandicourt(2)	4X	8X
A. W. Schulman(2)	4X	8X

(1)	Mr. Young became an ELT member in August 2012; he has met the progressive guideline of a 1.80X multiple of base salary.
(2)	Dr. Brandicourt’s and Ms. Schulman’s stock ownership is as of October 31, 2013 and December 16, 2013, respectively.

None of our ELT members (including our NEOs) or other officers has pledged Pfizer stock as collateral for personal loans or other obligations. In addition, in early 2013, the Board, on the recommendation of the Committee, adopted a policy prohibiting the pledging of Pfizer stock by Directors and ELT members.

COMPENSATION RECOVERY/CLAWBACK

The Committee may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to NEOs and other executives where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent restatement. Where applicable, we will seek to recover any amount determined to have been inappropriately received by the individual executive officer. In addition, our equity incentive awards contain compensation recovery provisions.

86	2014 PROXY STATEMENT

ROLE OF COMPENSATION CONSULTANT

The Committee has engaged the firm of Frederic W. Cook & Co., represented by George Paulin, its Chief Executive Officer, as the Committee’s independent compensation consultant, to fulfill the following responsibilities in accordance with the policy outlined below and only after assessing the firm’s independence:

›	advise the Committee on management proposals, as requested;

›	undertake special projects at the request of the Committee;

›	advise the Committee on setting agenda items for Committee meetings;

›	review Committee agendas and supporting materials in advance of each meeting;

›	attend Committee meetings;

›	review the Company’s compensation philosophy, peer group and competitive positioning and advise the Committee on their reasonableness and appropriateness;

›	review the Company’s executive compensation program and advise the Committee of plans or practices that might be changed to improve effectiveness;

›	review the selected peer group and survey data for competitive comparisons;
›	oversee and review survey data on executive pay practices and amounts that come before the Committee;

›	provide market data and recommendations on CEO compensation without prior review by management (except for necessary fact-checking);

›	review the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in our proxy statements;

›	review any significant executive offer letters or termination arrangements in advance of being presented to the Committee for approval;

›	periodically review the Committee’s charter and recommend changes; and

›	proactively advise the Committee on best-practice approaches for governance of executive compensation as well as areas of concern and risk in the Company’s program.

In 2013, as part of his ongoing services to the Committee, as described above, Mr. Paulin attended all six of the scheduled Committee meetings. However, he was unable to attend the two special ad-hoc meetings held during the year; he did provide his feedback prior to each of the ad-hoc meetings. During 2013, he:

›	reviewed agendas in advance of Committee meetings, and meeting minutes afterwards;

›	provided the Committee with an analysis of the Company’s executive compensation policies and programs that determined there is no “potential material risk” to Pfizer in their design or administration;

›	conducted a review of executive pay relative to peers and corporate performance including tally sheets and realizable pay;

›	advised the Committee on the executive compensation peer group and competitive benchmarking of executive positions;

›	reviewed the executive pay structure;
›	advised the Committee on the appropriateness of the design of the Portfolio Performance Share Plan, new in 2012, for Worldwide Research & Development employees (other than ELT members), in support of the Company’s long-term portfolio strategy;

›	advised the Committee on legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure, including voting policies of proxy advisory firms and the Company’s major institutional investors;

›	advised the Committee on market trends and developments;

›	advised the Committee on matters related to changes to the Company’s pension and savings plans; and

›	advised the Committee on severance benefits.

The total amount of fees paid to Frederic W. Cook & Co. for 2013 services to the Committee was $201,751. In addition, the Committee reimburses Frederic W. Cook & Co. for Mr. Paulin’s reasonable travel and business expenses. During 2013 Frederic W. Cook & Co. received no other fees or compensation from the Company. The Corporate Governance Committee of the Board agreed in February 2014 to retain Mr. Paulin and Frederic W. Cook & Co. to act as its consultant on Board of Director compensation matters.

2014 PROXY STATEMENT	87

POLICY—CRITERIA FOR SELECTION OF COMMITTEE CONSULTANT

The Committee has established the following criteria used to select its consultant:

›	Degree of independence

	–	Financial independence—measured by dollar volume of other business conducted with Pfizer

	–	Independent thinking—subjectively assessed by their known work as well as information gathered in screening interviews

›	Familiarity with the business environment

	–	Knowledge of the pharmaceutical industry

	–	Specific knowledge of Pfizer, its senior management, and Board of Directors

	–	Broad knowledge of general industry current practices and emerging trends

	–	Public relations
›	Particular strengths and/or distinguishing characteristics including, but not limited to:

	–	Creative thinking

	–	Strong understanding of corporate governance

	–	Special areas of expertise

	–	Ability to establish rapport and dynamic presence with groups

›	References from current clients where the consultant acts in an advisory role similar to the role desired by the Committee

›	Potential issues

	–	Conflicts of interest with other clients or Committee members

	–	Degree of availability/accessibility

INDEPENDENCE ASSESSMENT—COMMITTEE CONSULTANT

In 2013, as required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Committee selected Frederic W. Cook & Co. to serve as its independent compensation consultant only after assessing the firm’s independence, including taking into consideration the following factors, among others:

1.	the fact that neither the firm nor Mr. Paulin provides any other services to the Company (see below for future work with the Corporate Governance Committee of the Board);

2.	the fees received by the firm as a percentage of its total revenues;

3.	the firm’s policies and procedures designed to prevent conflicts of interest;

4.	the absence of any significant business or personal relationships between the firm or Mr. Paulin with members of the Committee;

5.	the fact that neither the firm nor Mr. Paulin owns any Company stock; and

6.	the absence of any business or personal relationships between the firm or Mr. Paulin and any executive officer of the Company.

Based upon this assessment, the Committee determined that the engagement of Frederic W. Cook & Co. does not raise any conflicts of interest or similar concerns. The Corporate Governance Committee performed a similar assessment of Frederic W. Cook & Co. prior to retaining their services as consultant on Board compensation during February 2014.

88	2014 PROXY STATEMENT

Compensation Tables

2013 Summary Compensation Table

Name And	Year	Salary	Bonus	Stock	Option	Non-Equity	Change In	All Other	Total
Principal		($)	($)	Awards(1)	Awards(2)	Incentive Plan	Pension Value	Compen-	($)
Position				($)	($)	Compensation(3)	and Non-	sation(5)
						($)	Qualified	($)
							Deferred
							Compensation
							Earnings(4)
							($)
I. Read	2013	1,776,250	–	6,016,528	6,066,471	3,400,000	1,212,198	476,300	18,947,747
Chairman and Chief	2012	1,737,500	–	6,441,784	6,497,597	3,400,000	7,147,363	409,892	25,634,136
Executive Officer	2011	1,700,000	–	5,684,218	6,916,435	3,500,000	6,893,407	319,288	25,013,348
F. D’Amelio	2013	1,243,750	–	1,937,522	1,953,612	1,650,000	103,791	235,655	7,124,330
EVP, Business	2012	1,218,750	–	1,783,890	1,799,336	1,718,000	693,870	173,245	7,387,091
Operations	2011	1,200,000	–	2,046,310	1,832,194	1,440,000	984,814	187,425	7,690,743
and Chief Financial
Officer
M. Dolsten	2013	1,148,750	–	1,835,542	1,850,790	1,340,000	113,810	164,512	6,453,404
President, Worldwide	2012	1,122,500	–	1,783,890	1,799,336	1,395,000	641,703	96,752	6,839,181
Research and	2011	1,100,000	–	2,046,310	1,832,194	1,490,000	417,430	90,801	6,976,735
Development
G. Germano	2013	926,250	–	1,529,600	1,542,325	1,075,000	7,698	173,174	5,254,047
President and	2012	893,750	–	1,387,476	1,399,483	1,203,000	2,306,968	121,728	7,312,405
General Manager,	2011	875,000	–	1,591,598	1,425,043	1,135,000	1,325,476	50,214	6,402,331
Specialty Care and
Oncology
J. Young	2013	810,075	–	1,121,732	1,131,033	1,075,000	870,903	192,312	5,201,055
President and General
Manager, Primary Care(6)
O. Brandicourt	2013	812,083	–	1,427,620	1,439,503	780,300	159,934	3,483,941	8,103,381
Former General Manager,
Emerging Markets and
Established Products(7)
A. W. Schulman	2013	952,750	–	1,529,600	1,542,325	936,400	49,184	110,482	5,120,741
Former EVP and General	2012	918,750	–	1,387,476	1,399,483	1,410,000	370,098	87,411	5,573,218
Counsel; Business	2011	900,000	–	1,705,287	1,526,834	1,190,000	348,369	94,172	5,764,662
Unit Lead, Consumer
Healthcare(8)

(1)	The amounts shown in this column represent the grant values for the RSUs and PSAs granted in 2013, 2012 and 2011, respectively. Further information regarding the 2013 awards is included in the “2013 Grants of Plan-Based Awards” and “2013 Outstanding Equity Awards at Fiscal Year-End” tables elsewhere in this Proxy Statement. The grant date fair values using Pfizer’s closing stock price on the date of grant are reflected in this column. The PSA values represent the target payouts based on the probable outcome of the performance condition determined using the closing stock price on February 28, 2013. The maximum potential values of the PSAs granted in 2013 (assuming a stock price of $27.37) would be as follows: Mr. Read—$6,016,528; Mr. D’Amelio—$1,937,522; Dr. Dolsten—$1,835,542; Mr. Germano—$1,529,600; Mr. Young—$1,121,732; Dr. Brandicourt —$1,427,620 and Ms. Schulman—$1,529,600. Information related to the performance-based award program is included in “Performance Share Awards (PSAs)” elsewhere in this Proxy Statement. The 2013 and 2012 PSA grant date fair values have been determined using Pfizer’s closing stock price on the grant date. The 2011 PSA grant date fair values were determined using the Monte Carlo Simulation model based on the assumptions set forth in the Company’s 2011 Financial Report (Note 13, Share-Based Payments).
(2)	The amounts shown in this column represent the grant date fair values of the TSRUs awarded in 2013, 2012 and 2011. The grant date fair values have been determined using the Monte Carlo Simulation model based on the assumptions and methodologies set forth in the Company’s 2013 Financial Report (Note 13, Share-Based Payments).
(3)	The amounts shown in this column represent annual cash incentive awards made to the NEOs under the GPP. Further information regarding the 2013 awards is included in the “2013 Annual Cash Incentive Awards” table elsewhere in this Proxy Statement.
(4)	The amounts shown in this column represent pension accruals for 2013, 2012 and 2011. The 2013 pension accrual amounts represent the difference between the December 31, 2013 and December 31, 2012 present values of age 65 accrued pensions, or the current benefit if the NEO is eligible for an unreduced pension under the Retirement Plan and Supplemental Retirement Plan, based on the pension plan assumptions for each year, as shown in the footnotes to the “Pension Plan Assumptions” table later in this Proxy Statement. Further information regarding pension plans is included in the “2013 Pension Benefits Table” later in this Proxy Statement. The amount for Mr. Young represents the increase in his accrued benefits under the U.K. Plans in which he participated. This increase is solely due to the application of the statutory limited price inflation applicable to deferred benefits under the U.K. Plans.

2014 PROXY STATEMENT	89

COMPENSATION TABLES

(5)	The amounts shown in this column represent the matching contributions made by the Company for all NEOs and also the RSC for Mr. Young under the Savings Plan and Supplemental Savings Plan (or, for Dr. Dolsten and Mr. Germano, matching contributions for 2011 under the Legacy Wyeth Savings Plan and Supplemental Employee Savings Plan); plus the incremental cost to the Company of perquisites received by the NEOs. The Supplemental Savings Plans are non-qualified retirement savings plans that are discussed in more detail in the “2013 Non-Qualified Deferred Compensation” table later in this Proxy Statement. Additional information regarding 2013 perquisites is provided under “Perquisites” elsewhere in this Proxy Statement. The amount shown for Dr. Brandicourt also includes $30,709 for above market interest earned under the Warner-Lambert Incentive Compensation Plan.
(6)	Mr. Young was not an NEO in 2011 and 2012. As part of his relocation from the U.K. to the U.S., he received relocation benefit reimbursements in the amount of $64,938. Additional information regarding 2013 perquisites is provided under “Perquisites” elsewhere in this Proxy Statement.
(7)	Dr. Brandicourt was not an NEO in 2011 and 2012, and his employment was terminated October 31, 2013 (see “Compensation Actions Relating to the Former NEOs” earlier in this Proxy Statement). The amount shown in the “All Other Compensation” column includes his severance payment of $3,362,450 which is payable on or around May 1, 2014.
(8)	Ms. Schulman stepped down as a member of the ELT and as EVP & General Counsel; Business Unit Lead of Consumer Healthcare, effective December 16, 2013 (see “Compensation Actions Relating to the Former NEOs” earlier in this Proxy Statement).

90	2014 PROXY STATEMENT

COMPENSATION TABLES

The following Grants of Plan-Based Awards Table provides additional information about non-equity incentive awards and long-term incentive awards granted to our NEOs during 2013. The long-term incentive awards were made under the 2004 Stock Plan, as amended and restated, and are described in the CD&A section “Elements of Executive Compensation.”

2013 Grants of Plan-Based Awards Table

Name (A)	Grant	Estimated Future Payouts Under				Estimated Future Payouts Under
	Date (B)	Non-Equity Incentive Plan Awards				Equity Incentive Plan Awards
		Thres-	Target		Maximum	Thres-	Target(1)	Maximum	All Other	All Other	Exercise	Grant
		hold	($)		($)	hold	(#)	(#)	Stock	TSRU	Or Base	Date
		($)	(D)		(E)	(#)	(G)	(H)	Awards:	Awards:	Price of	Fair
		(C)				(F)			Number of Shares	Number of	TSRU Awards	Value of
									or Units(1)	Securities	($/Sh)	Stock
									(#)	Underlying	(K)	and
									(I)	TSRUs(1) (#) (J)		TSRUs(2) ($) (L)
I. Read	2/28/2013									649,780	27.37	3,040,970
										539,305	27.37	3,025,501
									109,911			3,008,264
		0	2,639,300		5,278,600	0(3)	109,911(3)	219,822(3)				3,008,264
F. D’Amelio	2/28/2013									209,251	27.37	979,295
										173,675	27.37	974,317
									35,395			968,761
		0	1,147,500		2,295,000	0(3)	35,395(3)	70,790(3)				968,761
M. Dolsten	2/28/2013									198,238	27.37	927,754
										164,534	27.37	923,036
									33,532			917,771
		0	1,147,500		2,295,000	0(3)	33,532(3)	67,064(3)				917,771
G. Germano	2/28/2013									165,198	27.37	773,127
										137,112	27.37	769,198
									27,943			764,800
		0	936,400		1,872,800	0(3)	27,943(3)	55,886(3)				764,800
J. Young	2/28/2013									121,145	27.37	566,959
										100,548	27.37	564,074
									20,492			560,866
		0	936,400		1,872,800	0(3)	20,492(3)	40,984(3)				560,866
O. Brandicourt	2/28/2013									154,185	27.37	721,586
										127,971	27.37	717,917
									26,080			713,810
		0	936,400	(4)	1,872,800	0(3)	26,080(3)	52,160(3)				713,810
A. W. Schulman	2/28/2013									165,198	27.37	773,127
										137,112	27.37	769,198
									27,943			764,800
		0	936,400		1,872,800	0(3)	27,943(3)	55,886(3)				764,800

(1)	Consistent with historical practice, long-term values are converted into units using the closing stock price on the first trading day of the week of grant. The PSA and RSU award values were converted into units using the closing stock price of $26.84 on February 25, 2013; the 5-Year and 7-Year TSRU award values were converted using $4.54 and $5.47, respectively, the estimated values using the Monte Carlo Simulation model as of February 25, 2013. PSAs and RSUs generally vest three years from the grant date. The 5-Year and 7-Year TSRUs also generally vest three years from the grant date and are settled five and seven years from the grant date, respectively.
(2)	The amounts shown in this column represent the award values as of the grant date. The values for the RSUs, PSAs, 5-Year and 7-Year TSRUs are shown at the respective fair values of $27.37, $27.37, $4.68 and $5.61, as of February 28, 2013.
(3)	The amounts represent the threshold, target, and maximum share payouts under our Performance Share Award Program for the January 1, 2013—December 31, 2015 performance period. The payment for threshold performance is 0%.
(4)	The amount shown represents the full year award; prorated target award is $780,300 based on Dr. Brandicourt’s separation date of October 31, 2013.

2014 PROXY STATEMENT	91

COMPENSATION TABLES

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2013.

2013 Outstanding Equity Awards at Fiscal Year-End Table

Name (A)		Option/SAR/TSRU Awards(2)							Stock Awards(2)
Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised Options Exercisable (#) (B)	Number of Securities Underlying Unexercised Options Unexercisable (#) (C)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised SARs/ TSRUs Unvested (#) (C)	Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)(D)	Option/ SAR/ TSRU Exercise Price ($) (E)	Option/ SAR/TSRU Expi- ration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)	Market Value of Shares or Units of Stock That Have Not Vested ($) (H)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (L)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (J)
I. Read
2/26/2004		140,000					37.15	2/25/2014
2/22/2007		250,000					25.87	2/21/2017
9/28/2007		25,000					24.43	9/27/2017
2/26/2009				223,881			12.70	2/26/2014
10/30/2009				54,585			17.03	10/30/2014
2/25/2010				197,072			17.69	2/25/2015
2/24/2011					584,112		18.90	2/24/2016	146,506	4,487,478
2/24/2011	(3)				483,559		18.90	2/24/2018	30,766	942,355
2/24/2011	(4)				420,000		20.90	2/24/2018
2/23/2012					788,835		21.03	2/23/2017	162,709	4,983,789
2/23/2012					668,724		21.03	2/23/2019
2/28/2013					649,780		27.37	2/28/2018	112,591	3,448,673
2/28/2013					539,305		27.37	2/28/2020
1/1/2011-12/31/2013											132,345	4,053,727
1/1/2012-12/31/2014											153,157	4,691,199
1/1/2013-12/31/2015											109,911	3,366,574
F. D’Amelio
9/28/2007		292,000					24.43	9/27/2017
2/26/2009				223,881			12.70	2/26/2014
10/30/2009				65,502			17.03	10/30/2014
2/25/2010				197,072			17.69	2/25/2015
2/24/2011					210,280		18.90	2/24/2016	52,742	1,615,485
2/24/2011	(3)				174,081		18.90	2/24/2018	30,766	942,355
2/23/2012					218,447		21.03	2/23/2017	45,058	1,380,119
2/23/2012					185,185		21.03	2/23/2019
2/28/2013					209,251		27.37	2/28/2018	36,258	1,110,587
2/28/2013					173,675		27.37	2/28/2020
1/1/2011-12/31/2013											47,644	1,459,336
1/1/2012-12/31/2014											42,413	1,299,110
1/1/2013-12/31/2015											35,395	1,084,149
M. Dolsten
2/25/2010				146,396			17.69	2/25/2015
2/24/2011					210,280		18.90	2/24/2016	52,742	1,615,485
2/24/2011	(3)				174,081		18.90	2/24/2018	22,855	700,053
2/23/2012					218,447		21.03	2/23/2017	45,058	1,380,119
2/23/2012					185,185		21.03	2/23/2019
2/28/2013					198,238		27.37	2/28/2018	34,350	1,052,132
2/28/2013					164,534		27.37	2/28/2020
1/1/2011-12/31/2013											47,644	1,459,336
1/1/2012-12/31/2014											42,413	1,299,110
1/1/2013-12/31/2015											33,532	1,027,085
G. Germano
2/25/2010				83,333			17.69	2/25/2015
2/24/2011					163,551		18.90	2/24/2016	41,022	1,256,507
2/24/2011					135,397		18.90	2/24/2018
2/23/2012					169,903		21.03	2/23/2017	35,045	1,073,429
2/23/2012					144,033		21.03	2/23/2019
2/28/2013					165,198		27.37	2/28/2018	28,624	876,766
2/28/2013					137,112		27.37	2/28/2020
1/1/2011-12/31/2013											37,057	1,135,056
1/1/2012-12/31/2014											32,988	1,010,422
1/1/2013-12/31/2015											27,943	855,894

92	2014 PROXY STATEMENT

COMPENSATION TABLES

Name (A)		Option/SAR/TSRU Awards(2)							Stock Awards(2)
Grant Date/ Performance Share Period(1)		Number of Securities Underlying Unexercised Options Exercisable (#) (B)	Number of Securities Underlying Unexercised Options Unexercisable (#) (C)	Number of Securities Underlying Unexercised SARs/TSRUs Vested (#)(B)	Number of Securities Underlying Unexercised SARs/ TSRUs Unvested (#) (C)	Equity Incentive Plan Awards: Number of Securities Under- lying Un- exercised Unearned Options (#)(D)	Option/ SAR/ TSRU Exercise Price ($) (E)	Option/ SAR/TSRU Expi- ration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)	Market Value of Shares or Units of Stock That Have Not Vested ($) (H)	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights That Have Not Vested (#) (L)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (J)
J. Young
2/26/2004		29,300					37.15	2/25/2014
2/24/2005		21,600					26.20	2/23/2015
2/23/2006		31,500					26.20	2/22/2016
2/22/2007		41,700					25.87	2/21/2017
2/26/2009				39,677			12.70	2/26/2014
12/31/2009				26,767			18.19	12/31/2014
2/25/2010				49,364			17.69	2/25/2015
2/24/2011					52,570		18.90	2/24/2016	13,185	403,871
2/24/2011					43,520		18.90	2/24/2018
2/23/2012					51,578		21.03	2/23/2017	10,638	325,855
2/23/2012					43,724		21.03	2/23/2019
2/28/2013					121,145		27.37	2/28/2018	20,992	642,977
2/28/2013					100,548		27.37	2/28/2020
1/1/2011-12/31/2013											11,911	364,834
1/1/2012-12/31/2014											10,014	306,729
1/1/2013-12/31/2015											20,492	627,670
O. Brandicourt
2/26/2004		50,000					37.15	2/25/2014
2/24/2005		51,000					26.20	2/23/2015
2/23/2006		82,000					26.20	2/22/2016
2/22/2007		95,000					25.87	2/21/2017
2/26/2009				88,657			12.70	2/26/2014
12/31/2009				37,473			18.19	12/31/2014
2/25/2010				102,759			17.69	2/25/2015
2/24/2011					163,551		18.90	2/24/2016	36,719	1,124,700
2/24/2011					135,397		18.90	2/24/2018
2/23/2012					169,903		21.03	2/23/2017	19,730	604,341
2/23/2012					144,033		21.03	2/23/2019
2/28/2013					34,645		27.37	2/28/2018
2/28/2013					28,755		27.37	2/28/2020
1/1/2011-12/31/2013											33,170	1,015,997
1/1/2012-12/31/2014											18,572	568,860
1/1/2013-12/31/2015											5,860	179,492
A. W. Schulman
2/26/2009				111,940			12.70	2/26/2014
2/25/2010				84,459			17.69	2/25/2015
2/24/2011					175,234		18.90	2/24/2016	43,952	1,346,260
2/24/2011	(3)				145,068		18.90	2/24/2018	13,185	403,871
2/23/2012					169,903		21.03	2/23/2017	35,045	1,073,429
2/23/2012					144,033		21.03	2/23/2019
2/28/2013					165,198		27.37	2/28/2018	28,624	876,766
2/28/2013					137,112		27.37	2/28/2020
1/1/2011-12/31/2013											39,704	1,216,134
1/1/2012-12/31/2014											32,988	1,010,422
1/1/2013-12/31/2015											27,943	855,894

2014 PROXY STATEMENT	93

COMPENSATION TABLES

(1)	For better understanding of this table, we have included an additional column showing the grant dates of stock options, SARs/TSRUs and RSUs and the associated performance periods for the PSAs.
(2)	Stock options become exercisable in accordance with the vesting schedule below:

Grant Date	Vesting
2/26/2004	1/3 per year in years 3, 4 and 5—Mr. Read and Dr. Brandicourt
2/26/2004	Full vesting after 3 years —Mr. Young
2/24/2005	1/3 per year in years 3, 4 and 5—Dr. Brandicourt
2/24/2005	Full vesting after 3 years —Mr. Young
2/23/2006	Full vesting after 3 years
2/22/2007	Full vesting after 3 years
9/28/2007	1/3 per year in years 1, 2 and 3—Mr. D’Amelio
9/28/2007	Full vesting after 3 years—Mr. Read

SARs/TSRUs vest and are settled in accordance with the schedule below:

Grant Date	Vesting
2/26/2009	Full Vesting after 3 years and become payable after 5 years
10/30/2009	Full Vesting after 3 years and become payable after 5 years
12/31/2009	Full Vesting after 3 years and become payable after 5 years
2/25/2010	Full Vesting after 3 years and become payable after 5 years
2/24/2011	Full Vesting after 3 years and become payable after 5 years and 7 years
2/23/2012	Full Vesting after 3 years and become payable after 5 years and 7 years
2/28/2013	Full Vesting after 3 years and become payable after 5 years and 7 years

RSUs vest in accordance with the schedule below:

Grant Date	Vesting
2/24/2011	Full vesting after 3 years; Dr. Brandicourt—prorated due to termination
2/23/2012	Full vesting after 3 years; Dr. Brandicourt—prorated due to termination
2/28/2013	Full vesting after 3 years

(3)	This RSU grant represents the portion paid from the 2010 Short-Term Incentive Shift award as RSUs as elected by the executive.
(4)	Mr. Read received Premium-Priced 7-Year TSRUs at a grant price of $20.90, a 25% premium over the market price of our common stock on the date of grant. The other terms of this grant are identical to those described in the “Elements of Executive Compensation” above.

The following Option/SARs/TSRUs Exercises and Stock Vested Table provides additional information about the value realized by the NEOs on option/SARs/TSRUs award exercises/settlement and stock/unit award vestings during 2013.

2013 Option/SARs/TSRUs Exercises and Stock Vested Table

Name	SARs/TSRUs Awards			Option Awards		Restricted Stock/Restricted Stock Units			Performance Shares 2011-2013 Paid February 2014(1)
	Number of Shares Acquired on Exercise (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld To Cover Taxes (#)	Value Realized on Vesting ($)(4)	Number of Shares Acquired on Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(4)(6)
I. Read	56,349	28,484	1,542,264	338,000	1,474,749	95,817	0 (3)	2,571,726	179,394	90,681	5,738,814
F. D’Amelio	56,349	29,060	1,542,264	–	–	95,817	44,036	2,571,726	64,581	33,305	2,065,946
M. Dolsten	–	–	–	–	–	40,840	0 (3)	1,096,145	64,581	28,792	2,065,946
G. Germano	–	–	–	–	–	23,247	0 (3)	623,960	50,231	19,668	1,606,890
J. Young	7,726	3,808	211,452	–	–	13,770	0 (3)	369,599	16,145	7,642	516,479
O. Brandicourt	13,568	7,574	371,347	–	–	34,623	3,326 (5)	1,114,987	44,963	25,099	1,438,366
A. W. Schulman	–	–	–	–	–	40,839	0 (3)	1,096,114	53,819	30,042	1,721,670

(1)	The PSAs were determined based on relative TSR performance over the 2011-2013 performance period and were paid in February 2014.
(2)	The TSRUs vested on February 28, 2011 and were settled on February 28, 2013 at $27.37. Mr. Read exercised 145,000 shares from his February 24, 2005 stock option grant and 193,000 shares from his February 26, 2006 stock option grant on October 28, 2013 at $30.53 and $30.58, respectively.
(3)	Due to IRC Section 162(m), which applies to our CEO and the NEOs (excluding the CFO), when RSUs vest, the payment of shares is automatically deferred until the earlier of the time it can be reasonably expected that the NEO is no longer subject to IRC Section 162(m) or the January 31st following termination of employment (but paid no earlier than the first day following the sixth month anniversary of such termination of employment).
(4)	The RSUs vested on February 25, 2013 at $26.84 for all NEOs. Performance Shares were paid on February 26, 2014 at $31.99.
(5)	Dr. Brandicourt’s February 2010 RSU award paid in February 2013 was deferred under the terms and conditions of the grant until the earlier of when the individual is no longer subject to IRC Section 162(m) or the January 31st following termination of employment. Dr. Brandicourt’s February 28, 2013 RSU award was accelerated and paid upon his separation from Pfizer.
(6)	The PSAs awarded on February 25, 2010 for the 2010-2012 performance period were approved for payout at 160% of target by the Compensation Committee on February 27, 2013 based on Pfizer’s relative performance for the performance period. The PSAs were paid on February 28, 2013 at $27.37 and the values realized were as follows: Mr. Read – $2,326,587; Mr. D’Amelio – $2,326,587; Dr. Dolsten – $1,728,333; Mr. Germano – $983,842; Mr. Young – $582,735; Dr. Brandicourt – $1,213,175; and Ms. Schulman – $997,089. The amounts noted in this footnote are not reflected in the above table. For additional information regarding the 2010 PSAs, refer to the 2013 Proxy Statement on pages 56 and 74.

94	2014 PROXY STATEMENT

COMPENSATION TABLES

The following 2013 Pension Benefits Table shows the present value of accumulated benefits payable to each of our NEOs (other than Mr. Young), under the Pfizer Consolidated Pension Plan (the Pension Plan), which retains both the Pfizer formula and legacy company pension formulas including: the Wyeth Retirement Plan U.S. (the Wyeth Retirement Plan), the Warner-Lambert Retirement Plan (the Warner-Lambert Retirement Plan), and the related non-funded Pfizer Supplemental Retirement Plan (the Supplemental Pension Plan) and the various legacy supplemental pensions including the Wyeth Supplemental Retirement Plan (the Wyeth Supplemental Retirement Plan), and the Warner-Lambert Supplemental Executive Retirement Plan (the Warner-Lambert Supplemental Retirement Plan) (collectively, the Supplemental Plans). Pension benefits earned in 2013 for all eligible U.S. and Puerto Rico-based employees, including the eligible NEOs were provided under the Pfizer pension formula. The amounts reported for Mr. Young represent the benefits earned under the Pfizer Group Pension Scheme (the U.K. Pension Plan) and the related Unapproved Unfunded Retirement Benefit Scheme (the U.K. Supplemental Plan, together the U.K. Plans) in which he participated until August 2012 when he transferred to the U.S. Under the terms of the U.K. Plans, upon his departure from the U.K., Mr. Young ceased accruing service credits and his compensation taken into account under the U.K. Plans was frozen. As previously noted, the increase in his accrued benefits shown in the 2013 Summary Compensation Table is solely due to the application of the statutory limited price inflation applicable to deferred benefits under the U.K. Plans.

2013 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Age 65 Single- Life Annuity Payment ($)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)	Immediate Annuity Payable on 12/31/2013 ($)	Lump Sum Value ($)(2)
I. Read(3)	Pension Plan	35	136,824	1,888,153	–	136,824	1,893,471
	Supplemental Plan		2,421,733	33,865,885	–	2,421,733	33,513,696
F. D’Amelio	Pension Plan	6	24,803	176,906	–	11,409	182,003
	Supplemental Plan(4)		542,016	3,952,490	–	249,327	3,977,273
M. Dolsten(5)	Pension Plan	5	23,571	179,463	–	9,486	182,704
	Supplemental Plan		196,632	1,537,659	–	79,122	1,502,971
G. Germano(6)	Pension Plan	26	116,341	829,096	–	–	–
	Supplemental Plan		759,719	5,513,830	–	–	–
J. Young(7)	U.K. Pension Plan	23	761,275	6,423,462	–	–	–
	U.K. Supplemental Plan	1	28,571	271,158	–	–	–
O. Brandicourt(8)	Pension Plan	26	86,966	942,937	–	70,193	1,080,322
	Supplemental Plan		371,459	4,503,619	–	293,740	4,565,071
A. W. Schulman	Pension Plan	5	21,615	135,787	–	–	–
	Supplemental Plan		157,969	1,022,553	–	–	–

(1)	The present value of these benefits is based on the December 31, 2013 assumptions as shown below, used in determining our annual pension expense for fiscal 2013.
(2)	These amounts reflect the values of annuities if paid as a lump sum benefit as of January 1, 2014; only for NEOs eligible to retire as of that date.
(3)	The amount for Mr. Read reflects his attainment of the “Rule of 90” (age plus service greater than or equal to 90) in November 2010. This provides him with an unreduced pension benefit upon his retirement.
(4)	Mr. D’Amelio’s service and benefits reflect the inclusion of an additional six years of benefit accrual service for pension purposes that were provided under the terms of his offer letter. The amounts shown include $275,750 in the Supplemental Pension Plan Age 65 Single-Life Annuity Payment and $2,010,823 in the Supplemental Pension Plan Present Value of Accumulated Benefits both of which are attributable to the additional six years of service.
(5)	Prior to 2012, the retirement benefits for Dr. Dolsten were based on the provisions of the Wyeth Retirement Plan and the Wyeth Supplemental Retirement Plan formula.
(6)	Prior to 2012, the retirement benefits for Mr. Germano were based on the provisions of the Wyeth Retirement Plan and the Wyeth Supplemental Retirement Plan formula. Under the terms of Mr. Germano’s offer letter, Pfizer will provide an annual pension make-up equal to the difference, if any, between $547,000 and the respective straight-line pension plan annuity payable from the plans at the time of his separation.
(7)	Mr. Young transferred from the U.K. to the U.S. in August 2012 and the table reflects benefits accrued during his participation in the U.K. Plans. The amount reported represents the present value of the accrued benefit, payable at age 65. Due to changes in the U.K. pension laws, Mr. Young ceased participation in the U.K Pension Plan and commenced participation in the U.K. Supplemental Plan on April 1, 2011. He does not participate in Pfizer’s Pension Plans or any of the legacy supplemental pension plans. The benefits were converted from GBP to USD using exchange rates (£ per $1) of 0.617475 and 0.604814 as of 12/31/12 and 12/31/13, respectively.
(8)	For service prior to 2012, the retirement benefits for Dr. Brandicourt are based on the provisions of the Warner-Lambert Retirement Plan and the Warner-Lambert Supplemental Retirement Plan formula.

2014 PROXY STATEMENT	95

COMPENSATION TABLES

THE PENSION PLAN AND SUPPLEMENTAL PENSION PLAN

The Pension Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers certain employees, including the NEOs. The following table summarizes the pension plan including the legacy plan benefits for our NEOs.

Pfizer’s Pension Plan(1)
Name	Time Frame	Plans	Pension Earnings	Formula(2)	Form of Payment
All NEOs (excluding Mr. Young)	Current	Pension Plan/ Supplemental Pension Plan	Highest five-calendar year average salary and bonus earned for the year	Pfizer formula: Greater of (1.4% of Pension Earnings) x years of service; and (1.75% of Pension Earnings - 1.5% primary social security benefit) x years of service(1)	Annuity or Lump sum (if retirement eligible)
Up to tax limit accrued under the Pension Plan; excess earnings accrued under the Supplemental Pension Plan

Legacy Plans
Name	Time Frame	Plans	Pension Earnings	Formula	Form of Payment
Dr. Dolsten and Mr. Germano	Pension benefits earned prior to January	Wyeth Retirement Plan/Wyeth Supplemental Retirement Plan	Highest five-year average salary of of the last 10 years and bonus paid during the year	(2% of Pension Earnings – 1/60th of annual primary SS benefit ) x years of service (capped at 30)	Annuity or Lump sum
Dr. Brandicourt	2012	Warner-Lambert/ Retirement Plan/ Warner-Lambert Supplemental Retirement Plan	Annual salary as of January 1st of the year and bonus paid during the year	(1.5% of Pension Earnings) + Monthly flat dollar benefit per year of service	Annuity
Mr. Young(3)	Pension benefits earned prior to August 2012	U.K. Pension Plan/ U.K. Supplemental Plan	Basic salary	1.75% of Pension Earnings x years of service	Annuity

(1)	Compensation covered by the Pension Plan and the related Supplemental Pension Plan for 2013 equals the sum of the amounts set forth for 2013 in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the “2013 Summary Compensation Table”.
(2)	Years of service under the Pfizer formulas cannot exceed 35.
(3)	A different formula applied to benefits earned prior to 2011. The total amount is shown in the “2013 Pension Benefits Table”.

General

Contributions to the Pension Plan are made entirely by Pfizer and are paid into a trust fund from which benefits are paid.

The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2013, the annual limitation was $255,000. The Pension Plan also currently limits pensions paid under the Pension Plans to an annual maximum benefit in 2013 of $205,000, payable at age 65 in accordance with IRC requirements. Under the Supplemental Plans, Pfizer provides, out of its general assets, amounts substantially equal to the difference between the amount that would have been paid in the absence of these IRC limits and the amount that may be paid under the Pension Plan. The Supplemental Plans are non-funded; however, in certain circumstances Pfizer has established and funded trusts to secure obligations to make payments under the Supplemental Plans.

96	2014 PROXY STATEMENT

COMPENSATION TABLES

The present value of accumulated benefits has been computed based on the assumptions as of December 31, 2013 in the following table, which was used in developing our financial statement disclosures:

Pension Plan Assumptions(1)

Assumptions As Of	12/31/2011	12/31/2012	12/31/2013
Discount Rate	5.10% for qualified pension plans, 5.00% for non-qualified pension plans	4.30% for qualified pension plans, 3.90% for non-qualified pension plans	5.20% for qualified pension plans, 4.80% for non-qualified pension plans
Lump Sum Interest Rate	1.90% for annuity payments expected to be made during first 5 years; 4.30% for payments made between 5 and 20 years; and 5.10% for payments made after 20 years. For legacy Wyeth 3.25%	For Pfizer, rates based on implied forward rates developed from the December 2012 full yield curve published by the IRS in January 2013. For legacy Wyeth,125% of the conversions used for Pfizer	For Pfizer, rates based on implied forward rates developed from the December 2013 full yield curve published by the IRS in January 2014. For legacy Wyeth,125% of the conversions used for Pfizer
Percent Electing Lump Sum	80%/70%(2) – Pfizer 85% - Wyeth	80%/70%(2) – Pfizer 85% - Wyeth	80%/70%(2) – Pfizer 65% - Wyeth
Mortality Table for Lump Sums	For Pfizer, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years); For legacy Wyeth, Unisex 1994 Group Annuity Mortality Table blended 50% Male and 50% Female	For Pfizer and legacy Wyeth, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)	For Pfizer and legacy Wyeth, unisex mortality table specified by IRS Revenue Ruling 2007-67, based on RP 2000 table, with projected mortality improvements (7-15 years)
Mortality Table for Annuities	Separate annuitant and non-annuitant rates for the 2012 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2013 plan year, as set forth in regulation 1.412(l)(7)-1	Separate annuitant and non-annuitant rates for the 2014 plan year, as set forth in regulation 1.412(l)(7)-1
(1)	These assumptions are also used to determine the change in pension value in the “2013 Summary Compensation Table”.
(2)	80% relates to the Pension Plan and 70% relates to the Supplemental Plan. Only applies to the extent the executive is eligible to receive a lump sum.

We have included an additional column titled “Age 65 Single-Life Annuity Payment” in the 2013 Pension Benefits Table. The amounts listed in this column represent the amount payable to the executive upon attaining age 65, assuming retirement. We have also added a column showing the immediately payable pension benefit as well as a column showing the lump sum value of that benefit for those NEOs who meet the retirement criteria under the pension plans. Lump sum interest rates as of January 1, 2014 are 1.40% for annuity payments expected to be made during the first 5 years, 4.66% for payments between 5 and 20 years, and 5.62% for payments made after 20 years.

Early Retirement Provisions

Under the Pension Plan and Supplemental Pension Plans, the normal retirement age is 65. Under the Pension Plan (Pfizer formula), if a participant terminates employment with an age and years of service combination equal to or greater than 90, the employee is entitled to receive either an annuity or a lump sum that is unreduced under the terms of the Pension Plan or the Supplemental Pension Plan for early payment. Mr. Read attained this milestone during 2010. If an employee retires on or after age 55 with 10 or more years of service, that participant may elect to receive either an early retirement annuity or lump sum payment, reduced by 4% per year (prorated for partial years) for each year between benefit commencement and age 65. If an employee does not satisfy any of the above criteria and has three years of vesting service under the Pension Plan, that participant may elect to receive an annuity starting on or after age 55, reduced by 6% per year for each year (prorated for partial years) prior to age 65; a lump sum payment is not available.

Board Policy on Pension Benefits for Executives

The Board has a policy providing that it will seek shareholder approval prior to the payment of amounts to any senior executive from the Company’s defined benefit pension plans if his or her benefit, computed as a single life annuity, will exceed 100% of the senior executive’s final average salary, as calculated at the discretion of the Committee. This policy applies to all benefit accruals after January 1, 2006. For purposes of this policy, “final average salary” means the average of the highest five calendar years’ earnings (as defined by the Committee and not based on the legacy pension plan definition), where earnings include salary earned during the year and annual cash incentives (or bonus) earned for the year.

2014 PROXY STATEMENT	97

COMPENSATION TABLES

2013 Non-Qualified Deferred Compensation Table(1)

The following Non-Qualified Deferred Compensation Table summarizes activity during 2013 and account balances in our various non-qualified savings and deferral plans for our NEOs. The following plans and programs permit the executives to defer amounts previously earned on a pre-tax basis: Pfizer Inc. Non-Funded Deferred Compensation and Supplemental Savings Plan (PSSP), the GPP, PSAs, prior to 2012 the Wyeth Deferred Compensation Plan (Wyeth DCP) and the Warner-Lambert Incentive Compensation Plan (the Warner-Lambert ICP). Other than employer contributions to the PSSP, the account balances in these plans are generally attributable to deferrals of previously earned compensation and the earnings on those amounts. In addition to employee deferrals, the PSSP has two types of company contributions—a Company matching contribution and the RSC. The PSSP is a non-qualified supplemental savings plan that provides for the deferral of compensation that otherwise could have been deferred under the related tax-qualified 401(k) plan but for the application of certain IRC limitations, related Company matching contributions based on the executive’s contributions and the RSC. Of the NEOs, only Mr. Young is currently eligible for the RSC.

Name	Plan(2)	Executive Contributions In 2013 ($)	Pfizer Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/13 ($)
I. Read	PSSP	295,275	221,456	923,002	—	4,795,603
	Deferred GPP	—	—	—	—	—
	Deferred PSA	—	—	1,206,585	—	5,806,932
	Deferred RSU(3)	2,571,726	—	2,126,345	—	11,128,344
	Total:	2,867,001	221,456	4,255,932	—	21,730,879
F. D’Amelio	PSSP	162,405	121,804	494,145	—	2,151,537
	Deferred GPP	—	—	—	—	—
	Total:	162,405	121,804	494,145	—	2,151,537
M. Dolsten	PSSP	137,325	102,994	67,737	—	583,212
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	1,096,145	—	956,899	—	4,881,240
	Total:	1,233,470	102,994	1,024,636	—	5,454,452
G. Germano	PSSP	112,455	84,341	95,336	—	720,672
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	623,960	—	786,201	—	3,905,646
	Wyeth DCP	—	—	108,829	(147,246)	754,599
	Total:	736,415	84,341	990,366	(147,246)	5,380,917
J. Young	PSSP	70,925	64,739	15,905	—	165,270
	Deferred GPP	—	—	—	—	—
	Deferred RSU(3)	369,599	—	62,564	—	432,163
	Total:	440,524	64,739	78,469	—	597,433
O. Brandicourt(4)	PSSP	247,512	74,254	572,360	—	3,204,219
	Deferred GPP	929,050	—	150,734	—	4,646,164
	Deferred RSU(3)	769,408	—	707,351	—	3,677,045
	Warner Lambert ICP	—	—	127,956	—	2,565,208
	Total:	1,945,970	74,254	1,558,401	—	14,092,636
A. W. Schulman	PSSP	47,915	35,936	81,155	—	580,413
	Deferred GPP	—	—	10,681	—	318,020
	Deferred RSU(3)	1,096,114	—	445,384	—	2,532,002
	Total:	1,144,029	35,936	537,220	—	3,430,435
(1)	Contribution amounts in this table have been reflected in the “2013 Summary Compensation Table” and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the 2013 Summary Compensation Table and were not reflected in prior years’ summary compensation tables.
(2)	The PSSP contributions were based on the executive’s deferral election and the salary shown in the “2013 Summary Compensation Table,” as well as annual incentive awards paid in 2013, previously reported. The reported PSSP values include legacy Wyeth Supplemental Employee Savings Plan (Wyeth SESP) earnings and balances for Dr. Dolsten and Mr. Germano.
(3)	Represents RSU awards vested on February 25, 2013 that were mandatorily deferred to avoid the loss of a tax deduction due to IRC Section 162(m). Further information regarding the RSU vesting is reported in the “2013 Option/SARs/TSRUs Exercises and Stock Vested” table earlier in this Proxy Statement.
(4)	Represents contributions through Dr. Brandicourt’s termination date of October 31, 2013.

PFIZER SAVINGS PLANS

The Company provides the Pfizer Savings Plan to U.S. and Puerto Rico-based employees of the Company and the PSSP to employees who meet the eligibility requirements. Contribution amounts are reflected in the 2013 Summary Compensation Table or prior years’ summary compensation tables, as applicable. Earnings have not been included. These plans are described below.

The Savings Plan is a tax-qualified retirement savings plan. Participating employees may contribute up to 30% of “regular earnings” on a before-tax basis, Roth 401(k) basis and after-tax basis, into their Savings Plan accounts, subject to tax law limitations. “Regular earnings” for the Savings Plan include both salary and bonus. In addition, under the Savings Plan, we generally match an amount equal to one dollar for each dollar contributed by participating employees on the first 3% of their regular earnings, and fifty cents for each additional dollar contributed on the next 3% of their regular earnings. Matching contributions are immediately vested and are generally invested in our common stock. Plan participants have the ability to immediately diversify the matching contributions.

98	2014 PROXY STATEMENT

COMPENSATION TABLES

In addition to the matching contributions, since 2011 the Company provides newly hired colleagues, rehires and transfers to the U.S. the RSC, an age and service-weighted annual Company contribution that varies from 5% to 9% of eligible earnings. The RSC is invested in the same fund options selected for each employee’s contributions. The RSC vests upon three years of service and is only made if the employee is employed on December 31st of the respective year. As Mr. Young transferred to the U.S. in 2012, he is eligible for the RSC under the PSP and the PSSP.

The tax law also limits the “additions” that can be made to a participating employee’s account to $51,000 per year (for 2013). “Additions” include matching contributions, RSC, before-tax contributions, Roth 401(k) contributions and after-tax contributions.

The tax law limits the amounts that may be allocated to tax-qualified savings plans and the amount of compensation that can be taken into account in computing benefits under the Savings Plan. The 2013 maximum before-tax and Roth 401(k) contribution limit was $17,500 per year (or $23,000 per year for eligible participants age 50 and over). In addition, no more than $255,000 of regular earnings may be taken into account in computing benefits under the Savings Plan.

The PSSP is intended to provide crediting of Company contributions equal to the difference between the amount that would have been allocated to an employee’s account as before-tax, Roth 401(k) and after-tax contributions, plus Pfizer matching contributions, and RSC (if applicable) if limits described in the preceding paragraph did not exist, and the amount actually allocated under the Savings Plan. Under the PSSP, participants can elect to defer up to 30% of eligible wages on a before-tax basis. Generally, under the PSSP, contributions plus earnings are paid out of general assets of the Company. Participants can elect to receive payments as a lump sum or in one to twenty annual installments following termination from service. Participants who do not make an election receive a lump sum payment. In certain circumstances, we have established and funded rabbi trusts to meet our obligations under the PSSP.

In addition, prior to 2012, Dr. Dolsten and Mr. Germano participated in the Wyeth Supplemental Employee Savings Plan (Wyeth SESP), a non-funded, non-qualified supplemental savings plan. We have established and funded rabbi trusts to meet our obligations under the Wyeth SESP in certain circumstances.

Amounts deferred, if any, under the PSSP by the NEOs for 2013 are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the 2013 Summary Compensation Table. In the Non-Qualified Deferred Compensation table, PSSP values (including the legacy Wyeth SESP values for Dr. Dolsten and Mr. Germano) are shown for each NEO. Executive contributions reflect the percent of salary and bonus the executive has elected to defer under the PSSP. Matching contributions and RSC (if applicable) are shown in the “Pfizer Contributions” column of the table. For the NEOs, the Company’s matching contributions and RSC, if applicable, under the Savings Plan and the PSSP are also shown in the “All Other Compensation” column of the 2013 Summary Compensation Table. The “Aggregate Earnings” column in the above table represents the amount by which the PSSP (including the legacy Wyeth SESP for Dr. Dolsten and Mr. Germano) balances changed in the past fiscal year, net of employee and employer contributions.

ESTIMATED BENEFITS UPON TERMINATION

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Executive Severance Plan and under various termination scenarios as of December 31, 2013.

Estimated Benefits Upon Various Termination Scenarios

Name	Severance(1)	Other(2)	Termination Without Cause		Termination On Change in Control		Death or Disability
	(A) ($)	(B) ($)	Long-Term Award Payouts(3) (C) ($)	Total (A+B+C) ($)	Long-Term Award Payouts(4) (D) ($)	Total (A+B+D) ($)	Long-Term Award Payouts(5) ($)
I. Read	8,848,600	16,174	63,790,219	72,654,993	76,285,587	85,150,361	76,285,587
F. D’Amelio	2,397,500	20,921	23,652,337	26,070,758	29,562,417	31,980,838	29,562,417
M. Dolsten	2,302,500	20,921	16,555,330	18,878,751	22,312,202	24,635,623	22,312,202
G. Germano	3,274,950	20,264	11,921,783	15,216,997	16,513,052	19,808,266	16,513,052
J. Young	3,073,700	20,520	5,758,738	8,852,958	8,067,593	11,161,813	8,067,593
O. Brandicourt(6)	3,362,450	23,886	15,682,788	19,069,124	–	–	–
A. W. Schulman(7)	1,898,400	23,886	15,210,151	17,132,437	19,845,425	21,767,711	19,845,425
(1)	These amounts represent severance equal to the greater of: (a) one year’s pay (defined as base salary and target bonus) or (b) 13 weeks pay plus 3 weeks pay per year of service, subject to a maximum of 104 weeks. These amounts do not include payments, if any, under the GPP. Under the GPP, the individual would receive a pro-rata portion of his or her targeted award provided certain performance targets are achieved in addition to the severance payment.
(2)	These amounts represent the Company cost of 12 months of active employee medical and life insurance coverage.
(3)	These amounts represent the value of long-term incentive awards that vest on termination of employment without cause using our closing stock price of $30.63 on December 31, 2013.
(4)	These amounts represent the value of long-term incentive awards that settle upon a termination of employment following a change in control using our closing stock price of $30.63 on December 31, 2013.
(5)	These amounts represent the value of long-term incentive awards that settle upon termination of employment due to death or disability using our closing stock price of $30.63 on December 31, 2013.

2014 PROXY STATEMENT	99

COMPENSATION TABLES

(6)	These amounts represent the actual severance that will be paid under the terms of the Executive Severance Plan and Executive Long-Term Incentive Program in connection with Dr. Brandicourt’s termination of employment.

(7)	Ms. Schulman continues to participate in Pfizer’s Executive Severance Plan and is expected to receive severance under this plan upon her termination.

The NEOs (excluding Dr. Brandicourt) are eligible for the following potential payments upon death, disability, retirement and a change in control, as described below:

Payments Made Upon Disability

Under our Pfizer benefits program, eligible employees, including the NEOs, are provided with Company-paid long-term disability coverage of 50% of total pay, and may buy an increased level of coverage of up to 70% of total pay (maximum $500,000), subject to a $350,000 annual benefit limit. Health and life insurance benefits are provided for 24 months. Pension Plan and Supplemental Pension Plan benefit accruals will cease for those who begin to receive long-term disability benefits due to an injury or illness incurred on or after January 1, 2012. Under the Long-Term Incentive Program, in the event of disability, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options continue to vest and become exercisable for the full option term, provided the executive remains totally and permanently disabled.

Payments Made Upon Death

Under our Pfizer benefits program, eligible employees, including the NEOs, have the ability to purchase life insurance benefits of up to eight times pay (salary plus bonus), (subject to evidence of insurability requirements) to a maximum benefit of $4.0 million. Pfizer provides coverage equal to one times pay (salary plus bonus) with a maximum cap of $2.0 million at no cost to the employee. Upon death of an employee, pension benefits and deferred compensation are payable in accordance with the plans and the executive’s election (if any).

Under the Long-Term Incentive Awards Program, in the event of death, PSAs are paid out at target; RSUs are paid in full; SARs/TSRUs vest and are immediately settled; and outstanding stock options are exercisable for the remainder of the option term if the participant was eligible for retirement; if not, the stock options remain exercisable for up to two years. These amounts include $31,919,960 for vested TSRUs for the NEOs.

Payments Made Upon Retirement (Excluding Dr. Brandicourt and Ms. Schulman)

Under the Long-Term Incentive Awards Program, if a participant retires (after attaining age 55 with at least 10 years of service) after the first anniversary of the grant date, RSUs are prorated based on service subsequent to the grant date; SARs/TSRUs continue to vest and are settled on the fifth or seventh anniversary of the grant date; and outstanding stock options are exercisable for the full term of the option. PSAs are prorated based on service subsequent to the grant date provided the participant is employed through the first anniversary of grant. If the retirement occurs prior to the first anniversary of the grant date, these long-term incentive awards are forfeited. Based on age and years of service, Mr. Read is the only active NEO eligible for retirement treatment and would receive $60,563,154 under his long-term incentive awards as of December 31, 2013 in the event of his retirement. This amount includes $8,985,185 for vested TSRUs for Mr. Read which he will receive upon the settlement date and is not tied to retirement or other separation from service.

See “Pension and Savings Plans” and “Retiree Health Care Benefits” for further information on health care, pension and savings plan benefits under Pfizer’s plans.

Payments Made Upon Change in Control

Under the Long-Term Incentive Award Program, if a participant’s employment is terminated within 24 months following a change in control, PSAs are paid out at target; RSUs are paid in full; unvested SARs/TSRUs vest and are immediately settled; vested SARs/TSRUs are settled on the fifth or seventh anniversary of the date of grant; and outstanding stock options are exercisable for the remainder of the option term.

100	2014 PROXY STATEMENT

COMPENSATION TABLES

This table provides certain information as of December 31, 2013 with respect to our equity compensation plans:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(A) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	377,766,476(1)	$23.72	156,227,730(2)
Equity compensation plans not approved by security holders	0	N/A	0
Total	377,766,476	$23.72	156,227,730
(1)	This amount includes the following:
	•	294,153,976 shares issuable upon the exercise of outstanding stock options with a weighted average exercise price of $24.09.
	•	5,038,582 shares issuable pursuant to outstanding share awards that have been granted under the Pfizer Inc. 2004 Stock Plan, as amended and restated (the 2004 Stock Plan), but not yet earned as of December 31, 2013. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined by a formula that measures our performance, in terms of total shareholder return, over the applicable performance period relative to the performance of the pharmaceutical peer group, as discussed above. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
	•	11,323,724 shares issuable pursuant to outstanding share awards that have been granted under the 2004 Stock Plan, but not yet earned as of December 31, 2013. The number of shares, if any, to be issued pursuant to such outstanding awards will be determined on the achievement of predetermined goals related to Pfizer’s long-term product portfolio during a five year performance period from the year of the grant date. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
	•	32,751,043 shares subject to restricted stock units, granted under the 2004 Stock Plan. Since these awards have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
	•	24,195,124 non-vested shares and 10,304,027 vested shares pursuant to TSRUs granted under the 2004 Stock Plan with a weighted average exercise price of $20.54. The number of shares, if any, to be issued pursuant to outstanding TSRUs will be determined by the difference between the settlement price and the grant price, plus the dividends accumulated during a 5- and 7-year term. The settlement price is the 20-day average closing stock price ending on the fifth or seventh anniversary of the grant.
(2)	This amount represents the number of shares available (156,227,730) for issuance pursuant to stock options and awards that could be granted in the future under the 2004 Stock Plan. Under the 2004 Stock Plan, any option granted reduces the available number of shares on a one-to-one basis and any whole share award granted reduces the available number of shares on a two-to-one basis.

In 2003, Pfizer acquired Pharmacia Corporation and assumed various stock-based plans. No further grants may be made under any of these plans. As of December 31, 2013, under the Pharmacia 2001 Long-Term Incentive Plan, 5,499,035 shares of Pfizer common stock were issuable upon the exercise of outstanding stock options at a weighted average exercise price of $37.15. Information regarding these options is not included in the above table.

In 2000, Pfizer acquired Warner-Lambert Company and assumed the obligation to use 98,376 shares of Pfizer common stock pursuant to the Warner-Lambert 1996 Stock Plan in settlement of Warner-Lambert directors’ compensation that had been deferred by certain former Warner-Lambert directors prior to Pfizer’s acquisition of Warner-Lambert. Information regarding these shares is not included in the above table.

On October 15, 2009, Pfizer acquired Wyeth and assumed the Wyeth Management Incentive Plan (the MIP Plan); pursuant to which no subsequent awards have been or will be made. As of December 31, 2013, 25,559 Pfizer shares were issuable in settlement of the participants’ accounts, which will be delivered upon separation from Pfizer, subject to meeting the requirements of the MIP Plan. Information regarding these shares is not included in the above table.

2014 PROXY STATEMENT	101

COMPENSATION TABLES

FINANCIAL MEASURES

The following table contains reconciliations of 2013 and 2012 U.S. GAAP to non-GAAP revenues and U.S. GAAP diluted EPS to non-GAAP adjusted diluted EPS for annual incentive purposes relating to “Financial Results for Annual Incentive Purposes” within this Proxy Statement (Unaudited). These financial measures for annual incentive purposes utilize budget exchange rates as of January 15, 2013 and therefore are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2013 Financial Report.

Financial Measures

(Billions, except per common share data)	2013	2012**
GAAP Revenues	$51.6	$59.0
Foreign exchange impact relative to rates in effect for budget purposes	0.8	0.2
Non-GAAP Revenues for Annual Incentive purposes	$52.4	$59.2

GAAP Diluted EPS*	$3.19	$1.94
Purchase accounting adjustments—net of tax	0.46	0.48
Acquisition-related costs—net of tax	0.06	0.10
Discontinued operations—net of tax	(1.54)	(0.68)
Certain significant items—net of tax	0.05	0.35
Non-GAAP Adjusted diluted EPS*	$2.22	$2.19
Foreign exchange impact relative to rates in effect for budget purposes	0.06	0.05
Exclusion of non-recurring items	(0.04)	0.02
Non-GAAP Adjusted diluted EPS for Annual Incentive purposes	$2.24	$2.26
*	For a full reconciliation of adjusted diluted EPS, see the 2013 Financial Report. EPS amounts may not add due to rounding.
**	2012 amounts have not been restated for the treatment of Animal Health as a discontinued operation.

102	2014 PROXY STATEMENT

Requirements for Submitting Proxy Proposals and Nominating Directors

Under SEC rules, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2015 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 13, 2014. The proposal should be sent to the attention of the Corporate Secretary of the Company.

Under our By-laws, a shareholder must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at an Annual Meeting of Shareholders (other than a shareholder proposal submitted under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Shareholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices. We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2015 Annual Meeting:

•	if the 2015 Annual Meeting is to be held within 25 days before or after the anniversary of the date of this year’s Annual Meeting (April 24, 2014), not less than 90 days nor more than 120 days in advance of the anniversary of the 2014 Annual Meeting; and

•	if the 2015 Annual Meeting is to be held on a date not within 25 days before or after such anniversary, 10 days following the first to occur of the date on which notice of the date of the 2015 Annual Meeting is mailed or the public disclosure of the date of the 2015 Annual Meeting is made.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting is made.

Our Annual Meeting of Shareholders is generally held on the fourth Thursday of April. Assuming that our 2015 Annual Meeting is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting between December 25, 2014 and January 24, 2015. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the Meeting.

The nomination must contain the following information about the nominee (amongst other information, as specified in the By-laws):

•	name;

•	age;

•	business and residence addresses;

•	principal occupation or employment;

•	the class and number of shares of Pfizer stock owned (beneficially and of record) by the nominee;
•	the information that would be required under the rules of the SEC in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder; and

•	a signed consent of the nominee to serve as a
Director of the Company, if elected.

Notice of a proposed item of business must include (amongst other information, as specified in the By-laws):

•	a brief description of the substance of (including the text of any resolutions proposed and, if such business includes a proposal to amend the By-laws, the text of the proposed amendment), and the reasons for conducting, such business at such Meeting; and

•	as to the shareholder proponent and the beneficial owner, if any, on whose behalf the proposal is being made:

–	the name and address of each such person and of any holder of record of the shareholder proponent’s shares as they appear on our records;

–	the class and number of all shares of Pfizer stock owned by each such person (beneficially and of record) (with supporting documentation where appropriate);

–	any material interest of each such person, or any affiliates or associates of each such person, in such business; and

–	any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

Any person considering introducing a nomination or other item of business should carefully review our By-laws.

2014 PROXY STATEMENT	103

Other Business

The Board is not aware of any matters that are expected to come before the 2014 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should properly come before the Annual Meeting, the Proxy Committee intends to vote the proxies in accordance with its best judgment.

The Chairman of the Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our By-laws and the procedures described above under “Requirements for Submitting Proxy Proposals and Nominating Directors.”

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free within the U.S., U.S. territories and Canada. No postage is required for mailing in the United States if you vote by mail using the enclosed prepaid envelope.

104	2014 PROXY STATEMENT

ANNEX 1

PFIZER INC.

CORPORATE GOVERNANCE PRINCIPLES

ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS

1.    General. The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. It selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. The function of the Board to monitor the performance of senior management is facilitated by the presence of non-employee Directors of stature who have substantive knowledge of the Company’s business.

2.    Succession Planning. The Board also plans for succession to the position of Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chief Executive Officer annually provides the Board with an assessment of senior managers and their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3.    Board Leadership. The independent Directors will annually elect a Chairman of the Board, who may or may not be the Chief Executive Officer of the Company, based on the recommendation of the Corporate Governance Committee as a result of its annual review of the Company’s Board leadership structure. If the individual elected as Chairman of the Board is the Chief Executive Officer, the independent Directors shall also elect a Lead Independent Director. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board as a whole, as well as over executive sessions of the independent Directors, and shall perform such other duties, and exercise such powers, as from time to time shall be prescribed in the Company’s By-laws or by the Board of Directors; provided that the Lead Independent Director, if any, shall preside over executive sessions of the Company’s independent Directors. In addition, the Lead Independent Director, if any, shall facilitate information flow and communication among the Directors and perform such other duties as may be specified by the Board and outlined in the Charter of the Lead Independent Director. The Board shall consider the rotation of the Lead Independent Director, if any, at such intervals as the Board determines on the recommendation of the Corporate Governance Committee.

4.    Director Independence. It is the policy of the Company that the Board consist of a majority of independent Directors. The Corporate Governance Committee of the Board has established Director Qualification Standards to assist it in determining Director independence, which either meet or exceed the independence requirements of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination, and not merely from the standpoint of the Director, but also from that of persons or organizations with which the Director has an affiliation.

5.    Board Size. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee periodically considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by increases in the size of the Board and vacancies that occur by resignation, by retirement or for any other reason.

6.    Selection Criteria. Candidates are selected for, among other things, their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment. Scientific expertise, prior government service and experience at policy-making levels involving issues affecting business, government, education, technology, as well as areas relevant to the Company’s global business, are among the most significant criteria. Final approval of a candidate is determined by the full Board.

7.    Voting for Directors. In accordance with the Corporation’s By-laws, unless the Secretary of the Company determines that the number of nominees exceeds the number of Directors to be elected as of the record date for any meeting of the shareholders, a nominee must receive more votes cast for than against his or her election or re-election in order to be elected or re-elected to the Board. The Board expects a Director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. The Board shall nominate for election or re-election as Director only candidates who agree to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next shareholder meeting at which such person would face election or re-election, an irrevocable resignation that will be effective upon Board acceptance of such resignation. In addition, the Board shall fill Director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other Directors in accordance with this Corporate Governance Principle.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will

i

submit such recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a Director’s resignation.

Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K (or any successor report) furnished to the Securities and Exchange Commission.

If each member of the Corporate Governance Committee fails to receive the required vote in favor of his or her election in the same election, then those independent Directors who did receive the required vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them.

However, if the only Directors who receive the required vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.

8.    Director Service on Other Public Boards. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company’s Board.

9.    Former Chief Executive Officer as Director. Upon retirement from the Company, the former Chief Executive Officer will not retain Board membership.

10.  Change in Director Occupation. When a Director’s principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation.

11.  Director Compensation. The Corporate Governance Committee shall periodically review the compensation of non-employee Directors.

12.  Ownership Requirement. Each non-employee Director is required to hold at least $550,000 worth of Pfizer stock while serving as a Director of the Company. For purposes of satisfying these requirements, (a) a Director’s holdings of the Company’s stock shall include, in addition to shares held outright, units granted to the Director as compensation for Board service and shares or units held under a deferral or similar plan and (b) each such unit shall have the same value as a share of the Company’s common stock. A Director will have five years from the date of (a) his or her first election as a Director or (b) if later, an increase in the amount of Pfizer stock required to be held, to satisfy this ownership requirement.

13.   Director Retirement. Directors are required to retire from the Board when they reach the age of 73; a Director elected to the Board prior to his or her 73rd birthday may continue to serve until the annual shareholders meeting coincident with or next following his or her 73rd birthday. On the recommendation of the Corporate Governance Committee, the Board may waive this requirement as to any Director if it deems such waiver to be in the best interests of the Company.

14.   Annual Board and Committee Self-Evaluation. The Board (under the supervision of the Corporate Governance Committee) and each Committee will conduct a self-evaluation of their performance at least annually.

15.   Term Limits. The Board does not endorse arbitrary term limits on Directors’ service, nor does it believe in automatic annual renomination until Directors reach the mandatory retirement age. The Board self-evaluation process is an important determinant for continuing service.

16.   Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to, or required or appropriate for, the operation of the Company. Currently these Committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee, Regulatory and Compliance Committee and Science and Technology Committee.

The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. In addition to the requirement that a majority of the Board satisfy the independence standards noted above in Paragraph 4, Director Independence, members of the Audit Committee also must satisfy an additional NYSE independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Pfizer or any of its subsidiaries other than their Director compensation. As a matter of policy, the Board also will apply a separate and heightened independence standard to members of both the Compensation and Corporate Governance Committees. No member of either Committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Pfizer or any of its subsidiaries. The Board also will apply any heightened independence standards applicable to members of those Committees pursuant to NYSE requirements.

The Board shall consider the rotation of committee assignments and of Committee Chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation shall seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions.

17.   Director Orientation and Continuing Education. In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

18.   Chief Executive Officer Performance Goals and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer and for evaluating his or her performance against such goals. The Committee meets annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the independent Directors at a meeting or executive session of that group. The Committee then meets with the Chief Executive Officer to evaluate his or her performance against such goals.

19.   Senior Management Performance Goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chief Executive Officer. These decisions are approved or ratified by action of the independent Directors at a meeting or executive session of that group.

20.   Communication with Stakeholders. The Chief Executive Officer is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, Company associates, communities, suppliers, creditors, governments and corporate partners.

It is the policy of the Company that management speaks for the Company. This policy does not preclude non-employee Directors, including the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, from meeting with shareholders, but it is suggested that in most circumstances any such meetings be held with management present.

21.   Annual Meeting Attendance. All Board members are expected to attend our Annual Meeting of Shareholders unless an emergency prevents them from doing so.

BOARD FUNCTIONS

22.   Agenda. The Chief Executive Officer, with approval from the Chairman of the Board (if the Chairman is a non-employee Director) or the Lead Independent Director, shall set the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee. Any member of the Board may request that an item be included on the agenda.

23.   Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

24.   Board Meetings. At the invitation of the Board, members of senior management recommended by the Chief Executive Officer shall attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

25.   Director Access to Corporate and Independent Advisors. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial, accounting and other advisors to assist in their duties to the Company and its shareholders.

26.   Executive Sessions. Executive sessions or meetings of non-employee Directors without management present are held regularly (at least four times a year) to review the report of the independent registered public accounting firm, the criteria upon which the performance of the Chief Executive Officer and other senior managers is based, the performance of the Chief Executive Officer against such criteria, the compensation of the Chief Executive Officer and other senior managers, and any other relevant matters. Meetings are held from time to time with the Chief Executive Officer for a general discussion of relevant subjects.

COMMITTEE FUNCTIONS

27.   Independence. The Audit, Compensation and Corporate Governance Committees consist only of independent Directors. A majority of the members of the Regulatory and Compliance Committee must be independent Directors.

28.   Meeting Conduct. The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the Committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

29.   Scope of Responsibilities. The responsibilities of each of the Committees are determined by the Board from time to time.

POLICY ON POISON PILLS

30.   Expiration of Rights Agreement. The Board amended Pfizer’s Rights Agreement, or “Poison Pill,” to cause the Agreement to expire on December 31, 2003. The term Poison Pill refers to a type of shareholder rights plan that some companies adopt to provide an opportunity for negotiation during a hostile takeover attempt.

The Board has adopted a statement of policy that it shall seek and obtain shareholder approval before adopting a Poison Pill; provided, however, that the Board may determine to act on its own to adopt a Poison Pill, if, under the circumstances, the Board, including the majority of the independent members of the Board, in its exercise of its fiduciary responsibilities, deems it to be in the best interest of Pfizer’s shareholders to adopt a Poison Pill without the delay in adoption that would come from the time reasonably anticipated to seek shareholder approval.

If the Board were ever to adopt a Poison Pill without prior shareholder approval, the Board would either submit the Poison Pill to shareholders for ratification, or would cause the Poison Pill to expire within one year.

The Corporate Governance Committee will review this Poison Pill policy statement on an annual basis, including the stipulation which addresses the Board’s fiduciary responsibility to act in the best interest of the shareholders without prior shareholder approval, and report to the Board any recommendations it may have concerning the policy.

PERIODIC REVIEW OF CORPORATE GOVERNANCE PRINCIPLES

31.   These principles are reviewed by the Board at least annually.

ANNEX 2

PFIZER INC.

2014 STOCK PLAN

SECTION 1. Purpose.

The purpose of the Pfizer Inc. 2014 Stock Plan (the “Plan”) is to furnish a material incentive to employees and non-employee Directors of the Company and its Affiliates by making available to them the benefits of an increased common stock ownership in the Company through stock options and other incentive awards. It is believed that these increased incentives stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its Affiliates, as well as assist in the recruitment and retention of employees and non-employee Directors.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee; and except as limited by Section 5 of the Plan, the employees of such entity or Person described in (i) or (ii) above are eligible to participate in the Plan, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, Performance Share Award, Performance Cash Award, Portfolio Performance Share Award, Total Shareholder Return Unit, Other Stock Unit Award, dividend equivalents with respect to any of the forgoing, if applicable, or any other right, interest or option relating to Shares issued and delivered pursuant to the provisions of the Plan.

(c)	“Award Agreement” shall mean any written or electronic agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company or the Participant.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Cause” shall mean a willful breach of duty in the course of service or employment. No act or failure to act shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company and its Affiliates; provided, however, that to the extent a Participant is also eligible to receive benefits pursuant to any Company plan or individual agreement that provides for separation or severance benefits upon a termination without “cause,” the definition of “cause” in such other plan or agreement shall apply.

(f)	“Change in Control” shall mean the consummation of any of the following events: (i) at any time during the initial twelve-month period following the Effective Date and each successive twelve-month period thereafter, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors as of the Effective Date, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors, provided that any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company shall not qualify as a “Continuing Director”); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder), shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 30% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing more than 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

(g)	“Change in Control Price” means, with respect to a Share, the closing price of such Share reported on the New York Stock Exchange Composite Tape on the date of a Change in Control or Change in Control Event, or if no such price is reported for that date, the closing price on the next preceding date for which such price was reported. To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

v

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i)	“Committee” shall mean the Compensation Committee of the Board or such other persons or committee to whom it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

(j)	“Company” shall mean Pfizer Inc., a Delaware corporation.

(k)	“Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l)	“Director” or “Non-Employee Director” shall mean a member of the Board.

(m)	“Effective Date” shall mean the date the Plan was last approved by the stockholders of the Company.

(n)	“Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)	“Executive Leadership Team” shall mean the Chief Executive Officer of the Company and the group of executive officers of the Company whose positions report directly to the Chief Executive Officer (or individuals designated as members of this group by the Chief Executive Officer), or any successor to such group.

(q)	“Fair Market Value” shall mean, with respect to Shares, as of any date, the closing price for the Shares as reported on the New York Stock Exchange for that date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported, unless otherwise determined by the Committee. For purposes of achieving an exemption from Section 409A in the case of affected Participants governed by Section 409A, Fair Market Value of the Shares shall be determined in a manner consistent with Section 409A and any applicable regulations.

(r)	“Grant Date” shall mean the date on which an Award is granted.

(s)	“Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t)	“Key Employee” means an Employee treated as a “specified employee” as of his or her Separation from Service under Code Section 409A(a)(2)(B)(i), i.e., a key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of the Company or its Affiliates if the Company’s stock is publicly traded on an established securities market or otherwise. Key Employees shall be determined under rules adopted by the Company in accordance with Section 409A. Notwithstanding the foregoing, the Committee may, under the alternative permissible methods allowable under Section 409A, adopt an alternative identification and effective date for purposes of determining which employees are Key Employees.

(u)	“Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(v)	“Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(w)	“Other Stock Unit Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10.

(x)	“Participant” shall mean an Employee or a Non-Employee Director who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.

(y)	“Performance Award” shall mean any Award (which shall include Performance Shares, Portfolio Performance Shares or Performance Cash) granted pursuant to Section 9, containing performance goals to be achieved as established by the Committee.

(z)	“Performance Cash” shall mean any grant pursuant to Section 9 of a cash-denominated award, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or earlier (but no later than ninety (90) days after the commencement of the Performance Period).

(aa)	“Performance Period” shall mean a period of not less than one year, as established by the Committee at the time any Performance Award is granted or at any time thereafter, during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb)	“Performance-Related Termination” shall mean a Participant’s termination of employment because he or she does not meet the performance or other essential requirements of his or her job.

(cc)	“Performance Share” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or earlier (but no later than ninety (90) days after the commencement of the Performance Period).

(dd)	“Performance Share Award” or “PSA” shall mean an award of a Performance Share under Section 9.

(ee)	“Portfolio Performance Share” or “PPS” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or earlier (but no later than ninety (90) days after the commencement of the Performance Period).

(ff)	“Portfolio Performance Share Awards” shall mean an award of Portfolio Performance Shares under Section 9.

(gg)	“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(hh)	“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ii)	“Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

(jj)	“Restricted Stock Unit” or “RSU” shall mean any unit representing a Share with such restrictions as the Committee, in its sole discretion, may impose (including any restrictions or requirements in connection with Section 162(m) of the Code), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, and which shall have the right to receive dividend equivalent units as determined by the Committee.

(kk)	“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under Section 8.

(ll)	“Restriction Period” shall mean the period of time as specified by the Committee, before Restricted Shares, Restricted Stock Units or Other Stock Unit Awards become non-forfeitable and issuable to a Participant within the meaning of Sections 8 and 10.

(mm)	“Section 409A” shall mean Section 409A of the Code and the regulations and other guidance issued thereunder by the U.S. Treasury or Internal Revenue Service.

(nn)	“Retirement” shall mean having attained a minimum age of 55 and a minimum of 10 years of service at the time of a Participant’s separation from the Company, unless determined otherwise by the Committee, and which shall also constitute a Separation from Service.

(oo)	“Separation from Service” means a “separation from service” within the meaning of Section 409A.

(pp)	“Shares” shall mean the shares of common stock of the Company.

(qq)	“Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right on the Grant Date, or if granted in connection with an outstanding Option on the Grant Date of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such Grant Date of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(rr)	“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

(ss)	“Total and Permanent Disability” shall mean total and permanent disability as determined in accordance with rules established by the Committee, and in compliance with Section 409A.

(tt)	“Total Shareholder Return Unit” or “TSRU” shall mean any right granted to a Participant pursuant to Section 7 to receive the excess of (i) the Fair Market Value of one Share on the date of the settlement pursuant to the terms of the grant, over (ii) the grant price of the right on the Grant Date, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such Grant Date of the right. Such Total Shareholder Return Unit may or may not accumulate dividend equivalent units, at the Committee’s discretion. Any payment by the Company in respect of such right may be made in cash or Shares as the Committee, in its sole discretion, shall determine. Except with respect to the right to exercise and the accumulation of dividend equivalent units, for all purposes of this Plan, TSRUs shall be treated the same as Stock Appreciation Rights.

(uu)	“Total Shareholder Return Unit Award” shall mean an award of Total Shareholder Return Units under Section 7.

SECTION 3. Administration.

(a)	The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or cancelled or suspended, consistent with the terms of the Plan; (f) determine whether, to what extent, and under what circumstances shares or cash paid to or gain realized by the Participant based on an Award shall be returned to the Company, consistent with the terms of the Plan; (g) determine whether, to what extent, and under what circumstances a Participant may be ineligible to retain an Award; (h) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant, consistent with the terms of the Plan; (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (j) establish such rules, regulations and sub-plans and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (k) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan; provided, however, that in no event shall an employee of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) members of the Executive Leadership Team with respect to Awards intended to constitute “performance-based compensation” in accordance with Section 162(m) of the Code; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation. At all times, the delegatee appointed under this Section 3 shall serve in such capacity at the pleasure of the Committee. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grants made hereunder. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons.

(b)	Except as provided in Section 12, the Committee shall be authorized to make adjustments in performance criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its sole discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate. The Committee, in its sole discretion, may, consistent with the Plan, design any Award to satisfy specific requirements of obtaining a tax, regulatory or accounting benefit or to avoid any adverse tax, regulatory or accounting result, provided, however, that the Company makes no representation that any Award will satisfy any such particular requirement or achieve any particular result, does not covenant to maintain any particular tax, regulatory or accounting status, and the failure of any Award to satisfy any such requirement or achieve a particular result shall not create any liability to any Participant or beneficiary. The Committee and each member thereof, shall be indemnified and held harmless to the fullest extent permitted by law for any and all actions taken pursuant to, and in accordance with the terms of the Plan.

SECTION 4. Shares Subject to the Plan.

(a)	Subject to adjustment as provided in Section 4(c), a total of five hundred twenty million (520,000,000) Shares shall be authorized for grant pursuant to Awards under the Plan, plus any shares remaining available for grant under the 2004 Stock Plan, as amended and restated, (the “Prior Plan”) as of the Effective Date, provided that no more than five hundred twenty million (520,000,000) Shares may be granted as Incentive Stock Options. Any Shares granted in connection with Options, TSRUs and Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Option, TSRU or Stock Appreciation Right awarded. Any Shares granted in connection with Awards other than Options, TSRUs and Stock Appreciation Rights shall be counted against this limit as three (3) Shares for every one (1) Share granted in connection with such Award or by which the Award is valued by reference. No Participant under this Plan shall be granted Options, TSRUs, Stock Appreciation Rights or other Awards (counted, as described above, as three (3) Shares awarded for every one Share issued in connection with such Award or by which the Award is valued by reference) in any consecutive 36-month period covering more than twenty million (20,000,000) Shares. The grant limit under the preceding sentence shall apply to an Award other than an Option, TSRU or Stock Appreciation Right only if the Award is intended to be “performance-based” as that term is used in Section 162(m) of the Code. No Participant under this Plan shall be paid a Performance Cash Award in any calendar year in an amount in excess of twenty million dollars ($20,000,000). The limit under the preceding sentence shall apply to a Performance Cash Award only if it is intended to be “performance-based” as that term is used in Section 162(m) of the Code. No Award will be granted to any Participant who owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code.

(b)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)	In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, spilt-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code. Moreover, notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 4(c) may not be made in a manner that would result in the grant of a new Option, TSRU or Stock Appreciation Right under Section 409A, unless the Committee specifically determines that such adjustment is desirable and will not cause the modified award to create adverse tax consequences under Section 409A.

(d)	Any Shares subject to Awards, or awards under the Prior Plan that are outstanding on the Effective Date, that terminate, expire, or are forfeited, cancelled or settled in cash, either in whole or in part, may be used for the further grant of Awards to the extent of such termination, forfeiture, cancellation or settlement. Any Shares that again become available for future grants pursuant to the preceding sentence shall be added back as one (1) Share if such Shares were subject to Options, TSRUs or Stock Appreciation Rights or options, TSRUs or stock appreciation rights under the Prior Plan and as three (3) Shares if such Shares were subject to Awards other than Options, TSRUs or Stock Appreciation Rights or awards other than options, TSRUs or stock appreciation rights under the Prior Plan. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such assumed or Substitute Award shall not reduce the number of Shares authorized for grant in Section 4(a) above. Notwithstanding the foregoing, Shares subject to an Award under the Plan or an award under the Prior Plan that is outstanding on the Effective Date, may not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares that were subject to a stock-settled Stock Appreciation Right or TSRUs, or a stock-settled stock appreciation right or TSRU under the Prior Plan, and were not issued upon the net settlement or net exercise thereof; (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option or an option under the Prior Plan; (iii) Shares delivered to or withheld by the Company to pay the withholding taxes relating to an Award or an award under the Prior Plan; or (iv) Shares repurchased on the open market with the proceeds of an Option exercise or the exercise of an option under the Prior Plan.

SECTION 5. Eligibility.

Any Employee or Non-Employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or Affiliate, within the meaning of Section 422 of the Code. Notwithstanding any provision in this Plan to the contrary, the Non-Employee Directors, including a designated committee of the Board composed solely of Non-Employee Directors, shall have the authority, in their sole and absolute discretion, to select Non-Employee Directors as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Non-Employee Directors shall set the terms of any such Awards in their sole and absolute discretion, and the Non-Employee Directors shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees; provided, however, that no Non-Employee Directors under this Plan shall be granted Awards in any consecutive 12-month period having a value of more than five hundred thousand dollars ($500,000).

SECTION 6. Stock Options.

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a)	Option Price. Other than in connection with Substitute Awards, the exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b)	Number of Shares. The Option shall state the number of Shares covered thereby.

(c)	Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an Option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee, or in the event of the optionee’s Total and Permanent Disability, an Option shall be deemed exercised by a person having a legally binding power of attorney for the optionee, in each case upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the exercise price or other methods of satisfying the exercise price as approved by the Committee and in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable. Notwithstanding the above, and unless the Committee determines otherwise, in the event that the Option is not exercised by the last day on which it is exercisable, and the exercise price per Share is below the Fair Market Value of a Share on such date in an amount determined by the Committee or its delegate, the Option shall be deemed exercised on such date, with a spread equal to the Fair Market Value of the Shares on such date minus the exercise price, and the resulting proceeds net of the exercise price, any required tax withholding and any applicable costs shall be paid to the optionee or the optionee’s legal representative.

(d)	Term of Option. The Committee shall determine the term of each Option, except that the period for Incentive Stock Options shall not exceed ten years from the Grant Date. A Nonqualified Stock Option may be exercisable for a period of up to ten years so as to conform with or take advantage of governmental requirements, statutes or regulations, but in no event longer than the Option’s term.

(e)	First Exercisable Date. Except in the case of death, Total and Permanent Disability, Change in Control or an involuntary termination without Cause that is not a Performance-Related Termination, no Option may be exercised during the first year of its term or such longer period as may be specified in the Option.

(f)	Termination of Option. All Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(g)	Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Option in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(h)	Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

x

(i)	Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued thereunder with respect to Incentive Stock Options.

(j)	Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A. Nevertheless, the Company does not represent, covenant or guarantee that any particular Award made under the Plan will qualify for favorable tax treatment (e.g., as in Incentive Stock Options) or will avoid unfavorable tax consequences to the Participant (e.g., Section 409A penalties).

SECTION 7. Stock Appreciation Rights and Total Shareholder Return Units.

(a)	Grant of a Stock Appreciation Right or Total Shareholder Return Unit (TSRU). Stock Appreciation Rights or TSRUs may be granted hereunder to any Participant, either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights or TSRUs need not be the same with respect to each recipient. Any Stock Appreciation Right or TSRU related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right or TSRU related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right or TSRU related to any Option, the Stock Appreciation Right or TSRU or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right or TSRU granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right or TSRU. Any Option related to any Stock Appreciation Right or TSRU shall no longer be exercisable to the extent the related Stock Appreciation Right or TSRU has been exercised or settled, as applicable.

(b)	Terms. The Committee may impose such terms and conditions or restrictions on the exercise of any Stock Appreciation Right or TSRU, as it shall deem advisable or appropriate; provided that a Stock Appreciation Right or TSRU shall not have an exercise price less than Fair Market Value of a Share on the Grant Date other than in connection with Substitute Awards, or a term of greater than ten years. Notwithstanding the above, and unless the Committee determines otherwise, in the event that the Stock Appreciation Right is not exercised or settled by the last day on which it is exercisable, and the exercise price per share of such Stock Appreciation Right is below the Fair Market Value of a Share on such date in an amount to be determined by the Committee or its delegate, the Stock Appreciation Right shall be deemed exercised on such date, with a spread equal to the Fair Market Value of the Shares on such date minus the exercise price, and the resulting proceeds net of any required tax withholding and any applicable costs shall be paid to the Participant or the Participant’s legal representative.

(c)	Termination of Employment. Except as otherwise set forth in the Plan, the terms relating to the treatment of an outstanding Stock Appreciation Right or TSRU in the event of the Participant’s termination of employment shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(d)	Section 409A. Stock Appreciation Rights or TSRUs may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Stock Appreciation Right or TSRU will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Stock Appreciation Right or TSRU to Section 409A. In the event Stock Appreciation Rights or TSRUs are granted to be so subject to Section 409A, then the Stock Appreciation Right or TSRU shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 8. Restricted Stock and Restricted Stock Units.

(a)	Grant of Restricted Stock or Restricted Stock Unit. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to restrictions imposed by the Committee at the time of grant for the Restriction Period. Restricted Stock Awards or Restricted Stock Unit Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Award of Restricted Stock or a Restricted Stock Unit shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Notwithstanding the above, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan (other than as

Awards of Options, TSRUs or Stock Appreciation Rights) may contain no restrictions or be subject to a Restriction Period of less than three (3) years. Dividend equivalents and dividend equivalent units can be earned with respect to the Restricted Stock Unit Awards at the discretion of the Committee. Dividend equivalents or dividend equivalent units that can be earned on Restricted Stock Unit Awards conditioned upon the achievement of one or more performance measures shall only become payable if and to the extent the performance goals with respect to the underlying Restricted Stock Unit Award are achieved.

(b)	Termination of Employment. Unless determined otherwise by the Committee at the time of grant, the following provisions shall apply upon a termination of employment. Except in the event of a termination of employment due to death, Retirement, Total and Permanent Disability, Change in Control or an involuntary termination without Cause that is not a Performance-Related Termination, Restricted Stock Awards or Restricted Stock Unit Awards shall have a Restriction Period of not less than three (3) years from the Grant Date, which may include pro-rata lapsing of restrictions thereon. Except as otherwise set forth in the Plan, additional terms relating to the treatment of an outstanding Restricted Stock Award or Restricted Stock Unit Award in the event of the Participant’s termination of employment, shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c)	Section 162(m). The Committee may designate whether any Restricted Stock Award or Restricted Stock Unit Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. Except for Restricted Stock Unit Awards which are subject to the satisfaction of performance goals in accordance with Section 162(m) of the Code, any outstanding Restricted Stock Unit Awards that are scheduled to be settled or otherwise paid to a Participant during a taxable year in which such Participant is in a position at the Company, other than the position of Chief Financial Officer, having a pay grade of level 36 or higher, or an equivalent pay grade if the Company’s pay grade system is modified by the Company, shall automatically be deferred into the Pfizer Inc. Deferred Compensation Plan, as may be amended or restated from time to time, in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A until the Participant’s Separation from Service.

(d)	Registration. Any Restricted Stock or Restricted Stock Unit issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock or Restricted Stock Units awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(e)	Section 409A. Restricted Stock Awards or Restricted Stock Unit Awards may be granted hereunder by the Committee either (i) in a manner consistent with Section 409A such that the Restricted Stock Award or Restricted Stock Unit Awards will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Restricted Stock Award or Restricted Stock Unit Awards to Section 409A. In the event Restricted Stock Awards or Restricted Stock Unit Awards are granted to be subject to Section 409A, then the Restricted Stock Awards or Restricted Stock Unit Awards shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified and set forth by the Committee in an Award Agreement at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 9. Performance Awards, Performance Share Awards, and Portfolio Performance Shares.

(a)	Grant of Performance Awards. Performance Awards (which can include Performance Share Awards, Portfolio Performance Share Awards and Performance Cash Awards) may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards will be paid in a lump sum prior to the 15th day of the third month of the year immediately following the year in which the close of the Performance Period occurs in accordance with the applicable short-term deferral exception provisions of Section 409A, or, in accordance with procedures established by the Committee and the applicable provisions of Section 409A, on a deferred basis pursuant to Section 15 hereof, if applicable. All Performance Awards must satisfy the definition of “performance-based compensation” of Treasury Regulation Section 1.409A-1(e), but the

Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. Dividends and or dividend equivalents that can be earned with respect to Performance Awards shall only become payable if and to the extent the performance goals with respect to the underlying Performance Awards are achieved.

(b)	Termination of Employment. Except as otherwise set forth herein, the terms relating to the treatment of an outstanding Performance Award in the event of the Participant’s termination of employment, shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c)	Section 409A. Except in the event of a Change in Control or Change in Control Event described in Section 11, in the event Performance Awards are subject to Section 409A, then the Performance Award shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, in accordance with rules established by the Committee at the time of grant, and shall otherwise be granted, administered, settled and paid in accordance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 10. Other Stock Unit Awards.

(a)	Stock and Administration. Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom and the time or times at which such Awards shall be made, the number of Shares to be issued or delivered pursuant to such Awards, and all other conditions of the Awards. Any Other Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Notwithstanding the above, Awards covering up to five (5) percent of the total number of Shares that may be issued or delivered under the Plan (other than as Awards of Options, TSRUs or Stock Appreciation Rights) may contain no restrictions or be subject to a Restriction Period of less than three (3) years.

(b)	Termination of Employment. Unless determined otherwise by the Committee at the time of grant, the following provisions shall apply upon a termination of employment. Except in the event of a termination of employment due to death, Retirement, Total and Permanent Disability, Change in Control or an involuntary termination without Cause that is not a Performance-Related Termination, Other Stock Unit Awards shall have a Restriction Period of not less than three (3) years, which may include pro-rata lapsing of restrictions thereon. Except as otherwise set forth herein, additional terms relating to the treatment of an outstanding Other Stock Unit Award in the event of the Participant’s termination of employment, shall be determined by the Committee at the time of grant and shall be set forth in the applicable Award Agreement.

(c)	Other Provisions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(d)	Section 409A. Other Stock Unit Awards may be granted hereunder by the Committee (i) in a manner consistent with Section 409A such that the Other Stock Unit Awards will not provide for a deferral of compensation under Section 409A, or (ii) in a manner that is intended from grant to subject the Other Stock Unit Award to Section 409A. In the event Other Stock Unit Awards are granted to be subject to Section 409A, then the Other Stock Unit Awards shall be settled and paid in a single lump sum (i) as of a specified date, (ii) upon the Participant’s Separation from Service, or (iii) the earlier of (i) or (ii) hereof, as specified by the Committee at the time of grant or otherwise in a fashion which is compliant with Section 409A, and shall otherwise be granted, administered, settled and paid in compliance with Section 409A. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

(e)	Section 162(m). The Committee may designate whether any Other Stock Unit Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such awards designated to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 12. Dividend equivalents and dividend equivalent units that can be earned on Other Stock Unit Awards conditioned upon the achievement of one or more performance measures shall only become payable if and to the extent the performance goals with respect to the underlying Other Stock Unit Award are achieved. Except for Other Stock Unit Awards which are subject to the satisfaction of performance goals in accordance with Section 162(m) of the Code, any outstanding Other Stock Unit Awards that are scheduled to be settled or otherwise paid to a Participant during a taxable year in which such Participant is in a position at the Company having a pay grade of level 36 or higher, or an equivalent pay grade if the Company’s pay grade system is modified by the Company shall automatically be deferred into the Pfizer Inc. Deferred Compensation Plan, as may be amended and or restated from time to time, in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A until the Participant’s Separation from Service. Notwithstanding the foregoing, any such settlement and payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

SECTION 11. Change in Control Provisions.

(a)	Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated by the Company without Cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control, and provided that, with respect to any Awards that are considered deferred compensation under Section 409A, the Participant’s involuntary termination of employment or service also constitutes a Separation from Service:

(i)	notwithstanding a provision in any Award Agreement to the contrary, any Options, TSRUs and Stock Appreciation Rights outstanding and which are not then exercisable or vested shall upon such involuntary termination fully vest and for Options, TSRUs and Stock Appreciation Rights, become exercisable for their full term or settled in accordance with the terms of grant as applicable, and shall remain in effect for the respective terms of such Award as set forth in the applicable Award Agreement notwithstanding such involuntary termination;

(ii)	any vested Options, TSRUs and Stock Appreciation Rights outstanding shall upon such involuntary termination remain in effect and be exercisable for the respective terms of such Award or settled as applicable, as set forth in the applicable Award Agreement notwithstanding such involuntary termination;

(iii)	the restrictions and deferral limitations applicable to any Restricted Stock or Restricted Stock Unit shall upon such involuntary termination lapse, and such Restricted Stock and Restricted Stock Unit shall immediately become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant;

(iv)	subject to Section 11(a)(vi) hereof, all Performance Awards, Performance Share Awards, Performance Cash Awards and Portfolio Performance Share Awards shall upon such involuntary termination be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Awards shall be immediately settled and paid upon the Participant’s Separation from Service;

(v)	the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall upon such involuntary termination immediately lapse, and any such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant; and

(vi)	notwithstanding any other provision of this Section 11(a), the proceeds, from exercise, settlement or otherwise, of any Options, Stock Appreciation Rights, TSRUs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Awards, Portfolio Performance Share Awards or Other Stock Unit Awards that are considered deferred compensation under Section 409A shall be paid (and if not exercised or settled prior to the date of the Participant’s Separation from Service, shall be deemed exercised and settled and paid) upon the Participant’s Separation from Service (and the Participant shall have no discretion to choose the date of payment); provided, however, that any such payment may not be made to a Key Employee upon a Separation from Service before the date which is 6 months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee).

(b)	Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control, or, with respect to Options, TSRUs, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Performance Share Awards, Performance Cash Awards, Portfolio Performance Awards or Other Stock Unit Awards that are considered deferred compensation under Section 409A, in the event of a Change in Control that is also a “Change in Control Event” described in Section 409A(a)(2)(A)(v) or otherwise under Section 409A, (i) the Committee or Board may, in its discretion, provide in the terms of the Award that is intended to be exempt from Section 409A, that such Awards shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the

Change in Control (and the Participant shall have no discretion to choose the date of payment) in an amount equal to the amount by which the Fair Market Value per Share on the date of the payment exceeds the purchase price per Share under the Option, TSRU or Stock Appreciation Right, if any, multiplied by the number of Shares issued and delivered under the Option, TSRU or Stock Appreciation Right, or in an amount equal to the Fair Market Value per Share on the date of the payment for the Restricted Stock, Restricted Stock Unit, Performance Award, Performance Share Awards, Portfolio Performance Awards or Other Stock Unit Award, or (ii) the Committee or Board may, in its discretion, provide in the terms of an Award that is deferred compensation under Section 409A, that such Awards shall, upon the occurrence of a Change in Control Event, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control Event (and the Participant shall have no discretion to choose the date of payment) in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option, TSRU or Stock Appreciation Right, if any, multiplied by the number of Shares issued and delivered under the Option, TSRU or Stock Appreciation Right (including any dividend equivalent units if applicable), or in an amount equal to the Change in Control Price per Share for the Restricted Stock, Restricted Stock Unit, Performance Awards, Performance Share Awards, Portfolio Performance Awards or Other Stock Unit Award.

(c)	Notwithstanding the above, if the Change in Control is the result of a transaction pursuant to Section 2(f)(iii) and the surviving entity does not assume, substitute or replace Awards, such Awards shall become fully vested and immediately exercisable or transferable to the full extent of the original grant upon the Change in Control and shall be distributed, settled or paid in full within 60 days of the Change in Control as provided in Section 11(b) above with respect to each Award that is intended to be exempt from Section 409A, and each Award that is considered deferred compensation under Section 409A, respectively.

SECTION 12. Code Section 162(m) Provisions.

(a)	Notwithstanding any other provision of the Plan, if the Committee determines at the time a Performance Award, a Performance Share Award, a Performance Cash Award, a Restricted Stock Award, a Restricted Stock Unit Award or an Other Stock Unit Award is granted to a Participant who is then a member of the Executive Leadership Team that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)	If a Performance Award, Performance Share Award, Performance Cash Award, Restricted Stock Award, Restricted Stock Unit Award or Other Stock Unit Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (i) shareholder return; (ii) total shareholder return; (iii) cost targets or reductions, savings, productivity or efficiencies; (iv) operating income, income before or after taxes, net income, or adjusted net income; (v) earnings per share, adjusted earnings per share, earnings before or after taxes, earnings before or after interest, depreciation and/or amortization (“EBITDA”), adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (vi) operating profit or margins or operating expenses, (vii) working capital measures; (viii) return on assets (gross or net), return on equity or return on invested capital; (ix) cash flow measures; (x) market share; (xi) revenues; (xii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xiii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions and any combination of, or a specified increase in, any of the foregoing; or (xiv) economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of any or a specific percentage increase or decrease in the particular criteria. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)	In setting performance goals, the Committee may provide in any such Award Agreement that resulting from the following items shall be included or excluded: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) charges for any reorganization and restructuring programs; (v) extraordinary, unusual or infrequent charges or losses as described in Accounting Standards Codification 225-20-20 Presentation—Income Statement—Glossary or elements of adjusted income in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) the impact of acquisitions or divestitures; (vii) foreign exchange gains and losses and (viii) gains or losses on asset sales. To the extent such inclusions or exclusions affect Awards to a Covered Employee, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

(d)	Notwithstanding any provision of the Plan other than Section 11, with respect to any Performance Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or Total and Permanent Disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Code.

(e)	The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 13. Amendments and Termination.

(a)	The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock present or represented by proxy and entitled to vote at a meeting of the Company’s stockholders with respect to any alteration or amendment to the Plan which increases the maximum number of Shares which may be issued under the Plan or the number of Shares which may be issued to any one Participant, extends the term of the Plan or Awards granted thereunder, changes the eligibility criteria in Section 5, or reduces the exercise price below what is now provided for in the Plan. In addition, notwithstanding the above, any termination of the Plan shall comply with Section 409A to the extent necessary in order to avoid adverse tax consequences to Participants under Section 409A.

(b)	The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(c)	The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent, (b) except for adjustments made pursuant to Section 4(c) or in connection with a Change in Control, reduce the exercise price of outstanding Options or TSRUs or Stock Appreciation Rights or cancel or amend outstanding Options or TSRUs or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or TSRUs or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or TSRUs or Stock Appreciation Rights or cancel or amend outstanding Options or TSRUs or Stock Appreciation Rights with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options or TSRUs or Stock Appreciation Rights for cash or any other Awards without stockholder approval or (c) cause any Award intended to be exempt from Section 409A to become subject to Section 409A. Notwithstanding the foregoing, the Committee may amend the terms of any award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Participant. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

SECTION 14. Dividends.

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Provided, however, that dividends and or dividend equivalents that can be earned with respect to an Award, shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon the achievement of performance goals or time. Provided further, however, that if the receipt of any such dividend equivalents granted with respect to Options, TSRUs, Restricted Stock, Other Stock Unit Awards and Stock Appreciation Rights is contingent upon the exercise of the Options or TSRUs or Stock Appreciation Right, or the vesting of the Restricted Stock or Other Stock Unit Awards, then the Options, Restricted Stock, Other Stock Unit Awards, or Stock Appreciation Rights shall be granted and administered in accordance with all applicable provisions of Section 409A.

SECTION 15. Deferral of Awards Under The Company’s Deferred Compensation Plan.

Except as otherwise provided in this Plan, the Committee may provide upon the granting of an Award hereunder, other than an Award that is intended to be a stock right which does not constitute a deferral of compensation within the meaning of Treasury Regulations Section 1.409A-1(a)(5) so that it is subject to the requirement that it not include any feature for the deferral of compensation until an event enumerated in such provision, that it is eligible to be deferred under, and pursuant to the terms and conditions of, the Pfizer Inc. Deferred Compensation Plan, as may be amended or restated from time to time. Any such deferral shall be in accordance with the terms of such plan and in compliance with the applicable provisions of Section 409A.

SECTION 16. General Provisions.

(a)	An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, other than to a third party for consideration, and may impose conditions and limitations on any permitted transferability.

(b)	No Employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award grant. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c)	No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d)	The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(e)	Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without Cause.

(f)	All Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)	In appropriate circumstances, the Committee in its sole discretion may determine that an Award shall be cancelled, or the shares or cash paid or gain realized from an Award shall be returned to the Company. Additionally, Awards are subject to the Company’s policies on recoupment of gains realized from any Awards as may be in effect from time to time.

(h)	No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(i)	Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(j)	The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan, and/or to withhold from wages or other cash compensation paid to the Participant, the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. Such other actions may include, without limitation, the requirement that the Participant execute a market sale of Shares or other consideration received pursuant to the Award. The Committee shall be authorized to establish procedures for elections by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (in a manner limited so as to avoid adverse accounting treatment for the Company), or by directing the Company to retain Shares (up to the Participant’s minimum statutory required tax withholding rate or other rate in countries outside the U.S. where a minimum statutory rate does not exist) otherwise deliverable in connection with the Award.

(k)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(l)	Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. Without limiting the foregoing, the Company shall have no obligation to issue or deliver Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or any jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel awards pertaining to such Shares, with or without consideration to the affected Participants. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute. The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, in order to cure any potential defects under Section 409A, in a manner deemed appropriate by the Committee in its sole discretion, without the consent of the Participant. Nothing in this Section 16(l) shall be construed as an admission that any of the compensation and/or benefits payable under this Plan constitutes “deferred compensation” subject to Section 409A.

(m)	If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(n)	Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(o)	If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, Total and Permanent Disability or other reason shall not be considered an interruption of employment for any purpose under the Plan; provided, however, that to the extent an Award under this Plan is subject to Section 409A, such absence or leave shall be considered a Separation from Service to the extent provided by Section 409A.

SECTION 17. Term of Plan.

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 13.

SECTION 18. Compliance with Section 16.

With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any

Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.

SECTION 19. Compliance with Section 409A.

The intent of the parties is that payments and benefits under the Plan comply with Section 409A to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a Separation from Service. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A. For any payment under the Plan that constitutes deferred compensation under Section 409A, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Change in Control shall be deemed to have occurred under the Plan with respect to such payment only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Pfizer

FSC
www.fsc.org
MIX
Paper from
responsible sources
FSC® C011438

Working together for a healthier world®

Pfizer Inc.
235 East 42nd Street
New York, NY 10017-5755

(212) 733-2323
www.pfizer.com

©Pfizer 2014. All rights reserved.

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 7:30 a.m., Eastern Daylight Time, on April 24, 2014.

Vote by Internet
		•	Go to www.investorvote.com/PFE
		•	Or scan the QR code with your smartphone
		•	Follow the steps outlined on the secure website
Vote by telephone
	•	Within the USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	•	Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
	•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	The Board of Directors recommends votes “FOR” the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Dennis A. Ausiello	☐	☐	☐	05 - Constance J. Horner	☐	☐	☐	09 - Suzanne Nora Johnson	☐	☐	☐

	02 - W. Don Cornwell	☐	☐	☐	06 - James M. Kilts	☐	☐	☐	10 - Ian C. Read	☐	☐	☐

	03 - Frances D. Fergusson	☐	☐	☐	07 - George A. Lorch	☐	☐	☐	11 - Stephen W. Sanger	☐	☐	☐

	04 - Helen H. Hobbs	☐	☐	☐	08 - Shantanu Narayen	☐	☐	☐	12 - Marc Tessier-Lavigne	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 2, 3 and 4.					The Board of Directors recommends a vote “AGAINST” Proposals 5, 6 and 7.
		For	Against	Abstain			For	Against	Abstain
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2014	☐	☐	☐	5.	Shareholder proposal regarding approval of political contributions policy	☐	☐	☐

3.	Advisory approval of executive compensation	☐	☐	☐	6.	Shareholder proposal regarding lobbying activities	☐	☐	☐

4.	Approval of Pfizer Inc. 2014 stock plan	☐	☐	☐	7.	Shareholder proposal regarding action by written consent	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear(s) hereon. All joint owners must sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

1 U P X

002CSP0055	01RUUH

Admission Ticket
2014 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 24, 2014
8:30 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week, until 7:30 a.m., Eastern Daylight Time, on April 24, 2014. For savings plan participants please see information and deadline below.

(If you vote on the Internet or by telephone, you do not need to mail your proxy card.)

Receive Future Proxy Materials Electronically

Help us make a positive difference to our environment by eliminating paper proxy mailings. With your consent, we will send all future proxy materials to you by email, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.computershare-na.com/green and follow the prompts.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2014 Annual Meeting of Shareholders
Proxy Solicited by the Board of Directors of Pfizer Inc.

The undersigned appoints Ian C. Read, Douglas M. Lankler and Atiba D. Adams and each of them as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 26, 2014, at the Annual Meeting of Shareholders to be held on April 24, 2014 at 8:30 a.m., Eastern Daylight Time, at the Hilton Short Hills Hotel, 41 John F. Kennedy Parkway, Short Hills, New Jersey 07078, or any adjournment or postponement.

If you, the undersigned, are a company employee or retiree, this card will also be used to provide voting instructions to the Trustee for any shares of common stock of Pfizer Inc. held in the Pfizer Savings Plan, or any other employee benefit plan or trust on the record date, as set forth in the Notice of 2014 Annual Meeting and Proxy Statement. The Trustee will vote the shares in accordance with your instructions, subject to the terms of the applicable plan(s) and/or trust(s). In some cases, the Trustee may vote the shares held for you even if you do not direct the Trustee how to vote. In these cases, the Trustee will vote any shares for which the Trustee does not receive instructions in the same proportion as the Trustee votes the shares for which the Trustee does receive instructions, unless otherwise required by the Employee Retirement Income Security Act or the applicable plan(s) and/or trust(s). The voting deadline for plan participants is 10:00 a.m., Eastern Daylight Time, on April 22, 2014.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) “FOR” PROPOSALS 1, 2, 3 AND 4, AND “AGAINST” PROPOSALS 5, 6 AND 7 AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS PROPERLY COMES BEFORE THE MEETING.

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE AND SIGN SECTION B ON THE REVERSE SIDE.

Vote by Internet
• Go to www.investorvote.com/PFE
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Annual Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the
2014 Annual Meeting of Pfizer Inc. Shareholders to be held on April 24, 2014

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet or by mail. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. These materials are available at:

www.investorvote.com/PFE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/PFE.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 14, 2014 to facilitate timely delivery.

01RUWF

Annual Meeting Notice & Admission Ticket

2014 Annual Meeting of Pfizer Inc. Shareholders

Thursday, April 24, 2014
8:30 a.m., Eastern Daylight Time
Hilton Short Hills Hotel
41 John F. Kennedy Parkway
Short Hills, New Jersey 07078

Shareholders will be admitted to the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time. If you wish to attend, please plan to arrive early since seating will be limited. For directions, contact the Hilton Short Hills Hotel at +1 (973) 379-0100.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

The proposals to be voted on at the meeting, and the recommendations of the Board of Directors, are listed below.

The Board of Directors recommends a vote “FOR” the following proposals:

1.	Election of Directors:
Dennis A. Ausiello, W. Don Cornwell, Frances D. Fergusson, Helen H. Hobbs, Constance J. Horner, James M. Kilts, George A. Lorch, Shantanu Narayen, Suzanne Nora Johnson, Ian C. Read, Stephen W. Sanger, Marc Tessier-Lavigne
2.	Ratify the selection of KPMG LLP as independent registered public accounting firm for 2014
3.	Advisory approval of executive compensation
4.	Approval of Pfizer Inc. 2014 stock plan

The Board of Directors recommends a vote “AGAINST” the following proposals:
5.	Shareholder proposal regarding approval of political contributions policy
6.	Shareholder proposal regarding lobbying activities
7.	Shareholder proposal regarding action by written consent

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ Internet – Go to www.investorvote.com/PFE and follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ Telephone – Call at 1-866-641-4276 or 1-781-575-4581 for outside the USA, US territories and Canada and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive paper copies for future meetings.

→ Email – Send an email to investorvote@computershare.com with “Proxy Materials Pfizer Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of the current meeting materials. You can also state your preference to receive paper copies for future meetings.

To facilitate timely delivery, all requests for paper copies of proxy materials must be received by April 14, 2014.

01RUWF